Exhibit 10.1

Execution Version

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of April 1, 2015

by and among

DIPLOMAT PHARMACY, INC.,
as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,
for itself, as a Lender and Swingline Lender and as Agent for all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

****************************************

GE CAPITAL MARKETS, INC.,
as Lead Arranger and Bookrunner

JPMORGAN CHASE BANK, N.A.
as Co-Syndication Agent

WELLS FARGO BANK, N.A.,
as Co-Syndication Agent

COMERICA BANK,
as Co-Documentation Agent

MUFG UNION BANK,
as Co-Documentation Agent

i

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.1(a)	Term Loan Commitments
Schedule 1.1(b)	Revolving Loan Commitments
Schedule 3.5	Litigation
Schedule 3.7	ERISA
Schedule 3.9	Ownership of Property; Liens
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory, Equipment and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 3.23	Government Contracts
Schedule 3.25	Bonding
Schedule 3.31	Regulatory Matters
Schedule 3.32	Healthcare Matters
Schedule 4.15	Post-Closing Obligations
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations

EXHIBITS

Exhibit 1.1(c)	Form of L/C Request
Exhibit 1.1(d)	Form of Swing Loan Request
Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Borrowing Base Certificate
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(e)	Form of Swingline Note
Exhibit 11.1(f)(1)	Form of Term Note A
Exhibit 11.1(f)(2)	Form of DDTL Note

v

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of April 1, 2015, by and among Diplomat Pharmacy, Inc., a Michigan corporation (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party”, General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), in its capacity as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender (including as Swingline Lender) and such Lenders.

W I T N E S S E T H:

WHEREAS, on July 20, 2012, the Borrower, certain of the Credit Parties, Agent and certain of the Lenders, entered into that certain Credit Agreement (as amended prior to the date hereof, the “Original Credit Agreement”), pursuant to which, among other things, the Borrower obtained a senior secured revolving credit facility as therein provided.

WHEREAS, on June 26, 2014, the Borrower, certain of the Credit Parties, Agent and certain of the Lenders, entered into that certain Amended and Restated Credit Agreement (as amended prior to the date hereof, the “Existing Credit Agreement”), pursuant to which, among other things, Borrower continued the senior secured revolving credit facility set forth in the Original Credit Agreement and increased the amount of such credit facility as therein provided.

WHEREAS, concurrently with the effectiveness of this Agreement and pursuant to the terms of the BioRx Acquisition Agreement, the Borrower shall acquire BioRx, LLC, a Delaware limited liability company (“BioRx”).

WHEREAS, the Borrower has requested that the Agent and the Lenders further amend and restate the Existing Credit Agreement in order to, among other things, provide for a $175,000,000 revolving credit facility, a $120,000,000 term loan and a $25,000,000 delayed draw term loan on the terms and conditions set forth herein and make certain other amendments to the Existing Credit Agreement, and the Agent and Lenders are willing to do so in accordance with the terms and conditions set forth herein and in the other Loan Documents (as defined below).

WHEREAS, the Borrower has agreed that all of its Obligations under the Loan Documents will continue to be secured by a Lien in favor of Agent, for the benefit of Agent and the other Secured Parties, upon substantially all of its existing and after acquired Property.

WHEREAS, subject to the terms hereof, each other Credit Party that is party to the Existing Credit Agreement has agreed that it will continue to guaranty all of the Obligations under the Loan Documents and that all of such Obligations will continue to be secured by a Lien in favor of the Agent, for the benefit of Agent and the other Secured Parties, upon substantially all of its Property; and

WHEREAS, subject to the terms hereof, upon effectiveness of this Agreement, each of BioRx and BioRx Blocker Corp. is willing to guaranty all of the Obligations under the Loan Documents and to grant a Lien in favor of the Agent, for the benefit of Agent and the other Secured Parties, upon substantially all of its Property.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree, and the Existing Credit Agreement is hereby amended and restated in its entirety, as follows:

ARTICLE I.
THE CREDITS

1.1                               Amounts and Terms of Commitments.

(a)                                 The Term Loans.

(i)                                     Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Lender with a Term Loan A Commitment severally and not jointly agrees to lend, to the Borrower on the Closing Date, the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Term Loan A Commitments” (such amount being referred to herein as such Lender’s “Term Loan A Commitment”).  Amounts borrowed under this Section 1.1(a)(i) are referred to as the “Term Loan A.”

(ii)                                  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each DDTL Lender  severally and not jointly agrees to lend to the Borrower from time to time after the Closing Date until the DDTL Commitment Expiration Date on not more than two (2) occasions, the aggregate amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “DDTL Commitment” (such amount being referred to herein as such Lender’s “DDTL Commitment”).  Amounts borrowed under this subsection 1.1(a)(ii) are referred to as a “DDTL.”  The DDTL Commitment of each DDTL Lender shall be reduced by the aggregate amount of DDTLs funded by such DDTL Lender.

Each of the parties hereto hereby agrees that Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all DDTLs, when originally made or thereafter, are included in each Borrowing of outstanding Term Loan A on a pro rata basis.  Without limiting the generality of the foregoing, this may be accomplished by requiring each outstanding Borrowing of Term Loan A that is a LIBOR Rate Loan to be converted into a Borrowing of Term Loan A that is a Base Rate Loan on the date of each such DDTL, or by allocating a portion of each such DDTL to each outstanding Borrowing of Term Loan A that is a LIBOR Rate Loan on a pro rata basis.  Any conversion of LIBOR Rate Loans to Base Rate Loans required by the preceding sentence shall be subject to Section 10.4.  In addition, each scheduled amortization payment under Section 1.8(a) required to be made after the making of any DDTL which (as of the date of such scheduled amortization payment) is of the same Class as Term Loan A shall be ratably increased by the aggregate principal amount of such DDTL for all Lenders on a pro rata basis to the extent necessary, including, to avoid any reduction in the amortization payments to which the Term Loan Lenders are entitled in respect of such DDTL.  To the extent any installment under Section 1.8(a) that is scheduled to be made in respect of Term Loan A on any day shall have been reduced or eliminated due to the application thereto of a prepayment prior to the date on which a DDTL is funded and as of which day is of the same Class as Term Loan A, then notwithstanding the provisions of Section 9.11 hereof to the contrary, Lenders who hold such funded DDTLs on such day shall be entitled to receive the entire  portion of each payment of, or application to, the installment with respect to such funded DDTL scheduled to be made on such day.  For the avoidance of doubt, until such time as Agent exercises such option to treat DDTLs as being of the same Class as Term Loan A, DDTLs shall be deemed to be part of a Class separate from Term Loan A.

(iii)                               Amounts borrowed as a Term Loan which are repaid or prepaid may not be reborrowed.

(b)                                 The Revolving Credit.

(i)                                     Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make in U.S. dollars Loans to the Borrower (each such Loan and each Incremental Revolving Loan (if any), a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Loan Commitments, which Revolving Loan Commitments, as of the Closing Date, are set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitments”; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance.  Subject to the other terms and conditions hereof, amounts borrowed under this Section 1.1(b) may be repaid and reborrowed from time to time.  The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(x)                                 the Borrowing Base (as calculated pursuant to the Borrowing Base Certificate and including applicable Reserves imposed by Agent in its Permitted Discretion) in effect from time to time, or

(y)                                 the Aggregate Revolving Loan Commitment then in effect;

less, in either case, the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans.

(ii)                                  If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then the Borrower shall immediately prepay outstanding Revolving Loans and then cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess in accordance herewith and in a manner satisfactory to the L/C Issuers (other than any excess consisting solely of an Overadvance permitted at such time under Section 1.1(b)(iii)).

(iii)                               If the Borrower requests that Revolving Lenders make, or permit to remain outstanding Revolving Loans in excess of the Borrowing Base (any such excess

Revolving Loan is herein referred to as an “Overadvance”), Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvance; provided, however, that Agent may not cause Revolving Lenders to make, or permit to remain outstanding, (A) aggregate Revolving Loans in excess of the Aggregate Revolving Loan Commitment less the sum of (x) outstanding Swing Loans plus (y) the aggregate amount of Letter of Credit Obligations or (B) an Overadvance in an aggregate amount in excess of 10% of the Aggregate Revolving Loan Commitment.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Overadvance based upon their Commitment Percentage of the Aggregate Revolving Loan Commitment in accordance with the terms of this Agreement regardless of whether the conditions to lending set forth in Section 2.2 have been met.  Furthermore, Required Revolving Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent, and no Overadvances shall remain outstanding for more than 30 days without the written consent of Required Revolving Lenders.  All Overadvances shall constitute Base Rate Loans and shall bear interest at the Base Rate plus the Applicable Margin for Revolving Loans and at the default rate under Section 1.3(c).

(c)                                  Letters of Credit.

(i)                                     Conditions.  On the terms and subject to the conditions contained herein, any Credit Party may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices and for the account of any Credit Party, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A)                               (i) Availability would be less than zero or (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $10,000,000 (the “L/C Sublimit”);

(B)                               the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of Issuance thereof or (iii) is later than seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C)                               (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (iii) such L/C

Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower on behalf of the Credit Parties, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

Furthermore, GE Capital as an L/C Issuer may elect only to Issue Letters of Credit in its own name and an L/C Issuer may only Issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.  For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Revolving Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 9.9 or Section 9.22, (x) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (y) the Revolving Loan Commitments of the other Lenders have been increased in accordance with Section 9.1(a)(i) by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders, or (z) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Revolving Lenders in a manner consistent with Section 1.11(e)(ii).

(ii)                                  Notice of Issuance.  The Borrower shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 2:00 p.m. (New York time) on the third Business Day prior to the date of such requested Issuance.  Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(c) duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”).

(iii)                               Reporting Obligations of L/C Issuers.  Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates:  (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a detailed description of such Issuance, drawing or payment, and Agent shall provide copies of such notices to each Revolving Lender reasonably promptly after receipt thereof; (B) upon the request of Agent (or any Revolving Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to

Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv)                              Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.

(v)                                 Reimbursement Obligations of the Borrower.  The Borrower agrees to pay to the L/C Issuer of any Letter of Credit, or to Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer or from Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below.  In the event that any L/C Reimbursement Obligation is not repaid by the Borrower as provided in this Section 1.1(c)(v) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Agent of such failure (and, upon receipt of such notice, Agent shall notify each Revolving Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(vi)                              Reimbursement Obligations of the Revolving Credit Lenders.

(1)                                 Upon receipt of the notice described in Section 1.1(c)(v) above from Agent, each Revolving Lender shall pay to Agent for the account of such L/C Issuer its Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to Section 1.11(e)(ii)).

(2)                                 By making any payments described in Section 1.1(c)(vi)(1) above (other than during the continuation of an Event of Default under Section 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by Agent for the benefit of such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation.  Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations.  Such participation shall not otherwise be required to be funded.  Following receipt by any L/C Issuer of any payment from any Lender pursuant to this Section 1.1(c)(vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to Agent, for the benefit of such Lender, all amounts received by such L/C Issuer (or to the extent such amounts shall have been received by Agent for the benefit of such

L/C Issuer, Agent shall promptly pay to such Lender all amounts received by Agent for the benefit of such L/C Issuer) with respect to such portion.

(vii)                           Obligations Absolute.  The obligations of the Borrower and the Revolving Lenders pursuant to Sections 1.1(c)(iv), (c)(v) and (c)(vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Revolving Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 1.1(c)(vii), constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Lender hereunder.  No provision hereof shall be deemed to waive or limit the Borrower’s right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.  Nothing herein shall excuse L/C Issuer for liability to the extent such liability has resulted primarily from the gross negligence or willful misconduct of L/C Issuer under the terms of the applicable L/C Reimbursement Agreement as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(d)                                 Swing Loans.

(i)                                     Availability.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender shall make Loans (each a “Swing Loan”) available to the Borrower under the Revolving Loan Commitments from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate principal amount of all Revolving Loans would exceed the Maximum Revolving Loan Balance and (y) during the period commencing on the first Business Day after it receives notice from Agent or the Required Revolving Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived.  Each

Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date.  Within the limits set forth in the first sentence of this Section 1.1(d)(i), amounts of Swing Loans repaid may be reborrowed under this Section 1.1(d)(i).

(ii)                                  Borrowing Procedures.  In order to request a Swing Loan, the Borrower shall give to Agent a notice to be received not later than 2:00 p.m. (New York time) on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(d) or in a writing in any other form acceptable to Agent duly completed (a “Swingline Request”).  In addition, if any Notice of Borrowing of Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swing Loan to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to Agent and, in turn, Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request or Notice of Borrowing.

(iii)                               Refinancing Swing Loans.

(1)                                 The Swingline Lender may at any time (and shall, no less frequently than once each week) forward a demand to Agent (which Agent shall, upon receipt, forward to each Revolving Lender) that each Revolving Lender pay to Agent, for the account of the Swingline Lender, such Revolving Lender’s Commitment Percentage of the outstanding Swing Loans (as such amount may be increased pursuant to Section 1.11(e)(ii)).

(2)                                 Each Revolving Lender shall pay the amount owing by it to Agent for the account of the Swingline Lender on the Business Day following receipt of the notice or demand therefor.  Payments received by Agent after 1:00 p.m. (New York time) may, in Agent’s discretion be deemed received on the next Business Day.  Upon receipt by Agent of such payment (other than during the continuation of any Event of Default under Section 7.1(f) or 7.1(g)), such Revolving Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 7.1(f) or 7.1(g), each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Commitment Percentage of such Swing Loan.  If any payment made by any Revolving Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation.  Such participation shall not be otherwise required to be funded.  Upon receipt by the Swingline Lender of any payment from any Revolving Lender pursuant to this clause (iii) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by the Swingline Lender with respect to such portion.

(iv)                              Obligation to Fund Absolute.  Each Revolving Lender’s obligations pursuant to Section 1.1(d)(iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the Borrower to deliver a Notice of Borrowing (each of which requirements the Revolving Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

(e)                                  Incremental Facilities.

(i)                                     Requests.  The Borrower may, by written notice to Agent (each, an “Incremental Facility Request”), request increases in the Term Loans or additional term loan facilities (each, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”) and/or increases in the Revolving Loan Commitments (each, an “Incremental Revolving Loan Commitment” and the loans thereunder, “Incremental Revolving Loans”; each Incremental Term Loan Commitment and each Incremental Revolving Loan Commitment are each sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”) in Dollars in an aggregate amount not to exceed $40,000,000 for all such Incremental Facilities; provided that the aggregate principal amount of Incremental Revolving Loan Commitments shall not exceed $25,000,000, provided, further, that no commitment of any Lender shall be increased without the consent of such Lender.  Such notice shall set forth (A) the amount of the Incremental Term Loan Commitment or Incremental Revolving Loan Commitment being requested, (B) the date (an “Incremental Effective Date”) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed by Agent, shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (C) if an Incremental Term Loan Commitment, whether the related Incremental Term Loan is to be a LIBOR Rate Loan or a Base Rate Loan (and, if a LIBOR Rate Loan, the Interest Period therefor).

(ii)                                  Conditions.  No Incremental Facility shall become effective under this Section 1.1(e) unless, after giving effect to such Incremental Facility, the Loans to be made thereunder (and assuming, in the case of an Incremental Revolving Loan Commitment, that the entire amount of such Incremental Revolving Loan Commitment is funded), and the application of the proceeds therefrom:

(A)                               no Default or Event of Default shall exist at the time of funding; provided, solely with respect to an Incremental Term Loan the proceeds of which are intended to and shall be used to finance substantially contemporaneously a Permitted Acquisition, the Persons providing such Incremental Term Loan may agree to a “Funds Certain Provision” that does not impose as a condition to funding thereof that no

Default or Event of Default exists at the time the Permitted Acquisition is consummated (other than an Event of Default under Section 7.1(a) hereof), in which event the condition shall be that no Default or Event of Default shall exist on the date on which the definitive acquisition agreement with respect to such Permitted Acquisition is executed and delivered by the parties thereto;

(B)                               as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 4.1, in the case of an Incremental Term Loan or if any Term Loan is otherwise outstanding at the time of funding the Leverage Ratio recomputed on a pro forma basis shall not exceed the maximum Leverage Ratio permitted under Section 6.1 at such time;

(C)                               (i) for the most recent trailing three fiscal month period for which financial statements have been delivered pursuant to Section 4.1, average daily Availability was not less than $20,000,000 and (ii) immediately prior to such funding, Availability is not less than $20,000,000;

(D)                               proceeds of such Incremental Term Loan shall be used solely to finance or refinance the purchase price of, and to pay fees, costs and expenses in connection with, a Permitted Acquisition consummated substantially concurrently with the incurrence thereof or within 30 days prior to the date of incurrence or for other Investments permitted hereunder; and

(E)                                Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the foregoing.

(iii)                               Terms.

(A)                               The final maturity date of any Incremental Term Loan that is a separate Class shall be no earlier than the maturity date of the initial Term Loans and the Weighted Average Life to Maturity of any such Incremental Term Loan shall not be shorter than the Weighted Average Life to Maturity of the initial Term Loans.

(B)                               If the initial all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four-year average life to maturity or the remaining life to maturity), but excluding reasonable and customary arrangement, structuring and underwriting fees with respect to such Incremental Term Loan that are not shared with all lenders of such Incremental Term Loan) applicable to any Incremental Term Loan exceeds by more than 0.50% per annum the corresponding all-in yield (determined on the same basis) applicable to the Revolving Loans, the then outstanding initial Term

Loans, the DDTLs or any outstanding prior Incremental Term Loan or Extended Term Loans (each, an “Existing Facility” and the amount of such excess above 0.50% being referred to herein as the “Yield Differential”), then the Applicable Margin with respect to each Existing Facility, as the case may be, shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Term Loan (it being agreed that to the extent the all-in-yield with respect to such Incremental Term Loan is greater than the all-in-yield of an Existing Facility solely as a result of a higher LIBOR floor, then the increased interest rate applicable to an Existing Facility shall be effected solely by increasing the LIBOR floor applicable thereto).

(C)                               Except with respect to amortization, pricing and final maturity as set forth in this clause (iii), any Incremental Term Loan shall be on terms consistent with the initial Term Loans.

(D)                               Any Incremental Revolving Loans shall be on the same terms (as amended from time to time) (including all-in pricing and maturity date) as, and pursuant to documentation applicable to, the initial Revolving Loans.

(iv)                              Required Amendments.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence of such Incremental Facility and the Loans evidenced thereby, and any joinder agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and the Borrower, to effect the provisions of this Section 1.1(e).  For the avoidance of doubt, this Section 1.1(e) shall supersede any provisions in Section 9.1.  From and after each Incremental Effective Date, the Loans and Commitments established pursuant to this Section 1.1(e) shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents.  The Credit Parties shall take any actions reasonably required by Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments, including compliance with Section 4.13(d).  Each of the parties hereto hereby agrees that Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans which are not separate Classes, when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding Borrowing of Term Loans that are LIBOR Rate Loans to be converted into a Borrowing of Term Loans that are Base Rate Loans on the date of each such Incremental Term Loan, or by allocating a portion of each such Incremental Term Loan to each outstanding Borrowing of Term Loans that are LIBOR Rate Loans on a pro rata basis.  Any conversion of LIBOR Rate Loans to Base Rate Loans required by the preceding sentence shall be subject to Section 10.4.  If any Incremental Term Loan is to be allocated to an existing Interest Period for a Borrowing of LIBOR Rate Loans, then the interest rate thereon for such Interest Period shall be as set forth in the applicable Incremental Term Loan joinder agreement or amendment. In addition, the scheduled amortization payments under Section 1.8(a) required to be made after the making of any Incremental Term Loans which are not separate Classes shall be ratably increased by the aggregate principal amount of such Incremental Term Loans for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Loan Lenders were entitled before such recalculation.  Each of the parties hereto hereby agrees that Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of each Incremental Revolving Loan Commitment, (i) Revolving Loans made under such Incremental Revolving Loan Commitment are included in each Borrowing of outstanding Revolving Loans on a pro rata basis and (ii) the Lender providing each Incremental Revolving Loan Commitment shares ratably in the aggregate principal amount of all outstanding Revolving Loans, Swing Loans and Letter of Credit Obligations.

1.2                               Evidence of Loans; Notes.

(a)                                 The Term Loan A made by each Lender with a Term Loan A Commitment is evidenced by this Agreement and, if requested by such Lender, a Term Note A payable to such Lender in an amount equal to the unpaid balance of the Term Loan A held by such Lender.

(b)                                 The Revolving Loans made by each Revolving Lender shall be evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

(c)                                  Swing Loans made by the Swingline Lender shall be evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.

(d)                                 DDTLs made by each DDTL Lender are evidenced by this Agreement and, if requested by such Lender, a DDTL Note payable to such Lender in an amount equal to the sum of, without duplication, the DDTL Commitment of, plus the unpaid balance of the DDTL held by, such Lender.

1.3                               Interest.

(a)                                 Subject to Sections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made, and all interest which is not paid when due shall bear interest, at a rate per annum equal to LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; provided Swing Loans may not be LIBOR Rate Loans.  Each determination of an interest rate by Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  All computations of fees and interest  (other than interest accruing on Base Rate Loans) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest accruing on Base Rate Loans payable under this Agreement shall be made on the basis of a 365-day year (366 days in the case of a leap year) and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)                                 Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any payment or prepayment of Term Loans in full and Revolving Loans on the Revolving Termination Date.

(c)                                  At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Section 7.1(a), 7.1(f) or 7.1(g) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans and past due interest thereon, if any, from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be).  All such interest shall be payable in cash on demand of Agent or the Required Lenders.

(d)                                 Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

(e)                                  All interest payable pursuant to this Section 1.3 shall be applied in accordance with Section 1.10(a).

1.4                               Loan Accounts; Register.

(a)                                 Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.  Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month.  Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b)                                 Agent, acting as a non-fiduciary agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Term Loans, Revolving Loans, Swing Loans, L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by Agent from the Borrower and its application to the Obligations.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)                                 The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.5                               Procedure for Revolving Credit Borrowing and DDTL Borrowing.

(a)                                 Each Borrowing of a Revolving Loan or DDTL shall be made upon the Borrower’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 2:00 p.m. (New York time) (i) on the date which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan and DDTL Borrowing, (ii) on the date which is three (3) Business Days prior to the requested Borrowing date of each Base Rate Loan in excess of $50,000,000, and (iii) on the date which is one (1) Business Day prior to the requested Borrowing date of each Base Rate Loan equal to or less than $50,000,000.  Such Notice of Borrowing shall specify:

(i)                                     the amount of the Borrowing (which, if a Revolving Loan shall be in an aggregate minimum principal amount of $100,000, and if a DDTL, shall be in an aggregate minimum amount of $10,000,000, or if less, the remaining Aggregate DDTL Commitments);

(ii)                                  the requested Borrowing date, which shall be a Business Day;

(iii)                               whether the Borrowing is to be comprised of (x) Revolving Loans or DDTLs and (y) LIBOR Rate Loans or Base Rate Loans; and

(iv)                              if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(b)                                 Upon receipt of a Notice of Borrowing, Agent will promptly notify each Revolving Lender and DDTL Lender, as applicable, of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c)                                  Unless Agent is otherwise directed in writing by the Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrower by Agent by wire transfer of such amount to the Borrower pursuant to the wire transfer instructions specified on the signature page hereto.

1.6                               Conversion and Continuation Elections.

(a)                                 The Borrower shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Loans or DDTL (other than Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period.  Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $5,000,000.  Any such election must be made by Borrower by 2:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by Borrower in such election.  If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. (New York time) on the third Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period.  The Borrower must make such election by notice to Agent in writing, including by Electronic Transmission.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent.  No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if the conditions to Loans and Letters of Credit in Section 2.2 are not met at the time of such proposed conversion or continuation and Agent or Required

Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof.

(b)                                 Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof.  In addition, Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against Agent.  All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c)                                  Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than seven (7) different Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to an Extension, such number of Interest Periods shall increase by two (2) Interest Periods for each such new Class of Loans so established.

1.7                               Optional Prepayments; Termination of Revolving Loan Commitment.

(a)                                 Optional Prepayments Generally.  The Borrower may, at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice by the Borrower to Agent, prepay the Loans in whole or in part in an amount greater than or equal to $100,000 (other than Revolving Loans and Swing Loans for which prior written notice is not required and for which no minimum shall apply), in each instance, without penalty or premium except as provided in Section 10.4.  Optional partial prepayments of Revolving Loans shall be applied in accordance with Section 1.10(a) (without a corresponding reduction in the Aggregate Revolving Loan Commitment). Optional partial prepayments of Term Loans shall be applied pro rata among each Class of Term Loans based upon the respective outstanding principal balances thereof and, within each Class of Term Loans, in accordance with Section 1.10(a) and then shall, subject to Section 1.10(a), be applied to scheduled installments thereof, if any, as specified by the Borrower in such notice of prepayment; provided that the same order of application shall apply to each Class of Term Loan and, in the absence of such direction, in the manner set forth in Section 1.8(g).

(b)                                 (i)  Termination of Revolving Loan Commitments.  The Borrower may at any time on at least 10 days’ (or such shorter period as is acceptable to Agent) prior written notice to Agent terminate the Aggregate Revolving Commitments in full (but not in part), and the Borrower shall repay to the Lenders in full the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on such date, together with any amounts required pursuant to Section 10.4.

(ii)  Termination of DDTL Commitments.  The Borrower may at any time upon at least ten (10) days’ (or such shorter period as is acceptable to Agent) prior written notice to Agent permanently terminate the Aggregate DDTL Commitment in full (but not in part).

(c)                                  Notices.  Notice of prepayment or commitment termination pursuant to clauses (a) and (b) above shall not thereafter be revocable by the Borrower (unless such notice expressly conditions such prepayment upon consummation of a transaction which is contemplated to result in prepayment of the Loans, in which event such notice may be revocable or conditioned upon such consummation) and Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment or reduction.  The payment amount specified in a notice of prepayment shall be due and payable on the date specified therein.  Together with each prepayment under this Section 1.7, the Borrower shall pay any amounts required pursuant to Section 10.4.

1.8                               Mandatory Prepayments of Loans and Revolving Loan Repayment.

(a)                                 Scheduled Term Loan Payments.  (i) The principal amount of the Term Loans (other than the DDTLs) shall be paid in installments on the dates and in the respective amounts shown below in accordance with Section 1.10(a):

Date of Payment	Amount of Term Loan Payment
July 1, 2015	$1,500,000
October 1, 2015	$1,500,000
January 1, 2016	$1,500,000
April 1, 2016	$1,500,000
July 1, 2016	$1,500,000
October 1, 2016	$1,500,000
January 1, 2017	$1,500,000
April 1, 2017	$1,500,000
July 1, 2017	$2,250,000
October 1, 2017	$2,250,000
January 1, 2018	$2,250,000
April 1, 2018	$2,250,000
July 1, 2018	$2,250,000
October 1, 2018	$2,250,000
January 1, 2019	$2,250,000
April 1, 2019	$2,250,000
July 1, 2019	$3,000,000
October 1, 2019	$3,000,000
January 1, 2020	$3,000,000
April 1, 2020	Entire remaining principal balance of the Term Loan A

The final scheduled installment of Term Loan A shall, in any event, be in an amount equal to the entire remaining principal balance of such Term Loan.

(ii)                                  Scheduled DDTL Loan Payments.  The principal amount of DDTLs shall be paid in quarterly installments, commencing on the first day of the first calendar quarter after the date that the first DDTL is funded hereunder, and continuing on the first day of each calendar quarter thereafter in accordance with Section 1.10(a).  Each such installment shall be in an amount equal to the percentage set forth below of the aggregate amount of DDTLs which have been funded hereunder:

Date of Payment	Amount of DDTL Payment (expressed as a percentage of the aggregate amount of DDTLs funded prior to such date)
July 1, 2015	1.250%
October 1, 2015	1.250%
January 1, 2016	1.250%
April 1, 2016	1.250%
July 1, 2016	1.250%
October 1, 2016	1.250%
January 1, 2017	1.250%
April 1, 2017	1.250%
July 1, 2017	1.875%
October 1, 2017	1.875%
January 1, 2018	1.875%
April 1, 2018	1.875%
July 1, 2018	1.875%
October 1, 2018	1.875%
January 1, 2019	1.875%
April 1, 2019	1.875%
July 1, 2019	2.500%
October 1, 2019	2.500%
January 1, 2020	2.500%
April 1, 2020	Entire remaining principal balance of the DDTL

(b)                                 Revolving Loan.  The Borrower shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on the Revolving Termination Date.

(c)                                  Asset Dispositions; Events of Loss.  If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i)                                     make or agree to make a Disposition; or

(ii)                                  suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss occurring during the Fiscal Year exceeds $1,500,000, then (A) the Borrower shall promptly notify Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall deliver, or cause to be delivered, such excess Net Proceeds to Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with Section 1.8(g) hereof.  Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party or such Subsidiary reinvests the Net Proceeds of such Disposition or Event of Loss in productive assets (other than Inventory) of a kind then used or usable in the business of the Borrower or such Subsidiary, within one hundred eighty (180) days after the date of such Disposition or Event of Loss, or enters into a binding commitment thereof within said one hundred eighty (180) day period and subsequently makes such reinvestment; provided that the Borrower notifies Agent of the Borrower’s or such Subsidiary’s intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively.  Pending such reinvestment, the Net Proceeds shall be delivered to Agent, for distribution first, to the Swingline Lender as a prepayment of Swing Loans (to the extent of Swing Loans outstanding), but not as a permanent reduction of the Swingline Commitment) and thereafter to the Revolving Lenders, as a prepayment of the Revolving Loans (to the extent of Revolving Loans then outstanding), but not as a permanent reduction of the Aggregate Revolving Loan Commitment.

(d)                                 Incurrence of Debt; Issuance of Equity Securities.

(i)                                     Incurrence of Debt.  Immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of the incurrence of Indebtedness (other than Net Issuance Proceeds from the issuance of Indebtedness permitted hereunder), the Borrower shall deliver, or cause to be delivered, to Agent an amount equal to such Net Issuance Proceeds, for application to the Loans in accordance with Section 1.8(g).

(ii)                                  Issuance of Equity Securities. At any time that a Term Loan (including any Incremental Term Loan) is outstanding, immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of a public offering of Stock or Stock Equivalents pursuant to a registration statement filed with the Securities and Exchange Commission or any successor or similar Governmental Authority, the Borrower shall deliver, or cause to be delivered, to Agent an amount equal to 50% of such Net Issuance Proceeds, for application to the Loans in accordance with Section 1.8(g).

(e)                                  Excess Cash Flow.  At any time that a Term Loan (including any Incremental Term Loan) is outstanding, within ten (10) days after the annual financial statements and corresponding Compliance Certificate are required to be delivered pursuant to Section 4.1(a) and Section 4.2(b) hereof, commencing with such annual financial statements for the Fiscal Year ending December 31, 2015, the Borrower shall deliver to Agent, for distribution to the Lenders, an amount equal to (i) (x) 50% of such Excess Cash Flow if the Leverage Ratio (as calculated in the manner set forth on Exhibit 4.2(b)) as of the last day of such Fiscal Year is 2.75:1.0 or greater, (y) 25% of such Excess Cash Flow if the Leverage Ratio as of the last day of such Fiscal Year is less than 2.75:1.0 but greater than or equal to 2.00:1.0 or (z) 0% of such Excess Cash Flow if the Leverage Ratio as of the last day of such Fiscal Year is less than 2.0:1.0, less (ii) the aggregate amount of voluntary prepayments of the Term Loans that are applied in the manner set forth in Section 1.8(g) during such Fiscal Year, for application to the

Loans in accordance with the provisions of Section 1.8(g) hereof.  Excess Cash Flow shall be calculated in the manner set forth in the Compliance Certificate.

(f)                                   Proceeds Under BioRx Acquisition Agreement.  Promptly upon receipt of (i) any payment in respect of any purchase price adjustment in favor of any Credit Party pursuant to the BioRx Acquisition Agreement (including, without limitation, a payment made to a Credit Party pursuant to Section 12.02 or 12.13 of the BioRx Acquisition Agreement) or (ii) any indemnification payment by the sellers pursuant to the BioRx Acquisition Agreement after the Closing Date (other than amounts paid as a result of a claim by a Credit Party for indemnification under the BioRx Acquisition Agreement to the extent that the amounts so received are applied by such Credit Party for the purpose of (A) replacing, repairing or restoring any Properties of such Credit Party or satisfying the condition giving rise to the claim for indemnification, (B) payment of (or reimbursement of payments made for) claims and settlements to third Persons not an Affiliate of or a Credit Party, or (C) otherwise covering any out-of-pocket expenses incurred by a Credit Party in obtaining such indemnification), the Borrower shall deliver to Agent an amount equal to such payment for application to the Loans in accordance with Section 1.8(g).

(g)                                  Application of Prepayments.  Subject to Section 1.10 and except as may otherwise be set forth in any Extension Offer with respect to any Extended Term Loan, any prepayments pursuant to Section 1.8(c) (other than prepayments of Swing Loans and Revolving Loans as set forth therein), 1.8(d), 1.8(e) or 1.8(f) shall be applied first pro rata to each Class of Term Loan based upon the respective outstanding principal balances thereof and shall be applied to prepay all remaining installments of the Term Loan pro rata against all such scheduled installments based upon the respective amounts thereof, second to prepay outstanding Swing Loans, third to prepay outstanding Revolving Loans without a permanent reduction of the Aggregate Revolving Loan Commitment, and fourth to cash collateralize Letters of Credit in an amount determined in accordance with Section 7.4.  Notwithstanding the foregoing, subject to Section 1.10(c), any prepayments pursuant to Section 1.8(d)(ii) within 90 days of the Closing Date may, at the written election of Borrower made to Agent at least two Business Days prior to prepayment (or such shorter time as Agent may elect in its sole discretion), be applied first to prepay outstanding Swing Loans, second to prepay outstanding Revolving Loans without a permanent reduction of the Aggregate Revolving Loan Commitment, third to prepay all remaining installments of the Term Loan pro rata against all such scheduled installments based upon the respective amounts thereof and fourth to cash collateralize Letters of Credit in an amount determined in accordance with Section 7.4.  To the extent permitted by the foregoing sentences, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining.  Together with each prepayment under this Section 1.8, the Borrower shall pay any amounts required pursuant to Section 10.4 hereof.

(h)                                 No Implied Consent.  Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.9                               Fees.

(a)                                 Fees.  The Borrower shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in a letter agreement between the Borrower and Agent dated of even date herewith (as amended, modified and/or supplemented from time to time, the “Fee Letter”).

(b)                                 (i) Unused Commitment Fee.  The Borrower shall pay to Agent a fee (the “Unused Commitment Fee”) for the account of each Revolving Lender in an amount equal to:

(A)                               the average daily balances of the Revolving Loan Commitment of such Revolving Lender during the preceding calendar month, less

(B)                               the sum of (x) the average daily balance of all Revolving Loans held by such Revolving Lender plus (y) the average daily amount of Letter of Credit Obligations held by such Revolving Lender, plus (z) in the case of the Swingline Lender, the average daily balance of all outstanding Swing Loans held by such Swingline Lender, in each case, during the preceding calendar month; provided, that in no event shall the amount computed pursuant to clauses (A) and (B) with respect to the Swingline Lender be less than zero,

(C)                               multiplied by the applicable percentage per annum listed below corresponding to the average unused daily balance of the Revolving Loan Commitment:

Average Unused Daily Balance (based upon a percentage of the Revolving Credit Facility)	Percentage Per Annum
Greater than or equal to 66 2/3%	0.50%
Greater than or equal to 33 1/3% but less than 66 2/3%	0.375%
Less than 33 1/3%	0.25%

The total Unused Commitment Fee paid by the Borrower will be equal to the sum of all of the fees due to the Lenders, subject to Section 1.11(e)(vi).  Such Unused Commitment Fee shall be payable monthly in arrears on the first day of each calendar month following the date hereof. The Unused Commitment Fee provided in this Section 1.9(b) shall accrue at all times from and after the execution and delivery of this Agreement.  For purposes of this Section 1.9(b), the Revolving Loan Commitment of any Non-Funding Lender shall be deemed to be zero.

(ii)                                  Unused DDTL Commitment Fee.  The Borrower shall pay to Agent a fee (the “Unused DDTL Commitment Fee”) for the account of each DDTL Lender in an amount equal to:

(A)                               the daily balance of the unfunded portion of the DDTL Commitment of such DDTL Lender during the preceding calendar month,

(B)                               multiplied by (1) for the period commencing on the Closing Date and continuing through and including the date that is one year following the Closing Date, 0,50% per annum and (2) thereafter, 0.75% per annum.

The total Unused DDTL Commitment Fee paid by the Borrower will be equal to the sum of all of the Unused DDTL Commitment Fees due to the Lenders, subject to Section 1.11(e)(vi).  Such fee shall be payable monthly in arrears on the first day of each calendar month following the date hereof.  The Unused DDTL Commitment Fee provided in this Section 1.9(b)(ii) shall accrue at all times from and after the execution and delivery of this Agreement through the DDTL Commitment Expiration Date.

(c)                                  Letter of Credit Fee.  The Borrower agrees to pay to Agent for the ratable benefit of the Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the Borrower, all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit Issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, that at Agent’s or Required Revolving Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2.00%) per annum.  Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each calendar month and on the date on which all L/C Reimbursement Obligations have been discharged.  In addition, the Borrower shall pay to Agent, any L/C Issuer or any prospective L/C Issuer, as appropriate, on demand, such L/C Issuer’s or prospective L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer or prospective L/C Issuer in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

1.10                        Payments by the Borrower.

(a)                                 All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent and for the ratable account of the Persons holding the applicable Obligations at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. (New York time) on the date due.  Any payment which is received by Agent later than 1:00 p.m. (New York time) on any Business Day or at any time on a day that is not a Business Day shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  The Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.  The Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees, Unused DDTL Commitment Fees, Letter of Credit Fees and any other fees, costs or expenses payable by the Borrower or any of its Subsidiaries hereunder or under the other Loan Documents, in each instance, on the date due.

(b)                                 Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be excluded in the computation, and, if applicable, payment, of interest or fees, as the case may be on such next succeeding Business Day; provided that such extension of time shall be included in the next succeeding computation and payment of interest and fees.

(c)                                  During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below.  Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrower under this Agreement;

third, to payment of all accrued unpaid interest and principal on any Swing Loans and fees owed to any Swingline Lender;

fourth, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent, Lenders and L/C Issuers;

fifth, to payment of principal of the Obligations including, without limitation, L/C Reimbursement Obligations then due and payable, any Obligations under any Secured Rate Contract, Obligations constituting Bank Products (other than Obligations under Bank Products which are commercial credit cards, p-cards and stored value cards), and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable);

sixth, to payment of any other amounts owing constituting Obligations (including Obligations under Bank Products which are commercial credit cards, p-cards and stored value cards); and

seventh, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above and (iii) no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Rate Contract Obligations of such Guarantor.

1.11                        Payments by the Lenders to Agent; Settlement.

(a)                                 Agent may, on behalf of Lenders, disburse funds to the Borrower for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent disburses same to the Borrower.  If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrower, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of the Loan requested by the Borrower no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than 1:00 p.m. (New York time) on such scheduled Borrowing date.  Nothing in this Section 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including, without limitation, the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, any Lender or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b)                                 At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Agent shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in Section 1.1(c)(vi) and Section 1.11(e)) of principal, interest and fees paid by the Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(c)                                  Availability of Lender’s Commitment Percentage.  Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date.  If such Commitment Percentage is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify the Borrower and the Borrower shall promptly (and in any event within three Business Days of receipt of Agent’s notice) repay such amount to Agent.  Nothing in this Section 1.11(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  Without limiting the provisions of Section 1.11(b), to the extent that Agent advances funds to the Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Revolving Lender.

(d)                                 Return of Payments.

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e)                                  Non-Funding Lenders; Procedures.

(i)                                     Responsibility.  The failure of any Non-Funding Lender to make any Revolving Loan, Letter of Credit Obligation or any payment required by it, or to make any payment required by it under any Loan Document, or to fund any purchase of any participation to be made or funded by it (including, without limitation, with respect to any Letter of Credit or Swing Loan), or make any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such loan, fund the purchase of any such participation, or make any other such payment required on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other payment required under any Loan Document.

(ii)                                  Reallocation.  If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that Issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if the Non-Funding Lender’s Commitment Percentage was reduced to zero and each other Revolving Lender’s (other than any other Non-Funding Lender’s or Impacted Lender’s) Commitment Percentage had been increased proportionately), provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment.

(iii)                               Voting Rights.  Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” or a “DDTL Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A)  the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender.  Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv)                              Borrower Payments to a Non-Funding Lender.  Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties.  Following such payment in full of the Aggregate Excess Funding Amount, Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Revolving Loan Commitment and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the Revolving Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans or DDTLs, as applicable, that are Base Rate Loans.  In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to Section 1.11(e)(v) or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to Agent, L/C Issuers, Swingline Lender, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, Letter of Credit Obligations and Swing Loans, plus, without duplication, and (B) all amounts of such Non-Funding Lender’s Letter of Credit Obligations and reimbursement obligations with respect to Swing Loans reallocated to other Lenders pursuant to Section 1.11(e)(ii)

(v)                                 Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)                              Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Commitment Fee or Unused DDTL Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to such clause (a).  In the event that any reallocation of Letter of Credit Obligations occurs pursuant to Section 1.11(e)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Lenders.  So long as a Lender is a Non-Funding Lender, the Letter of Credit Fee payable with respect to any Letter of Credit Obligation of such Non-Funding Lender that has not been reallocated pursuant to Section 1.11(e)(ii) shall be payable to the L/C Issuer.

(f)                                   Procedures.  Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.

(g)                                  Cashless Settlement.  Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans or Commitments in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Agent and such Lender.

1.12                        [Reserved]

1.13                        Eligible Accounts.

All of the Accounts owned by each Credit Party, including, immediately upon consummation of the BioRx Acquisition, Accounts owned by BioRx, and properly reflected as “Eligible Accounts” in the most recent Borrowing Base Certificate delivered by the Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right, in determining the Borrowing Base, to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria and to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its Permitted Discretion, subject to the approval of Required Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.  Agent, in its Permitted Discretion, may further adjust the Borrowing Base by applying percentages (known as “liquidity factors”) to Eligible Accounts by payor class based upon any Borrowing Base Parties’ actual recent collection history for each such payor class (e.g., Medicare, Medicaid, commercial insurance, etc.) in a manner consistent with Agent’s underwriting practices and procedures.  Eligible Accounts shall not include the following Accounts of a Credit Party:

(a)                                 Past Due Accounts. Accounts that are not paid within the earlier of sixty (60) days following its due date or ninety (90) days following its original invoice date;

(b)                                 Cross Aged Accounts. Accounts that are the obligations of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under Section 1.13;

(c)                                  Foreign Accounts. Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada;

(d)                                 Government Accounts. Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof (other than any Federal/State Healthcare Program Account Debtor to include, but not limited to, each of CMS, Medicare, Medicaid and TRICARE) unless Agent, in its sole discretion, has agreed to the contrary in writing, or the applicable Credit Party has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(e)                                  Contra Accounts. Accounts to the extent the Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to the Borrower or any such Subsidiary but only to the extent of the potential offset;

(f)                                   Chargebacks/Partial Payments/Disputed. Any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(g)                                  Inter-Company/Affiliate Accounts. Accounts that arise from a sale to any Affiliate of any Credit Party;

(h)                                 Concentration Risk. Accounts (other than Accounts of any Federal/State Healthcare Program Account Debtor) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed twenty percent (20%) of all Eligible Accounts (including Accounts of any Federal/State Healthcare Program Account Debtor); provided, however, that only the portion of such Account which exceeds such twenty percent limitation shall be excluded hereunder;

(i)                                     Credit Risk. Accounts that are otherwise determined to be unacceptable by Agent in its Permitted Discretion, upon the delivery of prior or contemporaneous notice (oral or written) of such determination to the Borrower;

(j)                                    Pre-Billing. Accounts with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor, including adjudicated prescriptions that have not been filled;

(k)                                 Defaulted Accounts; Bankruptcy. Accounts where:

(i)                                     the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(ii)                                  a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(l)                                     Employee Accounts.  Accounts that arise from a sale to any director, officer, other employee, or to any entity that has any common officer or director with any Credit Party.

(m)                             Private Pay Accounts.                   Accounts which are payable solely by an individual beneficiary, recipient or subscriber individually and not directly to a Credit Party by a Federal/State Healthcare Program Account Debtor or commercial medical insurance carrier acceptable to Agent in its good faith credit judgment;

(n)                                 Progress Billing. Accounts (i) as to which a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(o)                                 Bill and Hold. Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(p)                                 C.O.D.. Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;

(q)                                 Credit Limit. Accounts to the extent such Account exceeds any credit limit established by Agent, in its Permitted Discretion but only to the extent of any amounts greater than 60 days past invoice date, following prior notice of such limit by Agent to the Borrower;

(r)                                    Non-Acceptable Alternative Currency. Accounts that are payable in any currency other than United States Dollars;

(s)                                   Other Liens Against Receivables. Accounts that (i) are not owned by a Credit Party or (ii) are subject to any right, claim, Lien or other interest of any other Person, other than Liens in favor of Agent securing the Obligations and Liens that are expressly subordinated to the Liens in favor of Agent securing the Obligations pursuant to a subordination agreement in form and substance acceptable to Agent in its sole discretion;

(t)                                    Conditional Sale. Accounts that arise with respect to goods that are placed on consignment, guarantied sale or other terms by reason of which the payment by the Account Debtor is conditional;

(u)                                 Judgments, Notes or Chattel Paper. Accounts that are evidenced by a judgment, Instrument or Chattel Paper;

(v)                                 Not Bona Fide. Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered as a pharmaceutical distributor and accepted by the applicable Account Debtor;

(w)                               Ordinary Course; Sales of Equipment or Bulk Sales.  Accounts that do not arise from the sale of goods or the performance of services by a Credit Party in the Ordinary Course of Business, including, without limitation, sales of Equipment, bulk sales and Accounts that arise from personal injury claims or from services performed or undertaken in violation of any Requirement of Law; or

(x)                                 Not Perfected. Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien.

1.14                        Eligible Inventory.

All of the Inventory owned by each Credit Party and properly reflected as “Eligible Inventory” in the most recent Borrowing Base Certificate delivered by the Borrower to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below or in the component definitions herein applies.  Agent shall have the right, in determining the Borrowing Base, to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion.  In addition,

Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its Permitted Discretion, subject to the approval of Required Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Inventory shall not include the following Inventory of a Credit Party:

(a)                                 Excess/Obsolete. Inventory that is excess, obsolete, unsaleable, shopworn, or seconds;

(b)                                 Damaged. Inventory that is damaged or unfit for sale or with an expiration date within six (6) months;

(c)                                  Locations < $250,000. Inventory that is located at any site if the aggregate book value of Inventory at any such location is less than $250,000;

(d)                                 Consignment. Inventory that is placed on consignment;

(e)                                  Off-Site. Inventory that (i) is not located on premises owned, leased or rented by a Credit Party and set forth in Schedule 3.21 or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto or (y) Reserves satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent;

(f)                                   In-Transit. Inventory that is in transit;

(g)                                  Customized. Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(h)                                 Packing/Shipping Materials. Inventory that consists of packing or shipping materials, or manufacturing supplies;

(i)                                     Tooling. Inventory that consists of tooling or replacement parts;

(j)                                    Display. Inventory that consists of display items;

(k)                                  Returns. Inventory that consists of goods which have been returned by the buyer;

(l)                                     Freight. Inventory that consists of any costs associated with “freight in” charges;

(m)                             Hazardous Materials. Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(n)                                 Un-insured. Inventory that is not covered by casualty insurance reasonably acceptable to Agent;

(o)                                 Not Owned/Other Liens. Inventory that is not owned by a Credit Party or is subject to Liens other than Permitted Liens described in Sections 5.1(b), (c), (d) and (f) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Credit Party’s performance with respect to that Inventory, and including any Inventory constituting AmerisourceBergen Inventory Collateral or and any other Inventory subject to vendor financing);

(p)                                 Unperfected.  Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in Section 5.1(d) (subject to Reserves);

(q)                                 Controlled Substances.  Inventory that constitutes a “controlled substance” under the Controlled Substances Act (21 U.S.C. 801 et seq.) or under any state controlled substances laws;

(r)                                    Negotiable Bill of Sale.  Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties; or

(s)                                   Not Ordinary Course. Inventory (other than raw materials) that is not of a type held for sale in the Ordinary Course of Business of a Credit Party.

1.15                        Replacement of Commitments.  On the Closing Date, each Existing Lender’s Revolving Loan Commitment under the Existing Credit Agreement shall automatically be replaced and superseded by the Revolving Loan Commitments set forth on Schedule 1.1(b), and Agent shall cancel each Revolving Note issued to such Existing Lender with respect to such Existing Lender’s Revolving Loan Commitment (as defined in the Existing Credit Agreement), upon Agent’s receipt or delivery, as the case may be, of the applicable amount set forth in clauses (a) or (b) below in immediately available funds received no later than 1:00 p.m. (New York time) on the Closing Date:

(a)                                 the amount, if any, by which (i) such Lender’s Commitment Percentage of Advances to be made on the Closing Date, exceeds (ii) its actual outstanding Revolving Loans under the Existing Credit Agreement as of the Closing Date; or

(b)                                 the amount, if any, by which (i) such Lender’s actual outstanding Revolving Loans, if any, under the Existing Credit Agreement as of the Closing Date, exceeds (ii) such Lender’s Commitment Percentage of the Revolving Loans to be made on the Closing Date.

1.16                        Restatement of Obligations.  The Borrower, each other Credit Party, Agent and each Lender hereby acknowledge and agree that upon satisfaction or waiver in writing of all conditions precedent set forth in Section 2.1:

(a)                                 this Agreement shall amend, restate and supersede in its entirety the Existing Credit Agreement;

(b)                                 those other Loan Documents that amend and restate any of the Existing Loan Documents shall amend, restate and supersede such other Existing Loan Documents;

(c)                                  the Loan Documents (and the obligations and commitments thereunder) do not constitute an accord and satisfaction or a novation of the obligations and commitments of Credit Parties under the Existing Loan Agreement and the other Existing Loan Documents;

(d)                                 all obligations and commitments outstanding under the Existing Loan Documents are amended, restated and superseded by the Loan Documents and will be governed by the terms of this Agreement and the other Loan Documents;

(e)                                  the Collateral will secure the Obligations under this Agreement and the other Loan Documents; and

(f)                                   amounts in respect of interest, fees, and other amounts payable to or for the account of Agent or any Lender shall be calculated in accordance with the provisions of (i) the Existing Credit Agreement with respect to any period (or portion thereof) ending prior to the Closing Date, and (ii) this Agreement with respect to any period (or portion thereof) commencing on or after the Closing Date.

Notwithstanding the foregoing or anything to the contrary herein, nothing herein shall be deemed to limit or terminate any of Agent’s or Lenders’ rights under the Existing Credit Agreement that expressly survive the termination of the Commitments and the payment in full of the Obligations.

ARTICLE II.
CONDITIONS PRECEDENT

2.1                               Conditions of Initial Loans.

The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions in a manner satisfactory to Agent:

(a)                                 Loan Documents.  Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1 (except those items that are expressly permitted to be delivered after the Closing Date pursuant to Section 4.15), each in form and substance reasonably satisfactory to Agent.  Notwithstanding the foregoing or any other provision in any Loan Documents to the contrary, to the extent a perfected security interest in any Collateral (the security interest in respect of which cannot be perfected by means of the filing of a UCC financing statement, the making of a federal intellectual property filing or delivery of possession of Stock or other certificated security) is not able to be provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the perfection of such security interest in such Collateral will not constitute a condition precedent to the availability of the initial Loans and Letters of Credit on the Closing Date;

(b)                                 Required Information.  Agent shall have received at least five (5) Business Days prior to the Closing Date (a) audited consolidated balance sheet and related statements of income and cash flows of BioRx for the fiscal year ended December 31, 2014 and unaudited consolidated balance sheet and related statements of income and cash flows of BioRx for each fiscal month ended at least forty-five (45) days prior to the Closing Date, (b) financial model and projections of the Credit Parties (including BioRx) for a five-year period from the Closing Date; and (c) a pro forma consolidated balance sheet and related pro forma statement of income as of the last day of the most recent fiscal month ended at least forty-five (45) days prior to the Closing Date, prepared after giving effect to the BioRx Acquisition as if the BioRx Acquisition had occurred as of such date; provided, that each such pro forma financial statement and related pro forma statement of income of Borrower shall be prepared in good faith by Borrower;

(c)                                  BioRx Acquisition.  All conditions precedent to the BioRx Acquisition shall have been met (or waived with the consent of Agent) and the BioRx Acquisition shall have been consummated in accordance with the terms of the BioRx Acquisition Agreement (without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the Lenders without the consent of Agent) and all Requirements of Law; provided that (i) any purchase price adjustment expressly contemplated by the Acquisition Agreement (including any working capital purchase price adjustment) shall not be considered an amendment or waiver of the BioRx Acquisition Agreement and (ii) any change to the definition of “Material Adverse Effect” contained in the Acquisition Agreement shall be deemed to be materially adverse to the Lenders;

(d)                                 Approvals.  Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required;

(e)                                  No Litigation.  There shall not exist any order, injunction or decree of any Governmental Authority restraining or prohibiting the funding of the Loans hereunder;

(f)                                   Material Adverse Effect.   Since December 31, 2014, there has been no “Material Adverse Effect” (as defined in the BioRx Acquisition Agreement) on BioRx;

(g)                                   Representations and Warranties.  The representations and warranties (i) of the Borrower and the other Credit Parties contained in Sections 3.1(a), 3.1(b) (solely as it relates to the Loan Documents), 3.2(i) (solely as it relates to the Loan Documents), 3.2(iii) (solely as it relates to the Loan Documents), 3.4 (solely as it relates to the Loan Documents),

3.8, 3.13, 3.14, 3.28 and 3.29 of this Agreement and Section 4.2 of the Guaranty and Security Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) and (ii) set forth in Articles 3, 4 and 5 of the BioRx Acquisition Agreement as are material to the interests of Agent and the Lenders shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) but only to the extent that Borrower has the right to terminate its obligations under the BioRx Acquisition Agreement or to not consummate the BioRx Acquisition as a result of the failure of such representations and warranties to be true and correct as set forth above.;

(h)                                 Payment of Fees.  The Borrower shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the fees specified in the Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

2.2                               Conditions to Certain Borrowings.

Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan (other than a DDTL, which is subject to Section 2.3) or incur any Letter of Credit Obligation, in each instance, after funding of the initial Loans on the Closing Date, if, as of the date thereof:

(a)                                 any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and Agent or Required Revolving Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)                                 (i)  any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or Required Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default or (ii) any Event of Default has occurred and is continuing under Section 7.1(a) or under Section 7.1(c) as a result of a failure to comply with the covenant in Section 6.1, Section 6.2 or Section 6.3; or

(c)                                  after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance (except as provided in Section 1.1(b)).

The request by the Borrower and acceptance by the Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

2.3                               Conditions to Delayed Draw Term Loans.  No DDTL Lender shall be obligated to fund any DDTL, if, as of the date thereof:

(a)                                 any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date);

(b)                                 any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to such DDTL;

(c)                                  the proceeds of the DDTLs are used other than solely for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement, including for Permitted Acquisitions and other Investments permitted under this Agreement, but excluding Restricted Payments;

(d)                                 the amount of the requested DDTL shall exceed the Aggregate DDTL Commitment;

(e)                                  the requested funding date of the DDTL shall occur after the DDTL Commitment Expiration Date; or

(f)                                   as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 4.1, the Leverage Ratio recomputed on a pro forma basis shall exceed the maximum Leverage Ratio permitted under Section 6.1 at such time.

The request by the Borrower and acceptance by the Borrower of the proceeds of any DDTL shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.3 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are, and after giving effect to the Related Transactions will be, true, correct and complete:

3.1                               Corporate Existence and Power.

Each Credit Party and each of their respective Subsidiaries:

(a)                                 is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)                                 has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents and the Related Agreements to which it is a party;

(c)                                  is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d)                                 is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2                               Corporate Authorization; No Contravention.

The execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party and each of their respective Subsidiaries of any other Loan Document and Related Agreement to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(i)                                     contravene the terms of any of that Person’s Organization Documents;

(ii)                                  conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject;

(iii)                               violate any Requirement of Law in any material respect; or

(iv)                              affect any Credit Party’s or any Subsidiary of a Credit Party’s right to receive, or reduce the amount of, payments and reimbursements from Third Party Payors, or materially adversely affect any Health Care Permit.

3.3                               Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement, any other Loan Document or Related Agreement except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral

Documents, (b) those obtained or made on or prior to the Closing Date and (c) in the case of any Related Agreement, those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.4                               Binding Effect.

This Agreement and each other Loan Document and Related Agreement to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5                               Litigation.

Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a)                                 purport to affect or pertain to this Agreement, any other Loan Document or Related Agreement, or any of the transactions contemplated hereby or thereby; or

(b)                                 would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $2,000,000; or

(c)                                  seek an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.  As of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6                               No Default.

No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral or the consummation of the Related Transactions.  No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7                               ERISA Compliance.

Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Except for those that would not reasonably be expected to result in Liabilities in excess of $1,500,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur.  On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

3.8                               Use of Proceeds; Margin Regulations.

The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8.  No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.  Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock.  As of the Closing Date, no Credit Party and no Subsidiary of any Credit Party owns any Margin Stock.

3.9                               Ownership of Property; Liens.

As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries.  Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses.  None of the Property of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens.  As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.10                        Taxes.

All federal, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those (i) not involving an aggregate tax liability in excess of $10,000 per applicable jurisdiction or (ii) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  As of the Closing Date, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.  Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.  No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11                        Financial Condition.

(a)                                 Each of (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries dated December 31, 2014, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries dated January 31, 2015 and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the fiscal month then ended:

(x)                                 were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y)                                 present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

(b)                                 The pro forma unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated January 31, 2015 delivered on the Closing Date was prepared by the Borrower giving pro forma effect to the funding of the Loans and Related Transactions, was based on the unaudited consolidated balance sheet of the Borrower its Subsidiaries dated January 31, 2015, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.

(c)                                  Since December 31, 2014, there has been no Material Adverse Effect.

(d)                                 The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e)                                   All financial performance projections delivered to Agent, including the financial performance projections delivered on or prior to the Closing Date represent the Borrower’s best good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

3.12                        Environmental Matters.

(a)                                 Except as set forth in Schedule 3.12, and except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries, (i) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (ii) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently owned and, to the knowledge of any Credit Party, no Real Estate  previously owned or previously or currently leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws, (iii) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (iv) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate in violation of Environmental Laws, (v) all Real Estate currently owned and to the knowledge of any Credit Party, all Real Estate previously owned or previously or currently leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials, and (vi) no Credit Party and no Subsidiary of any Credit Party (x) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (y) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et. seq.) or similar Environmental Laws.  Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.

(b)                                 (i) Borrower and each applicable Credit Party is and has been in compliance in all material respects with the Headquarters Due Care Plan and Section 20107a of Part 201, Environmental Remediation, of the Natural Resources and Environmental Protection Act, 1994 PA 451, as amended, and any associated regulations and guidance, and (ii) Borrower and each applicable Credit Party has taken all steps and actions reasonably necessary to obtain and maintain the liability protection afforded or provided to prospective and new operators of contaminated property under Part 201 of the Natural Resources and Environmental Protection Act, 1994 PA 451, as amended, and any associated regulations and guidance.

3.13                        Regulated Entities.

None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.

3.14                        Solvency.

Both before and after giving effect to (a) the Loans made and Letters of Credit Issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans to or as directed by the Borrower, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

3.15                        Labor Relations.

There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16                        Intellectual Property.

Schedule 3.16 sets forth a true and complete list of the following Intellectual Property each Credit Party owns, licenses or otherwise has the right to use:  (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) material Intellectual Property and material Software, separately identifying that owned and licensed to such Credit Party and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Credit Party with respect thereto.  Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a

Material Adverse Effect.  To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17                        Brokers’ Fees; Transaction Fees.

Except for fees payable to Agent and Lenders, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18                        Insurance.

Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates.  A true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to Agent.

3.19                        Ventures, Subsidiaries and Affiliates; Outstanding Stock.

Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrower and Subsidiaries of the Borrower, those in favor of Agent, for the benefit of the Secured Parties.  All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  All of the issued and outstanding Stock of each Credit Party (other than the Borrower) and each Subsidiary of each Credit Party is owned by each of the Persons and in the amounts set forth in Schedule 3.19, which the Credit Parties shall update upon notice to Agent promptly following the incorporation, organization or formation of any Subsidiary, promptly following the completion of any Permitted Acquisition.  Except as set forth in Schedule 3.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.  Set forth in Schedule 3.19 is a true and complete organizational chart of the Borrower and all of its Subsidiaries, which the Credit Parties shall update upon notice to Agent promptly following the incorporation, organization or formation of any Subsidiary and promptly following the completion of any Permitted Acquisition.

3.20                        Jurisdiction of Organization; Chief Executive Office.

Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the date hereof, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21                        Locations of Inventory, Equipment and Books and Records.

Each Credit Party’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21 (which Schedule 3.21 shall be promptly updated by the Credit Parties upon notice to Agent as permanent Collateral locations change).

3.22                        Deposit Accounts and Other Accounts.

Schedule 3.22 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and any other relevant contact information reasonably requested by Agent with respect to each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.23                        Government Contracts.

Except as set forth in Schedule 3.23, as of the Closing Date, no Credit Party is a party to any material contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.24                        Customer and Trade Relations.

As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the ten largest customers of such Credit Party or (b) the business relationship of any Credit Party with any supplier essential to its operations.

3.25                        Bonding.

Except as set forth in Schedule 3.25, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.26                        BioRx Acquisition Agreement.

As of the Closing Date, the Borrower has delivered to Agent a complete and correct copy of the BioRx Acquisition Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto), as well as the documents attached to the Officer’s Certificate delivered pursuant to item (bb) on the Closing Checklist attached as Exhibit 2.1 hereto.  No Credit Party and, to the best of each Credit Party’s knowledge, no other Person party thereto is in default in the performance or compliance with any provisions thereof.  The BioRx Acquisition Agreement complies in all material respects with, and the BioRx Acquisition has been consummated in all material respects in accordance with, all Requirements of Law.  The BioRx Acquisition Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn.  All material requisite approvals by Governmental Authorities having jurisdiction over any Credit Party or the other Persons referenced therein with respect to the transactions contemplated by the BioRx Acquisition Agreement have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the BioRx Acquisition Agreement or to the conduct by any Credit Party of its business thereafter.  No Credit Party has knowledge of any factors or circumstances that cause the seller’s representations or warranties in the Purchase Agreement to fail to be true and correct in all material respects on the date hereof; provided that with respect to a seller representation or warranty made as of a specified date, this confirmation is made only as of the specified date.  As of the date hereof, each of the representations and warranties given by each applicable Credit Party in the Purchase Agreement is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that any such representation or warranty is made as of a specified date, in which event such representation or warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the specified date.  Notwithstanding anything contained in the BioRx Acquisition Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this Section 3.26 and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the BioRx Acquisition; provided that nothing contained herein shall cause any such representation or warranty made or deemed made as of a specified date to be made or deemed to have been made as of any other date.

3.27                        Full Disclosure.

None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.28                        Foreign Assets Control Regulations and Anti-Money Laundering.

Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.  No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.29                        Patriot Act.

The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

3.30                        [Reserved].

3.31                        Regulatory Matters.

(a)                                 Schedule 3.31 sets forth, as of the Closing Date, a complete and correct list of all Registrations held by each Credit Party and its Subsidiaries.  Such listed Registrations are the only Registrations that are required for the Credit Parties and their Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted.  Each Credit Party and its Subsidiaries has, and it and its Products are in conformance with, all Registrations required to conduct its respective businesses as now or currently proposed to be conducted except where the failure to have such Registrations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  To the knowledge of each Credit Party and its Subsidiaries, neither the FDA nor other Governmental Authority is considering limiting, suspending, or revoking such Registrations or changing the marketing classification or labeling or other significant parameter affecting the Products of the Credit Parties or any of their respective Subsidiaries.  To the knowledge of each Credit Party and its Subsidiaries, there is no false or misleading information or significant omission in any product application or other submission to the FDA or other Governmental Authority administering Public Health Laws.  The Credit Parties and their respective Subsidiaries have fulfilled and performed their obligations under each Registration, and, to the knowledge of each Credit Party and its Subsidiaries, no event has occurred or condition or state of facts exists which would constitute a breach or default, or would cause revocation or termination of any such Registration.  To the knowledge of each Credit Party and its Subsidiaries, no event has occurred or condition or state of facts exists which would present potential product liability related, in whole or in part, to Regulatory Matters.  To the knowledge of each Credit Party and its Subsidiaries, any third party that is a manufacturer or contractor for the Credit Parties or any of their respective Subsidiaries is in compliance with all Registrations required by the FDA or comparable Governmental Authority and all Public Health Laws insofar as they reasonably pertain to the Products of the Credit Parties and their respective Subsidiaries.

(b)                                 All Products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold or marketed by or on behalf of the Credit Parties or their respective Subsidiaries that are subject to Public Health Laws have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold and marketed in compliance with the Public Health Laws or any other applicable Requirement of Law, including, without limitation, clinical and non-clinical evaluation, product approval or clearance, premarketing notification, good manufacturing practices, labeling, advertising and promotion, record-keeping, establishment registration and device listing, reporting of recalls and adverse event reporting; provided, however, as to Products manufactured, packaged, labeled and tested by third parties as to which a Credit Party is solely dispensing, the above representations as to good manufacturing practices and reporting of recalls and adverse events are to the knowledge of each Credit Party and its Subsidiaries.

(c)                                  No Credit Party nor its Subsidiaries is subject to any obligation arising under an administrative or regulatory action, proceeding, investigation or inspection by or on behalf of a Governmental Authority, warning letter, notice of violation letter, consent decree, request for information or other notice, response or commitment made to or with a Governmental Authority with respect to Regulatory Matters, and, to the knowledge of each Credit Party and its Subsidiaries, no such obligation has been threatened.  There is no act, omission, event, or circumstance of which any Credit Party or any of its Subsidiaries has knowledge that would reasonably be expected to give rise to or lead to, any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding or request for information pending against any Credit Party or its Subsidiaries, and, to each Credit Party’s and its Subsidiary’s knowledge, no Credit Party nor its Subsidiaries has any liability (whether actual or contingent) for failure to comply with any Public Health Laws.  There has not been any violation of any Public Health Laws by any Credit Party or its Subsidiaries in its product development efforts, submissions, record keeping and reports to the FDA or any other Governmental Authority that could reasonably be expected to require or lead to investigation, corrective action or enforcement, regulatory or administrative action that would reasonably be expected, in the aggregate, have a Material Adverse Effect.  To the knowledge of each Credit Party and each of their respective Subsidiaries, there are no civil or criminal proceedings relating to any Credit Party or any of its Subsidiaries or any officer, director or employee of any Credit Party or Subsidiary of any Credit Party that involve a matter within or related to the FDA’s or any other Governmental Authority’s jurisdiction.

(d)                                 As of the Closing Date, no Credit Party nor its Subsidiaries is undergoing any inspection related to Regulatory Matters, or any other Governmental Authority investigation.

(e)                                  During the period of three calendar years immediately preceding the Closing Date, no Credit Party nor any Subsidiary of any Credit Party has knowledge that it has, nor has it received notice that it has, introduced into commercial distribution any Products manufactured by or on behalf of any Credit Party or any Subsidiary of a Credit Party or distributed any products on behalf of another manufacturer that were upon their shipment by any Credit Party or any of its Subsidiaries adulterated or misbranded in violation of 21 U.S.C. § 331.  No Credit Party nor any Subsidiary of any Credit Party has received any notice of communication from any Governmental Authority alleging material noncompliance with any Requirement of Law.  No Product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution, or commercialization activity, and there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, public health notification, safety alert or suspension of manufacturing or other activity relating to any Product; (ii) a change in the labeling of any Product suggesting a compliance issue or risk; or (iii) a termination, seizure or suspension of manufacturing, researching, distributing or marketing of any Product.  No proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any Product are pending or threatened against any Credit Party or any of its Subsidiaries.

(f)                                   No Credit Party nor any Subsidiary of any Credit Party nor any of their respective officers, directors, employees, agents, or contractors (i) have been excluded or debarred from any federal healthcare program (including without limitation Medicare or Medicaid) or any other federal program or (ii) have received notice from the FDA or any other Governmental Authority with respect to debarment or disqualification of any Person that would reasonably be expected to have, in the aggregate, a Material Adverse Effect.   No Credit Party nor any Subsidiary of any Credit Party nor any of their respective officers, directors, employees, agents or contractors have been convicted of any crime or engaged in any conduct for which (x) debarment is mandated or permitted by 21 U.S.C. § 335a or (y) such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law.  No officer and to the knowledge of each Credit Party and its Subsidiaries, no employee or agent of any Credit Party or its Subsidiaries, has (A) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority; (B) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority; or (C) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991).

(g)                                  No Credit Party nor any Subsidiary of any Credit Party has granted rights to design, develop, manufacture, produce, assemble, distribute, license, prepare, package, label, market or sell its Products to any other Person nor is any Credit Party or any of its Subsidiaries bound by any agreement that affects any Credit Party’s exclusive right to design, develop, manufacture, produce, assemble, distribute, license, prepare, package, label, market or sell its Products.

(h)                                 Except as set forth on Schedule 3.31: (i) each Credit Party and its Subsidiaries and, to their knowledge, their respective contract pharmacies are, and have been for the past three calendar years, in compliance with, and each Product in current commercial distribution is designed, manufactured, processed, prepared, assembled, packaged, labeled, stored, installed, serviced and held in compliance with, the current Good Manufacturing Practice regulations set forth in 21 C.F.R. Parts 210 and 211, as applicable, (ii) each Credit Party and its Subsidiaries is in compliance with the written procedures, record-keeping and reporting requirements required by the FDA or any comparable Governmental Authority pertaining to the reporting of adverse events and recalls involving the Products, (iii) all Products are and have been labeled, promoted, and advertised in accordance with their Registration and approved labeling or within the scope of an exemption from obtaining such Registration, and (iv) each Credit Party and its Subsidiaries’ establishments are registered with the FDA, as applicable, and each Product is listed with the FDA under the applicable FDA registration and adverse event reporting regulations for pharmaceuticals.

3.32                        Healthcare Matters.

(a)                                 Compliance with Health Care Laws.  Each Credit Party and each of their respective Subsidiaries is, and at all times during the three calendar years immediately preceding the Closing Date has been, in material compliance with all Health Care Laws and requirements of Third Party Payor Programs applicable to it, its assets, business or operations.  No circumstance exists or event has occurred which could reasonably be expected to result in a material violation of any Health Care Law or any requirement of any Third Party Payor Program.

(b)                                 Health Care Permits.  Each Credit Party and each of their respective Subsidiaries holds, and at all times during the three calendar years immediately preceding the Closing Date has held, all Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business or operations as presently conducted (including without limitation, to provide specialized pharmaceutical medication management programs and to participate in and obtain reimbursement under all Third Party Payor Programs in which such Persons’ participate) except where the failure to have such Health Care Permits would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  All such Health Care Permits are, and at all times during the three calendar years immediately preceding the Closing Date have been, in full force and effect and there is and has been no default under, violation of, or other noncompliance with the terms and conditions of any such Health Care Permit except where the failure to have such Health Care Permits would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Except as set forth on Schedule 3.32 as to required consents or approvals of Governmental Authorities under certain Health Care Permits of BioRx in connection with the BioRx Acquisition (where the failure to obtain such consents or approvals could not reasonably be expected to have, in the aggregate, a Material Adverse Effect), to the knowledge of each Credit Party and its Subsidiaries, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, has resulted or would reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Health Care Permit.  No Governmental Authority has taken, or to the knowledge of any Credit Party intends to take, action to suspend, revoke, terminate, place on probation, restrict, limit, modify or not renew any Health Care Permit of any Credit Party or any

Subsidiary of any Credit Party.   As of the Closing Date, Schedule 3.32 sets forth an accurate, complete and current list of all material Health Care Permits.

(c)                                  Third Party Payor Authorizations.   Each Credit Party and each of their respective Subsidiaries holds, and at all times during the three calendar years immediately preceding the Closing Date has held, in full force and effect, all Third Party Payor Authorizations necessary to participate in and be reimbursed by all Third Party Payor Programs in which any Credit Party or any Subsidiary of any Credit Party participates.  There is no investigation, audit, claim review, or other action pending, or to the knowledge of any Credit Party, threatened, which could result in a suspension, revocation, termination, restriction, limitation, modification or non-renewal of any material Third Party Payor Authorization or result in any Credit Party’s or any of their Subsidiaries’ exclusion from any material Third Party Payor Program.

(d)                                 Licensed Personnel.  Except as set forth on Schedule 3.32, the Licensed Personnel have complied and currently are in material compliance with all applicable Health Care Laws, and hold and, at all times that such Persons have been Licensed Personnel of any Credit Party or any Subsidiary of any Credit Party, have held, all professional licenses and other Health Care Permits and all Third Party Payor Authorizations required in the performance of such Licensed Personnel’s duties for such Credit Party or such Subsidiary, and, each such Health Care Permit and Third Party Payor Authorization is in full force and effect and, to the knowledge of each Credit Party, no suspension, revocation, termination, impairment, modification or non-renewal of any such Permit or Third Party Payor Authorization is pending or threatened.

(e)                                  Accreditation.  Each Credit Party and each of their respective Subsidiaries has obtained and maintains accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent prudent and customary in the industry in which it is engaged or required by law (including any foreign law or equivalent regulation), except where the failure to have or maintain such accreditation in good standing or imposition of limitation or impairment would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

(f)                                   Proceedings; Audits.  There are no pending (or, to the knowledge of any Credit Party, threatened) Proceedings against or affecting any Credit Party or any Subsidiary of any Credit Party or any Licensed Personnel relating to any actual or alleged non-compliance with any Health Care Law or requirement of any Third Party Payor Program.  To the knowledge of each Credit Party and its Subsidiaries, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any such Proceeding against or affecting any Credit Party or any Subsidiary of any Credit Party or any Licensed Personnel. There currently exist no restrictions, deficiencies, required plans of correction or other such remedial measures with respect to any Health Care Permit of any Credit Party or any Subsidiary of any Credit Party, or any of their participation in any Third Party Payor Program.  Without limiting the foregoing, no validation review, program integrity review, audit or other investigation related to any Credit Party or any Subsidiary of any Credit Party or their respective operations, or the consummation of the transactions contemplated in the Loan Documents or related to the

Collateral (i) has been conducted by or on behalf of any Governmental Authority, or (ii) is scheduled, pending or, to the knowledge of any Credit Party, threatened.

(g)                                  Overpayments.  No Credit Party and no Subsidiary of any Credit Party (i) has retained an overpayment received from, or failed to refund any amount due to, any Third Party Payor in violation of any Health Care Law or contract that is reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect ; and (ii) except as set forth on Schedule 3.32, has received written notice of, or has knowledge of, any material overpayment or refunds due to any Third Party Payor.

(h)                                 Material Statements.  No Credit Party and no Subsidiary of any Credit Party, nor any officer, affiliate, employee or agent of any Credit Party or any Subsidiary of any Credit Party, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact that must be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, would reasonably be expected to constitute a violation of any Health Care Law.

(i)                                     Prohibited Transactions.  No Credit Party and no Subsidiary of any Credit Party, nor any officer, affiliate, employee or agent of any Credit Party or any Subsidiary of any Credit Party, directly or indirectly, has (i) offered or paid or solicited or received any remuneration, in cash or in kind, or made any financial arrangements, in violation of any Health Care Law; (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in violation of any Health Care Law; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records for any reason; or (v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be in violation of any Health Care Law or used or was given for any purpose other than that described in the documents supporting such payment.  To the knowledge of each Credit Party, no person has filed or has threatened to file against any Credit Party or any of their Affiliates an action under any federal or state whistleblower statute, including without limitation, under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(j)                                    Exclusion.  No Credit Party and no Subsidiary of any Credit Party, nor any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Credit Party or any Subsidiary of any Credit Party, nor any Licensed Personnel of any Credit Party or any Subsidiary of any Credit Party, has been (or, has been threatened to be) (i) excluded from any Third Party Payor Program pursuant to 42 U.S.C. § 1320a-7 and related regulations, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other applicable laws or regulations, (iii) debarred, disqualified, suspended or excluded from participation in any Third Party Payor Program or is listed on the General Services Administration list of excluded parties, nor is any such debarment, disqualification, suspension or exclusion threatened or pending, or (iv) made a party to any other action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental or other purchaser pursuant to any federal, state or local laws or regulations.

(k)                                 Corporate Integrity Agreement.  No Credit Party and no Subsidiary of any Credit Party, nor any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §1001.1001) in any Credit Party or any Subsidiary of any Credit Party is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with Health Care Laws.

(l)                                     Reimbursement Coding.  To the extent any Credit Party or any Subsidiary of any Credit Party provides to its customers or any other Persons reimbursement coding or billing advice, all such advice is and, as applicable, has been, complete and accurate, and conforms and, as applicable, has conformed, to the applicable American Medical Association’s Current Procedural Terminology (CPT), the International Classification of Disease, Ninth Revision, Clinical Modification (ICD 9 CM), and other applicable coding systems, and the advice can be relied upon to create accurate claims for reimbursement by Third Party Payors.

(m)                             Recoupments.  On each Borrowing Base Certificate given to Agent, Borrower has disclosed to Agent the amount of any material recoupments or offsets or set-offs of any Third Party Payor being sought, requested or claimed of which any Credit Party is aware, or, to the knowledge of any Credit Party, have been threatened against any Credit Party or any Subsidiary of any Credit Party.

ARTICLE IV.
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1                               Financial Statements.

Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments).  The Borrower shall deliver to Agent (and Agent shall thereafter make available to each Lender) by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders:

(a)                                 as soon as available, but not later than ninety-five (95) days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Borrower and each of its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any nationally recognized independent certified public accounting firm reasonably acceptable to Agent which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status; provided, however, that Agent acknowledges that, as of a Closing Date, BDO USA, LLP shall be an acceptable independent certified public accounting firm; and

(b)                                 as soon as available, but not later than forty-five (45) days after the end of each fiscal month of each year, a copy of the unaudited consolidated balance sheet of the Borrower and each of its Subsidiaries, and the related consolidated statements of income and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified by an appropriate Responsible Officer of the Borrower as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Borrower and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2                               Appraisals; Certificates; Other Information.

The Borrower shall furnish to Agent (and Agent shall thereafter make available to each Lender) by Electronic Transmission:

(a)                                 [Reserved];

(b)                                 concurrently with the delivery of the financial statements referred to in Sections 4.1(a) and 4.1(b) above, a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of the Borrower by a Responsible Officer of the Borrower;

(c)                                  promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d)                                 as soon as available and in any event within fifteen (15) days after the end of each calendar month, and at such other times as Agent may reasonably require, a Borrowing Base Certificate, certified on behalf of the Borrower by a Responsible Officer of the Borrower or such other individual as is acceptable to Agent, setting forth the Borrowing Base of the Borrower as at the end of the most-recently ended fiscal month or as at such other date as Agent may reasonably require;

(e)                                  concurrently with the delivery of each Borrowing Base Certificate on or after the Eligible Inventory Inclusion Date, a summary of Inventory by location and type with a supporting perpetual inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(f)                                   concurrently with the delivery of the Borrowing Base Certificate, a monthly trial balance showing Accounts by payor class outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(g)                                  concurrently with the delivery of the Borrowing Base Certificate, an aging of accounts payable accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(h)                                 on a monthly basis (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports, including all additions and reductions (cash and non-cash) with respect to Accounts of the Credit Parties by payor class in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrower as of the last day of the immediately preceding fiscal month; provided that, if as of any date of determination the average daily principal balance of Revolving Loans for the immediately preceding fiscal month exceeds 80% of the total Borrowing Base at such time (without regard to the Aggregate Revolving Loan Commitment then in effect), Agent may request such collateral reports on a more frequent basis as of a date specified by Agent in any such request;

(i)                                     to Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 4.1(b);

(i)                                     a reconciliation of the most recent Borrowing Base Certificate, general ledger and month-end accounts receivable aging of the Borrower to the Borrower’s general ledger and monthly financial statements delivered pursuant to Section 4.1(b), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)                                  on or after the Eligible Inventory Inclusion Date, a reconciliation of the perpetual Inventory by location to the Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Section 4.1(b), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii)                               a reconciliation of the accounts payable aging to the Borrower’s general ledger and monthly Financial Statements delivered pursuant to Section 4.1(b), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iv)                              a reconciliation of the outstanding Loans as set forth in the monthly loan account statement provided by Agent to the Borrower’s general ledger and monthly Financial Statements delivered pursuant to Section 4.1(b), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(j)                                    at the time of delivery of each of the monthly or annual financial statements delivered pursuant to Section 4.1, (i) a listing of government contracts of the Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in each case entered into or filed in the prior fiscal month;

(k)                                 as soon as available and in any event no later than 75 days after the commencement of each Fiscal Year of the Borrower, projections of the Credit Parties (and their Subsidiaries’) consolidated financial performance for such Fiscal Year and the next succeeding two (2) Fiscal Years on a year by year basis, and for such Fiscal Year on a month by month basis;

(l)                                     promptly upon receipt thereof, copies of any reports submitted by the Borrower’s certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(m)                             upon Agent’s request from time to time after the Eligible Inventory Inclusion Date, the Credit Parties shall permit and enable Agent to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating the then Net Orderly Liquidation Value, or such other value as determined by Agent, of all or any portion of the Inventory of any Credit Party or any Subsidiary of any Credit Party; provided, that notwithstanding any provision herein to the contrary, the Credit Parties shall only be obligated to reimburse Agent for the expenses of such appraisals occurring once per year or more frequently so long as an Event of Default has occurred and is continuing;

(n)                                 from time to time, if Agent determines that obtaining appraisals is necessary in order for Agent or any Lender to comply with applicable laws or regulations (including any appraisals required to comply with FIRREA), and at any time if a Default or an Event of Default shall have occurred and be continuing, Agent may, or may require the Borrower to, in either case at the Borrower’s expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market value or such other value as determined by Agent (for example, replacement cost for purposes of Flood Insurance) of any Real Estate of any Credit Party or any Subsidiary of any Credit Party; provided, that notwithstanding any provision herein to the contrary, the Credit Parties shall only be obligated to reimburse Agent for the expenses of such appraisals occurring once per year for any single property or more frequently so long as an Event of Default has occurred and is continuing; and

(o)                                 promptly, such additional business, financial, corporate affairs, perfection certificates and other information as Agent may from time to time reasonably request.

4.3                               Notices.

The Borrower shall notify promptly Agent and each Lender of each of the following (and in no event later than three (3) Business Days after a Responsible Officer becomes aware thereof):

(a)                                 the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b)                                 any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, in each case, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c)                                  any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $2,000,000;

(d)                                 the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or its Subsidiaries or any Property or Product of any Credit Party or its Subsidiaries (i) in which the amount of damages claimed is $2,000,000 or more, individually or in the aggregate, (ii) if adversely determined, would reasonably be expected to have a Material Adverse Effect, (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Loan Document or any Related Agreement, (iv) alleges potential or actual violations of any Public Health Law or (v) alleges potential or actual violations of any Health Care Law by any Credit Party or any Subsidiary of any Credit Party or any of its Licensed Personnel;

(e)                                  (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f)                                   (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g)                                  any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement;

(h)                                 any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i)                                     any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j)                                    the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent;

(k)                                 (i) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material Taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise;

(l)                                     if the Accounts owing by any Account Debtor and its Affiliates (other than any Federal/State Healthcare Program Account Debtor) to the Borrower and its Subsidiaries exceed fifteen percent (15%) of all Accounts owing by all Account Debtors as of any date; provided, however, that Borrower’s Borrowing Base Certificate shall satisfy the notice requirement with respect to the information contained in this Section 4.3(l);

(m)                             any event reasonably expected to result in a mandatory prepayment of the Obligations pursuant to Section 1.8 (other than Section 1.8(e));

(n)                                 (i) any notice that the FDA or any other similar Governmental Authority is limiting, suspending or revoking any Registration, changing the market classification, distribution pathway or parameters, or labeling of the Products of the Credit Parties or their respective Subsidiaries, or considering any of the foregoing; (ii) any Credit Party or any of its

Subsidiaries becoming subject to any administrative or regulatory action, inspection, Form FDA 483 observation, warning letter, notice of violation letter, or other notice, response or commitment made to or with the FDA or any comparable Governmental Authority, or any Product of any Credit Party or any of its Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product are pending or threatened against the Credit Parties or their respective Subsidiaries; and (iii) any voluntary withdrawal or recall of any Product by any Credit Party or any of its Subsidiaries (x) in an aggregate amount of $1,000,000 with respect to Product manufactured by any Credit Party, (y) in an aggregate amount of $5,000,000 with respect to Product distributed by any Credit Party or (z) which would, in the aggregate, have a Material Adverse Effect; and

(o)                                 (1) the voluntary disclosure by any Credit Party or any Subsidiary of any Credit Party to the Office of the Inspector General of the United States Department of Health and Human Services, any Third Party Payor Program (including to any intermediary, carrier or contractor of such Program), of an actual overpayment matter involving the submission of claims to a Third Party Payor in an amount greater than $1,500,000 or a potential overpayment matter involving the submission of claims to a Third Party Payor in an amount greater than $4,000,000; (2)  that any Credit Party or any Subsidiary of any Credit Party, an owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in any Credit Party or any Subsidiary of any Credit Party:  (A) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (B) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty; (C) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; or (D) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or in any qui tam action brought pursuant to 31 U.S.C. §3729 et seq.; (3) receipt by any Credit Party or any Subsidiary of any Credit Party of any notice or communication from an accrediting organization that such Person is in danger of losing its accreditation due to a failure to comply with a plan of correction; (4) any validation review, program integrity review or material reimbursement audits related to any Credit Party or any Subsidiary of any Credit Party in connection with any Third Party Payor Program; (5) any claim to recover any alleged overpayments with respect to any receivables, or any notice of any fees of any Credit Party or any Subsidiary of any Credit Party being contested or disputed, in each case, in excess of $1,500,000; (6) notice of any material reduction in the level of reimbursement expected to be received with respect to receivables; (7) any allegations of material licensure violations or fraudulent acts or omissions involving any Credit Party or any Subsidiary of any Credit Party, or, to the knowledge of any Credit Party, any Licensed Personnel; (8) the pending or threatened imposition of any material fine or penalty by any Governmental Authority under any Health Care Law against any Credit Party or any Subsidiary of any Credit Party, or, to the knowledge of any Credit Party, any Licensed Personnel; (9) any changes in any Health Care Law (including the adoption of a new Health Care Law) known to any Credit Party or any Subsidiary or any Credit Party that would reasonably be expected to have, in the aggregate, a Material Adverse Effect;  (10) notice of any

Credit Party’s or any of their Subsidiaries’ fees in excess of $1,500,000 being contested or disputed; (11) any pending or threatened revocation, suspension, termination, probation, restriction, limitation, denial, or non-renewal with respect to any Health Care Permit or Third Party Payor Authorization except for any such non-renewal at the election of a Credit Party or a Subsidiary of a Credit Party as would not reasonably be expected to have, in the aggregate, a Material Adverse Effect; and (12) notice of the occurrence of any reportable event as defined in any corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement pursuant to which any Credit Party or any Subsidiary of any Credit Party has to make a submission to any Governmental Authority or other Person under the terms of such agreement, if any.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower or other Person proposes to take with respect thereto and at what time.  Each notice under Section 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4                               Preservation of Corporate Existence, Etc.

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)                                 preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3;

(b)                                 preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c)                                  use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(d)                                 preserve or renew all of its registered trademarks, trade names and service marks, the non preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)                                  conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its IP Licenses.

4.5                               Maintenance of Property.

Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6                               Insurance.

(a)                                 Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any Property or business of any Credit Party to name Agent as additional insured or lenders loss payee, as agent for the Lenders, as appropriate.  All policies of insurance on real and personal property of the Credit Parties will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent and naming Agent as lenders loss payee as agent for the Lenders) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage.  Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Agent.  If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance.  Notwithstanding the requirement in clause (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b)                                 Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement (including, without limitation, Flood Insurance), Agent may, after ten (10) days’ prior notice to the Borrower (and an opportunity for the Credit Parties to cure during such period) or at any time if an Event of Default exists, purchase insurance (including, without limitation, Flood Insurance) at the Credit Parties’ expense to protect Agent’s and Lenders’ interests in the Credit Parties’ and their Subsidiaries’ properties.  This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests.  The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property.  The Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement.  If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations.  The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own.

(c)                                  The Credit Parties appoint Agent as their attorney-in-fact to settle or adjust all property damage claims under its casualty insurance policies; provided, that such power of attorney shall only be exercised so long as an Event of Default has occurred and is continuing.  Agent shall have no duty to exercise such power of attorney, but may do so at its discretion.

4.7                               Payment of Obligations.

Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a)                                 all Tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same (i) do not involve an aggregate tax liability in excess of $10,000 per applicable jurisdiction or (ii) are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person.

(b)                                 all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c)                                  all Indebtedness having an aggregate principal amount of more than $1,000,000, as and when due and payable, but subject to any subordination provisions contained herein, in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness;

(d)                                 the performance of all obligations under any Contractual Obligation to such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, including the Related Agreements, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)                                  payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8                               Compliance with Laws.

Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9                               Inspection of Property and Books and Records.

Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person.  Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof):  (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be reasonably appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at the Credit Parties’ expense; provided that, in addition to reimbursement of Agent for expenses of field examinations, audit and inspections prior to the Closing Date, a take-down field examination following the Closing Date and in connection with any Permitted Acquisition, the Credit Parties shall only be obligated to reimburse Agent for the expenses for two such field examinations, audits and inspections per year, or more frequently if either (i) an Event of Default has occurred and is continuing or (ii) the average daily Availability in any fiscal month reaches or falls below $20,000,000.  Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10                        Use of Proceeds.

The Borrower shall use the proceeds of (a) the Term Loan on the Closing Date solely to, first, repay all amounts owing under the existing Indebtedness of BioRx (other than Indebtedness to be agreed upon), and, thereafter, (i) to pay a portion of the consideration under the BioRx Acquisition Agreement, and (ii) pay fees and expenses incurred in connection with the Related Transactions, (b) Revolving Loans and Swing Loans made after the Closing Date solely for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement, including for Permitted Acquisitions and Restricted Payments to the extent permitted to be made under Section 5.11, (c) the DDTLs solely for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement, including for Permitted Acquisitions and other Investments permitted under this Agreement, but excluding Restricted Payments, and (d) the Incremental Term Loans solely to finance Permitted Acquisitions and other Investments permitted under this Agreement.

4.11                        Cash Management Systems.

(a)                                 Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “full” cash dominion with respect to each of its deposit, securities, commodity or similar accounts maintained by such Person (other than any payroll account, any zero balance account, any withholding tax account, any trust or fiduciary account, any petty cash accounts with amounts on deposit of less than $250,000 in the aggregate at any one time for all such petty cash accounts, any Segregated Governmental Account and other exceptions explicitly set forth in clauses (b), (c) and (d) of this Section 4.11) as of or after the Closing Date.  For purposes of computing interest and fees any payments made to Agent through such accounts shall be deemed received on the Business Day following the Business Day on which immediately available funds are received by Agent prior to 1:00 p.m. (New York time) with respect to such payment, and any payment which is received by Agent through such accounts later than 1:00 p.m. (New York time) on any Business Day or at any time on a day that is not a Business Day shall be deemed to have been received on the second succeeding Business Day.  In addition, at Agent’s request, Credit Parties will enter into Control Agreements providing for springing cash dominion over disbursement accounts as of the Closing Date, except as set forth in the preceding sentences.  At any time that there is no Term Loan (including any Incremental Term Loan) outstanding and either (i) the aggregate amount of outstanding Obligations exceeds $5,000,000 or (ii) a Default or Event of Default exists, the Credit Parties shall not maintain cash on deposit in disbursement accounts in excess of $5,000,000 plus the amount of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements.  The Credit Parties shall establish deposit accounts at Comerica Bank or another Lender subject to Control Agreements providing for “full” cash dominion (collectively, the “Controlled Collateral Account”) and direct all Account Debtors to remit all payments directly to such Controlled Collateral Account (except that, in those of Governmental Payors making payments under Medicare or Medicaid, the Credit Parties shall establish, and direct such Governmental Payors to remit all payments to, a Segregated Governmental Account at Comerica Bank or another Lender).  Notwithstanding the foregoing, the Credit Parties may instruct Account Debtors to make payment to an alternate address for electronic deposit capture (“EDC Payments”), which such EDC Payments shall be immediately deposited by the Credit Parties in the Controlled Collateral Account; provided that, in the event the aggregate amount of EDC Payments in any three calendar month period ending on or after the Closing Date exceeds 40% of the aggregate Account collections in such period, or at any time a Default or Event of Default has occurred and is continuing, the Credit Parties shall, promptly upon Agent’s request, establish lockboxes subject to Control Agreements at Comerica Bank and direct all such Account Debtors to make payment to such lockboxes or to the Controlled Collateral Account.

(b)                                 AHF and MedPro shall be permitted to retain amounts in its existing deposit accounts at TD Bank and First Citizens Bank, as applicable, sufficient to meet necessary minimum balance requirements as well as pay checks and wire transfers payable from such accounts and outstanding against such accounts.  In the event that such accounts referenced in the immediately prior sentence contain, in the aggregate, $5,000,000 or more at any one time (or, after December 31, 2015, $1,000,000 or more at any one time in accounts not subject to a Control Agreement), then AHF or MedPro, as applicable, shall transfer such excess amount to the deposit account(s) at Comerica Bank or another Lender subject to a Control Agreement within three (3) Business Days thereafter.  Neither AHF nor MedPro shall make any disbursements out of such deposit accounts at TD Bank and First Citizens Bank after June 30, 2015 (other than payment checks and wire transfers payable from such accounts and outstanding against such accounts as of June 30, 2015 and, for the avoidance of doubt, transfers to the deposit accounts at Comerica Bank or another Lender subject to a Control Agreement).

(c)                                  BioRx shall be permitted to retain amounts in its existing deposit accounts at Bank of Kentucky, PNC Bank and Amalgamated Bank (the “BioRx Banks”) sufficient to meet necessary minimum balance requirements as well as pay checks and wire transfers payable from such accounts and outstanding against such accounts.  In the event that such accounts referenced in the immediately prior sentence contain, in the aggregate, $5,000,000 or more at any one time (or, after September 30, 2016, $1,000,000 or more at any one time in accounts not subject to a Control Agreement), then BioRx shall transfer such excess amount to the deposit account(s) at Comerica Bank or another Lender subject to a Control Agreement within three (3) Business Days thereafter.  BioRx shall not make any disbursements out of such accounts at the BioRx Banks after October 31, 2015 other than payment checks and wire transfers payable from such accounts and outstanding against such accounts as of October 31, 2015 and, for the avoidance of doubt, transfers to the deposit accounts at Comerica Bank or another Lender subject to a Control Agreement).

(d)                                 Envoy shall be permitted to maintain a zero balance account at Comerica or another Lender for receipt of collections and for disbursements in the ordinary course of its business so long as amounts in such account are transferred to an account(s) at Comerica Bank or another Lender subject to a Control Agreement on the date of receipt (and Envoy shall at all times maintain standing instructions to transfer such amounts to such account(s)).

(e)                                  In addition, in order to segregate and to facilitate perfection of Agent’s security interest in funds received from Governmental Payors making payments under Medicare or Medicaid, if any, the Credit Parties agree that the Credit Parties shall (a) segregate collections made from Governmental Payors making payments under Medicare or Medicaid, from collections made from all other Account Debtors and customers of the applicable Credit Parties, including, without limitation, by (i) notifying all payors (other than Governmental Payors making payments under Medicare or Medicaid) then instructed to make payments to such Credit Parties’ deposit accounts to make payments to a deposit account subject to a Control Agreement, and (ii) notifying all Governmental Payors making payments under Medicare or Medicaid to make payments to a Segregated Governmental Account, and (b) enter into, and cause each applicable depository to enter into, a “sweep” agreement (a “Sweep Agreement”) with respect to each Segregated Governmental Account pursuant to which such depository will agree to sweep amounts deposited therein on daily basis to a deposit account of the Credit Parties subject to a Control Agreement in favor of Agent as and when funds clear and become available in accordance with such depository’s customary procedures, each with such financial institution and each in form and substance reasonably acceptable to Agent.  No Credit Party may change any sweep instruction set forth in such Sweep Agreement without the prior written consent of Agent.

(f)                                   To the extent any Person, whether a Governmental Payor or otherwise, remits payments to an incorrect deposit account or otherwise makes payments not in accordance with the provisions of this Section 4.11 or an applicable Credit Party’s payment direction, such Credit Party shall contact such Person and use its commercially reasonable efforts to redirect payment from such Person in accordance with the terms hereof. Agent agrees and confirms that Credit Parties will have sole dominion and “control” (within the meaning of Section 9-104 of the UCC and the common law) over each Segregated Governmental Account and all funds therein and Agent and each Lender disclaims any right of any nature whatsoever to control or otherwise direct or make any claim against the funds held in any Segregated Governmental Account from time to time (including any right of setoff against each such Segregated Governmental Account).  In addition, promptly following the Closing Date and thereafter, to the extent any Person, whether a Governmental Payor or otherwise, remits payments that constitute EDC Payments, such Credit Party shall contact such Person and use its commercially reasonable efforts to direct payment from such Person to the Controlled Collateral Account or the Segregated Government Account.

4.12                        Landlord Agreements.

Each Credit Party shall use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor of each leased Property, bailee in possession of any Collateral or mortgagee of any owned Property with respect to each location where any Collateral is stored or located, in each case for locations where the Inventory at such location or in possession of said third party has an aggregate book value of $750,000 or more or where books and records of a Credit Party are located, which agreement shall be reasonably satisfactory in form and substance to Agent; provided, that, except as to locations at which books and records are located, each Credit Party shall not be required to use such commercially reasonable efforts until the Inventory Inclusion Date.

4.13                        Further Assurances.

(a)                                 Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)                                 Promptly upon request by Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document.  Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and, to the extent no 956 Impact exists, Foreign Subsidiaries, and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary, to guaranty the Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property to secure such guaranty.  Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and First Tier Foreign Subsidiaries (provided that with respect to any First Tier Foreign Subsidiary, if a 956 Impact exists such pledge shall be limited to sixty-five percent (65%) of such Foreign Subsidiary’s outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non-voting Stock and Stock Equivalents) and to the extent no 956 Impact exists, each of its Foreign Subsidiaries to pledge all of the Stock and Stock Equivalent of each of its Subsidiaries, in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations.  The Credit Parties shall deliver, or cause to be delivered, to Agent, appropriate resolutions, secretary certificates, certified Organization Documents and, if requested by Agent, legal opinions relating to the matters described in this Section 4.13 (which opinions shall be in form and substance reasonably acceptable to Agent and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date), in each instance with respect to each Credit Party formed or acquired after the Closing Date.  In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.  A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of greater than two-thirds of the voting Stock and Stock Equivalents of, a Foreign Subsidiary, would result in material incremental income tax liability as a result of the application of Section 956 of the Code, taking into account actual anticipated repatriation of funds, foreign tax credits and other relevant factors.  Notwithstanding the foregoing, upon its formation and for so long as the Primrose Health Joint Venture is not a Wholly Owned Subsidiary of the Borrower, the Primrose Health Joint Venture shall not be required to guaranty the Obligations and shall not be required to grant to Agent, for the benefit of the Secured Parties, a security interest in its Property, but the Credit Parties shall be required to pledge all of the Stock and Stock Equivalents of the Primrose Health Joint Venture owned by any Credit Party (and the organizational documents of the Primrose Health Joint Venture shall expressly permit such pledge and the exercise of remedies by Agent in respect thereof on terms acceptable to Agent in its sole discretion).

(c)                                  In the event any Credit Party or any Domestic Subsidiary (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) or, to the extent no 956 Impact exists, any Foreign Subsidiary, or any Domestic Subsidiary owned indirectly through a Foreign Subsidiary, of any Credit Party acquires any Real Estate with a fair market value in excess of $2,000,000, simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (w) within forty-five (45) days of receipt of notice from Agent that Real Estate is located in a Special Flood Hazard Area, Federal Flood Insurance as required by Section 4.6(a), (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective Property, free and clear of all defects, encumbrances and Liens other than Permitted Liens, (y) then current A.L.T.A. surveys, certified to Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to Agent, in form and substance satisfactory to Agent.  In addition to the obligations set forth in Sections 4.6(a) and 4.13(b)(w), within forty-five days after written notice from Agent to Credit Parties that any Real Estate is located in a Special Flood Hazard Area, Credit Parties shall satisfy the Federal Flood Insurance requirements of Section 4.6(a).

(d)                                 Without limiting the generality of the foregoing, to the extent reasonably necessary to maintain the continuing priority of the Lien of any existing Mortgages as security for the Obligations in connection with the funding of a DDTL or incurrence of an Incremental Facility, as determined by Agent in its reasonable discretion, the applicable Credit Party to any Mortgages shall within forty-five (45) days of such funding or incurrence (or such later date as agreed by Agent) (i) enter into and deliver to Agent, at the direction and in the reasonable discretion of Agent, a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to Agent, (ii) cause to be delivered to Agent for the benefit of the Secured Parties an endorsement to the title insurance policy, date down(s) or other evidence reasonably satisfactory to Agent insuring that the priority of the Lien of the Mortgages as security for the Obligations has not changed and confirming and/or insuring that since the issuance of the title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgages (other than those expressly permitted by Section 5.1(c)) and (iii) deliver, at the request of Agent, to Agent and/or all other relevant third parties, all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgages as security for the Obligations.

4.14                        Environmental Matters.

(a)                                 Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability.  Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Material Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

(b)                                 Borrower and each applicable Credit Party will comply in all material respects with the Headquarters Due Care Plan and Section 20107a of Part 201 of the Natural

Resources and Environmental Protection Act, 1994 PA 451, as amended, and any associated regulations and guidance.

4.15                        Post-Closing Obligations

As a material inducement to Agent and Lenders entering into and performing their respective obligations under this Agreement, Borrower hereby agrees to complete each item set forth on Schedule 4.15 hereto on or prior to the date indicated with respect thereto on Schedule 4.15.

ARTICLE V.
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1                               Limitation on Liens.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)                                 any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by Section 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 5.5(c);

(b)                                 any Lien created under any Loan Document;

(c)                                  Liens for Taxes (i) which are not past due or remain payable without penalty, or (ii) the non payment of which is permitted by Section 4.7;

(d)                                 carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not past due or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e)                                  Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f)                                   Liens consisting of judgment or judicial attachment liens (other than for payment of Taxes), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $1,000,000;

(g)                                  easements, rights of way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h)                                 Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under Section 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i)                                     Liens securing Capital Lease Obligations permitted under Section 5.5(d);

(j)                                    any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k)                                 Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease permitted by this Agreement;

(l)                                     non-exclusive licenses and sublicenses granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(m)                             Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code;

(n)                                 Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(o)                                  Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(p)                                 Liens in favor of AmerisourceBergen on the AmeriSourceBergen Inventory Collateral; and

(q)                                 other Liens securing obligations (other than Indebtedness) otherwise permitted hereunder not to exceed $1,000,000 in the aggregate.

5.2                               Disposition of Assets.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)                                 dispositions to any Person other than an Affiliate of a Credit Party of (i) inventory, or (ii) worn out, obsolete, damaged, non-functional or surplus equipment, in each case in the Ordinary Course of Business;

(b)                                 dispositions (other than of (i) the Stock of any Subsidiary of any Credit Party or (ii) any Accounts of any Credit Party) not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year $2,000,000 and (iv) after giving effect to such disposition, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent fiscal month for which financial statements have been delivered;

(c)                                  (i) dispositions of Cash Equivalents in the Ordinary Course of Business made to a Person that is not an Affiliate of any Credit Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents;

(d)                                 transactions permitted under Section 5.1(l);

(e)                                  the Borrower may sell its Investment in Ageology, LLC to the Permitted Holders so long as (i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) 100% of the purchase price is paid in cash at the closing of such sale, (iii) all proceeds of the sale are applied to repay the Loans, and (iv) the purchase price is equal to the greater of (x) the purchase price paid by the Borrower for such Investment (including any additional investments made pursuant to Section 5.4(h)) and (y) fair market value for such Investment as reasonably determined by the Board of Directors of the Borrower;

(f)                                   dispositions resulting from an Event of Loss;

(g)                                  transactions permitted by Section 5.3; and

(h)                                 the lapse, abandonment or other disposition of Intellectual Property that is, in the reasonable good faith business judgment of the Credit Parties, no longer economically practicable or commercial desirable to maintain or not necessary or useful to the conduct of the business of the Credit Parties or any of their Subsidiaries.

5.3                               Consolidations and Mergers.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (a) merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except for Permitted Acquisitions and except that upon not less than five (5) Business Days prior written notice to Agent, (a) any Subsidiary of the Borrower may merge with, or dissolve or liquidate into, the Borrower or a Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary, provided that the Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and all actions reasonably required by Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed and (b) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary provided if a First Tier Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such First Tier Foreign Subsidiary shall be the continuing or surviving entity.

5.4                               Acquisitions; Loans and Investments.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) above are referred to as “Investments”), except for:

(a)                                 Investments in cash and Cash Equivalents;

(b)                                 Investments consisting of (i) extensions of credit or capital contributions by any Credit Party to or in any other then existing Credit Party, (ii) extensions of credit or capital contributions by the Borrower or any other Credit Party to or in any then existing Foreign Subsidiaries of a Borrower not to exceed $500,000 in the aggregate at any time outstanding for all such extensions of credit and capital contributions; provided, that (A) if any Credit Party executes and delivers to the Borrower a note (collectively, the “Intercompany Notes”) to evidence any Investments described in the foregoing clauses (i) and (ii), that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (B) the Borrower shall accurately record all intercompany transactions on its books and records; and (C) at the time any such intercompany loan or advance is made by the Borrower to any other Credit Party and after giving effect thereto, the Borrower shall be Solvent; (iii) extensions of credit or capital contributions by a Foreign Subsidiary of a Borrower to or in another then existing Foreign Subsidiary of a Borrower;

(c)                                  Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.2(b);

(d)                                 Investments of no more than $5,000,000 in the aggregate in the Primrose Health Joint Venture;

(e)                                  Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(f)                                   Investments existing on the Closing Date and set forth in Schedule 5.4;

(g)                                  loans or advances to employees permitted under Section 5.6;

(h)                                 Permitted Acquisitions;

(i)                                     Investments comprised of Contingent Obligations permitted under Section 5.9; and

(j)                                    other Investments in an aggregate amount during the term of this Agreement of up to $10,000,000 so long as at the time of making any such Investment no Default or Event of Default shall then exist or would exist after giving effect thereto.

5.5                               Limitation on Indebtedness.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)                                 the Obligations;

(b)                                 Indebtedness consisting of Contingent Obligations described in clause (i) of the definition of Indebtedness and permitted pursuant to Section 5.9;

(c)                                  Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d)                                 (i) Indebtedness to ASD Specialty Healthcare, Inc. not to exceed $20,000,000 in the aggregate at any time outstanding secured solely by Liens permitted by Section 5.1(h) and (ii) other Indebtedness not to exceed $20,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured solely by Liens permitted by Section 5.1(h) and Permitted Refinancings thereof;

(e)                                   unsecured intercompany Indebtedness permitted pursuant to Section 5.4(b);

(f)                                   the AmerisourceBergen Indebtedness;

(g)                                  the AHF Earnout in an aggregate amount not to exceed $2,000,000;

(h)                                 the MedPro Earnout in an aggregate amount not to exceed $11,500,000; and

(i)                                     the BioRx Earnout in an aggregate amount due in cash not to exceed $2,000,000;

(j)                                    unsecured Indebtedness of the Borrower or any of its Subsidiaries consisting of Contingent Acquisition Consideration; provided that the maximum aggregate amount payable with respect to all such Contingent Acquisition Consideration does not exceed $12,500,000 in the aggregate at any time outstanding (assuming the remaining maximum performance standards related thereto are satisfied, except to the extent all or any portion thereof becomes a fixed, matured or earned amount, in which case such amount shall be deemed the actual amount of such Contingent Acquisition Consideration);

(k)                                 Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including “procurement cards” or “P-cards”) and cash management services; and

(l)                                     other unsecured Indebtedness owing to Persons that are not Affiliates of the Credit Parties not exceeding $2,000,000 in the aggregate at any time outstanding.

5.6                               Employee Loans and Transactions with Affiliates.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

(a)                                 as expressly permitted by this Agreement;

(b)                                 in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and, to the extent such transaction or series of transactions involves an amount in excess of $5,000,000, which are disclosed in advance in writing to Agent; and

(c)                                  loans or advances to employees of Credit Parties not to exceed $500,000 in the aggregate outstanding at any time.

All such transactions under clause (b) above existing as of the Closing Date are described in Schedule 5.6.

5.7                               Compensation.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except:

(a)                                 payment of reasonable compensation to officers and employees for actual services rendered to the Credit Parties and their Subsidiaries in the Ordinary Course of Business; and

(b)                                 payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $1,500,000 in any Fiscal Year of the Borrower.

5.8                               Margin Stock; Use of Proceeds.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9                               Contingent Obligations.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a)                                 endorsements for collection or deposit in the Ordinary Course of Business;

(b)                                 Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(c)                                  Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)                                 Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e)                                  Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with dispositions permitted under Section 5.2(b);

(f)                                    Contingent Obligations arising under Letters of Credit;

(g)                                  Contingent Obligations arising under guaranties made in the Ordinary Course of Business of obligations of any Credit Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent; and

(h)                                 other Contingent Obligations not exceeding $1,000,000 in the aggregate at any time outstanding.

5.10                        Compliance with ERISA.

No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, result in Liabilities in excess of $1,000,000.  No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

5.11                        Restricted Payments.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, and except that:

(a)                                 the Borrower may make Restricted Payments provided all of the following conditions are satisfied:

(i)                                     no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii)                                  after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenant set forth in Section 6.3 (regardless of whether such covenant would otherwise be tested based on Availability), recomputed for the most recent fiscal month for which financial statements have been delivered;

(iii)                               the aggregate Restricted Payments permitted to be made in any Fiscal Year of the Borrower pursuant to this Section 5.11(a) shall not exceed fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year;

(iv)                              for the most recent fiscal month for which financial statements have been delivered, average daily Availability was not less than $20,000,000; and

(v)                                 after giving effect to such Restricted Payment, Availability is not less than $20,000,000; and

(vi)                              at the time of such Restricted Payment, no Term Loan (including any Incremental Term Loan) is outstanding;

provided, however, that no later than five (5) Business Days prior to making any Restricted Payment, the Borrower shall have delivered to Agent a certificate duly executed and completed by a financial officer of the Borrower stating the amount of the Restricted Payment and containing a schedule, in reasonable detail, setting forth the calculation demonstrating compliance with this Section 5.11(a).

(b)                                 the Borrower may make a special distribution to those Persons who were shareholders of the Borrower during 2014 prior to January 23, 2014, in an amount sufficient to pay the federal income taxes owed by such shareholders in respect of the federal taxable income of the Borrower allocable to such shareholder for the period from January 1, 2014 through January 23, 2014, taking into account any election under Section 1362(e)(3) of the Code to close the books of the Borrower as of January 23, 2014 (any such special distribution pursuant to this sentence, a “Special Tax Distribution”), in an aggregate amount not to exceed $1,000,000; and

(c)                                  the Borrower may redeem options to purchase shares of its common Stock, solely to the extent such redemption is made with the proceeds of the Borrower’s public offering of its common Stock within five (5) Business Days of the Borrower’s receipt of the proceeds of such public offering.

5.12                        Change in Business.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business different from those lines of business carried on by it on the Closing Date.

5.13                        Change in Structure.

Except as expressly permitted under Section 5.3 and except for the issuance of shares of Stock within five Business Days of the Closing Date by Symmetric AIV Corporation to the Borrower, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure, issue any Stock or Stock Equivalents or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders.  For the avoidance of doubt, this Section 5.13 does not restrict the Borrower from issuing “phantom stock options” to its executives or other employees.  Notwithstanding the foregoing, (i) the Borrower may issue its common stock and (ii) upon at least 30 days prior written notice, the Borrower may form a parent company on terms and documentation acceptable to Agent and Required Lenders.

5.14                        Changes in Accounting, Name or Jurisdiction of Organization.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least twenty (20) days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent, including those to continue the perfection of its Liens, have been completed.

5.15                        Amendments to Related Agreements, Material Agreements and Subordinated Indebtedness.

(a)                                 No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, amend, supplement, waive or otherwise modify any provision of, any Related Agreement (other than any Subordinated Indebtedness Documents) or any Material Agreement in a manner adverse to Agent or Lenders or which would reasonably be expected to have a Material Adverse Effect.

(b)                                 No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any Subordinated Indebtedness Documents except to the extent permitted by the applicable subordination agreements.

5.16                        No Negative Pledges.

(a)                                 No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Borrower or any other Credit Party.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to Sections 5.1(h) and 5.1(i) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens and except in connection with any document or instrument governing Liens permitted pursuant to Section 5.1(p) (subject to the AmerisourceBergen Intercreditor Agreement).

(b)                                 No Credit Party shall issue any Stock or Stock Equivalents if such issuance would result in an Event of Default under Section 7.1(k).

5.17                        OFAC; Patriot Act.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.28 and 3.29.

5.18                        Sale-Leasebacks.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19                        Hazardous Materials.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Material Environmental Liabilities or otherwise materially adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party).

5.20                        Prepayments of Other Indebtedness.

No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a Permitted Refinancing of Indebtedness permitted under Section 5.5(c) or Section 5.5(d), (d) prepayments of other Indebtedness (excluding Subordinated Indebtedness) so long as the amounts prepaid do not exceed $2,000,000 in the aggregate, and (e) prepayment of intercompany Indebtedness to Credit Parties.

ARTICLE VI.
FINANCIAL COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

6.1                               Leverage Ratio.  So long as any Term Loan (including any Incremental Term Loan) is outstanding, the Credit Parties shall not permit the Leverage Ratio as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Measurement Date	Maximum Leverage Ratio
June 30, 2015	4.50:1.00
July 31, 2015	4.50:1.00
August 31, 2015	4.50:1.00
September 30, 2015	4.25:1.00
October 31, 2015	4.25:1.00
November 30, 2015	4.25:1.00
December 31, 2015	4.00:1.00
January 31, 2016	4.00:1.00
February 29, 2016	4.00:1.00
March 31, 2016	3.75:1.00
April 30, 2016	3.75:1.00

May 31, 2016	3.75:1.00
June 30, 2016	3.50:1.00
July 31, 2016	3.50:1.00
August 31, 2016	3.50:1.00
September 30, 2016	3.00:1.00
October 31, 2016	3.00:1.00
November 30, 2016	3.00:1.00
December 31, 2016 and the last day of each fiscal month thereafter	2.50:1.00

The “Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.2                               Interest Coverage Ratio.  So long as any Term Loan (including any Incremental Term Loan) is outstanding, the Credit Parties shall not permit the Interest Coverage Ratio for the twelve fiscal month period (or such shorter period commencing on April 1, 2015) ending on the last day of any fiscal month to be less than 2.50:1.0.

The “Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.3                               Fixed Charge Coverage Ratio.

At any time that no Term Loan (including any Incremental Term Loan) is outstanding, if average daily Availability for any fiscal month reaches or falls below $30,000,000, the Credit Parties shall not permit the Fixed Charge Coverage Ratio to be less than 1.10:1.00 for the trailing 12 month period ending on the last day of such fiscal month.  The “Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

ARTICLE VII.
EVENTS OF DEFAULT

7.1                               Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)                                 Non-Payment.  Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of, or interest on, any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three (3) Business Days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b)                                 Representation or Warranty.  (i) Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $1,000,000 in the aggregate in any Borrowing Base Certificate, (B) errors understating the Borrowing Base and (C) errors occurring when Availability continues to exceed $20,000,000 after giving effect to the correction of such errors);

(c)                                  Specific Defaults.  Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 4.1, 4.2(b), 4.2(d), 4.3(a) 4.6, 4.9, 4.10, 4.11, 4.15, Article V or VI or Section 9.10(d) hereof;

(d)                                 Other Defaults.  Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of fifteen (15) Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by Agent or Required Lenders;

(e)                                  Cross Default.  Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or earnouts permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f)                                   Insolvency; Voluntary Proceedings.  The Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party:  (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as expressly permitted under Section 5.3, voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g)                                  Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)                                 Monetary Judgments.  One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $2,000,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(i)                                     Non Monetary Judgments.  One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of fifteen (15) consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j)                                    Collateral.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of Agent to take any action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens;

(k)                                 Change of Control.  There occurs any Change of Control.

(l)                                     Invalidity of Subordination Provisions.  The subordination provisions of the AmerisourceBergen Intercreditor Agreement, or any agreement or instrument governing any Subordinated Indebtedness (including any subordination agreement) shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions;

(m)                             Material Agreements.  Any default or breach by any Credit Party occurs and is continuing beyond any applicable cure or grace period under any Material Agreement or any Material Agreement is terminated, except to the extent replaced with a similar agreement reasonably satisfactory to the Borrower, and to the extent not replaced, only to the extent the termination of such Material Agreement would reasonably be expected to result in a Material Adverse Effect;

(n)                                 Damage; Casualty.  Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of the Credit Parties generating more than 25% of the Borrower’s consolidated revenue for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days;

(o)                                 FDA.  (i) the FDA or any other Governmental Authority initiates enforcement action against any Credit Party or any of its Subsidiaries, or any suppliers that causes such Credit Party or Subsidiary to recall, withdraw, remove or discontinue marketing any of its Products which would reasonably be expected, in the aggregate, to have a Material Adverse Effect; (ii) the FDA or any other Governmental Authority issues a warning letter to any Credit Party or any of its Subsidiaries with respect to any Regulatory Matter which would reasonably be expected, in the aggregate, to have a Material Adverse Effect; (iii) any Credit Party or any of its Subsidiaries conducts a mandated or voluntary recall which could reasonably be expected to result in aggregate liability and expense to the Credit Parties and their Subsidiaries of $2,000,000 or more; or (iv) any Credit Party or any of its Subsidiaries enters into a settlement agreement with the FDA or any other Governmental Authority that results in aggregate liability to the Credit Parties as to any single or related series of transactions, incidents or conditions, of $2,000,000 or more, or that would reasonably be expected to have a Material Adverse Effect; or

(p)                                 Health Care.  There shall occur any revocation, suspension, termination, recession, non-renewal or forfeiture or any similar final administrative action with respect to one or more Health Care Permits, Third Party Payor Programs or Third Party Payor Authorizations, in each case of any Credit Party or any Subsidiary of any Credit Party which, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.2                               Remedies.

Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Lenders:

(a)                                 declare all or any portion of any one or more of the Commitments of each Lender to make Loans or of the L/C Issuer to Issue Letters of Credit to be suspended or terminated, whereupon all or such portion of such Commitments shall forthwith be suspended or terminated;

(b)                                 declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c)                                  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 7.1(f) or 7.1(g) (in the case of Section 7.1(g)(i) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or the L/C Issuer.

7.3                               Rights Not Exclusive.

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4                               Cash Collateral for Letters of Credit.

If an Event of Default has occurred and is continuing, this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, Agent may, and upon request of Required Revolving Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Borrower shall thereupon deliver to Agent, to be held for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, an amount of cash equal to 105% of the amount of Letter of Credit Obligations as additional collateral security for Obligations.  Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations.  The remaining balance of the cash collateral will be returned to the Borrower when all Letters of Credit have been terminated or discharged, all Commitments have been terminated and all Obligations have been paid in full in cash.

ARTICLE VIII.
THE AGENT

8.1                               Appointment and Duties.

(a)                                 Appointment of Agent.  Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b)                                 Duties as Collateral and Disbursing Agent.  Without limiting the generality of Section8.1(a), Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)                                  Limited Duties.  Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2                               Binding Effect.

Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3                               Use of Discretion.

(a)                                 Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and

(b)                                 Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity; and

(c)                                  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 7.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.4                               Delegation of Rights and Duties.

Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5                               Reliance and Liability.

(a)                                 Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)                                 None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, the Borrower and each other Credit Party hereby waive and shall not assert (and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence, bad faith or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent and its Related Persons:

(i)                                     shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)                                  shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)                               makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv)                              shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in Section 8.5(b)(i) through (iv), each Lender, L/C Issuer and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c)                                  Each Lender and L/C Issuer (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”).  Each Lender and L/C Issuer further acknowledges that any Agent Report (i) is provided to the Lenders and L/C Issuers solely as a courtesy, without consideration, and based upon the understanding that such Lender or L/C Issuer will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties.  Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)                                 Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender or L/C Issuer receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s or L/C Issuer’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender or L/C Issuer any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender and L/C Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender or L/C Issuer having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or L/C Issuer arising out of such Lender’s or L/C Issuer’s access to any Agent Report or any discussion of its contents.

8.6                               Agent Individually.

Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, or engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lender”, “Required Revolving Lender”, “DDTL Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender or as one of the Required Lenders, DDTL Lender or Required Revolving Lenders, respectively.

8.7                               Lender Credit Decision.

(a)                                 Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b)                                 If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8                               Expenses; Indemnities; Withholding.

(a)                                 Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)                                 Each Lender further agrees to indemnify Agent, each L/C Issuer and each of their respective Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent, any L/C Issuer or any of their respective Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document, and Letter of Credit or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent, any L/C Issuer or any of their respective Related Persons under or with respect to any of the foregoing; provided, that with respect to any indemnification owed to any L/C Issuer or any of its Related Persons in connection with any Letter of Credit, only Revolving Lenders shall be required to indemnify, such indemnification to be made severally and ratably based on such Revolving Lender’s Commitment Percentage of the Aggregate Revolving Loan Commitment (determined as of the time the applicable indemnification is sought by such L/C Issuer or Related Person from the Revolving Lenders); provided, further, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)                                  To the extent required by any Requirement of Law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax (including withholding Taxes imposed under Chapters 3 and 4 of Subtitle A of the Code).  If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, failed to maintain a Participant Register or for any other reason), or Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses.  Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such

Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9                               Resignation of Agent or L/C Issuer.

(a)                                 Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9.  If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, within 30 days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this Section 8.9(a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)                                 Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c)                                  Any L/C Issuer may resign at any time by delivering notice of such resignation to Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective.  Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit Issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

8.10                        Release of Collateral or Guarantors.

Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of Section 8.10(b)(ii), release or subordinate) the following:

(a)                                 any Subsidiary of the Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)                                 any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any Property subject to a Lien permitted hereunder in reliance upon Section 5.1(h) or 5.1(i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11                        Additional Secured Parties.

The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII and Sections 9.3, 9.9, 9.10, 9.11, 9.17, 9.24 and 10.1 (and, solely with respect to L/C Issuers, Section 1.1(c)) and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

8.12                        Information Regarding Bank Products and Secured Rate Contracts.  Each Lender agrees that, upon the reasonable request of the Agent, it shall from time to time provide the Agent with updated information regarding the maximum dollar amount of obligations under Bank Products or obligations under Secured Rate Contracts in order to facilitate the Agent’s administration of the credit facilities hereunder.

8.13                        Lead Arranger, Documentation Agent and Syndication Agent.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Lead Arranger, any Documentation Agent and any Syndication Agent shall not have any duties or responsibilities, nor shall the Lead Arranger, any Documentation Agent and any Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Lead Arranger, any Documentation Agent and any Syndication Agent.

ARTICLE IX.
MISCELLANEOUS

9.1                               Amendments and Waivers.

(a)                                 Subject to the provisions of Sections 8.10 and 9.1(g) hereof, no amendment or waiver of or supplement or other modification (which shall include any direction to the Agent pursuant) to, any Loan Document (other than the Fee Letter, any Control Agreement, or any letter of credit reimbursement or similar agreement) or any provision thereof, and no consent with respect to any departure by any Credit Party from any such Loan Documents, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, supplement (including any additional Loan Document) or consent shall, unless in writing and signed by all the Lenders directly and adversely affected thereby (or by Agent with the consent of all the Lenders directly and adversely affected thereby), in addition to Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrower, do any of the following:

(i)                                     increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.2(a));

(ii)                                  postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than scheduled installments under Section 1.8(a)) may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii)                               reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest margin shall only require consent of Required Lenders) or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv)                              (A) change or have the effect of changing the priority or pro rata treatment of any payments (including voluntary and mandatory prepayments), Liens, proceeds of Collateral or reductions in Commitments (including as a result in whole or in part of allowing the issuance or incurrence, pursuant to this Agreement or otherwise, of new loans or other Indebtedness having any priority over any of the Obligations in respect of payments, Liens, Collateral or proceeds of Collateral, in exchange for any Obligations or otherwise), or (B) advance the date fixed for, or increase, any scheduled installment of principal due to any of the Lenders under any Loan Document;

(v)                                 change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(vi)                              amend this Section 9.1 or, subject to the terms of this Agreement, the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vii)                           discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that (X) all Lenders shall be deemed to be directly and adversely affected by an amendment, waiver or supplement described in Sections 9.1(a)(iv)(B), (v), (vi) or (vii) and (Y) notwithstanding the preceding clause (X), only those Lenders that have not been provided a reasonable opportunity, as determined in the good faith judgment of the Agent, to receive the most-favorable treatment under or in connection with the applicable amendment, waiver or supplement described in the preceding clause (iv) (other than the right to receive customary administrative agency, arranging, underwriting and other similar fees) that is provided to  any  other Person, including the opportunity to participate on a pro rata basis on the same terms in any new loans or other Indebtedness permitted to be issued as a result of such amendment, waiver or supplement, shall be deemed to be directly and adversely affected by such amendment, waiver or supplement.

(b)                                 No amendment, waiver or consent shall, unless in writing and signed by Agent, the Swingline Lender or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent, the Swingline Lender or the L/C Issuer, as applicable, under this Agreement or any other Loan Document. No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens applicable to all Lenders permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap

Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.

(c)                                  No amendment or waiver shall, unless signed by the Agent and Required Revolving Lenders (or by Agent with the consent of the Required Revolving Lenders):  (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 2.2; (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 2.2, (iii) amend or waive non-compliance with any provision of Section 1.1(b)(iii) or (iv) amend or modify the definitions of Eligible Accounts, Eligible Inventory or Borrowing Base, including any increase in the percentage advance rates in the definition of Borrowing Base, in a manner which would increase the availability of credit under the Revolving Loan.  No amendment shall (x) amend or waive this Section 9.1(c) or the definitions of the terms used in this Section 9.1(c) insofar as the definitions affect the substance of this Section 9.1(c), (y) change the definition of the term Required Revolving Lenders; or (z) change the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder, in each case, without the consent of all Revolving Lenders.

(d)                                 Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to this Section 9.1) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an “affected Lender” for purposes of Section 9.1(a)(i) and 9.1(a)(iii) solely with respect to an increase in such Non-Funding Lender’s Commitments, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the other Lenders holding Loans of the same type, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender.  Moreover, for the purposes of determining Required Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(e)                                  Subject to the provisions of Section 9.1(a), notwithstanding anything set forth herein to the contrary, this Agreement may be amended with the written consent of Agent, the Borrower and the Required Lenders to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Loans and the accrued interest and fees in respect thereof and (ii) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(f)                                   Notwithstanding anything to the contrary contained in this Section 9.1, (i) the Borrower may amend Schedules 3.19 and 3.21 upon notice to Agent, (ii) Agent may amend Schedules 1.1(a) and 1.1(b) to reflect Incremental Facilities and Sales entered into pursuant to Section 9.9, and (iii) Agent and the Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, (2)

grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties; provided that no Accounts or Inventory of such Person shall be included as Eligible Accounts or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion, and (3) add one or more Incremental Facilities to this Agreement pursuant to Section 1.1(e) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Revolving Lenders and Required Lenders.

(g)                                  Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term Loans with a like maturity date or all Revolving Lenders having Revolving Loan Commitments with a like commitment termination date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of such respective Term Loans or amounts of Revolving Loan Commitments) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in any such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Loan Commitments, and, subject to the terms hereof, otherwise modify the terms of such Term Loans and/or Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate and/or fees payable in respect of such Term Loans and/or Revolving Loan Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”; and each group of Term Loans or Revolving Loan Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Loan Commitments (in each case not so extended), being a separate Class), so long as the following terms are satisfied:.

(i)                                     no Default or Event of Default shall have occurred and be continuing at the time the applicable Extension Offer is delivered to the Lenders;

(ii)                                  except as to interest rates, fees and final commitment termination date (which shall be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extended Revolving Lenders), the Revolving Loan Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Loan Commitment (an “Extended Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Loan Commitment”) and the related outstandings shall be a Revolving Loan Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Revolving Lenders) as the original Revolving Loan Commitments (and related outstandings); provided that (1) the borrowing and payments (except for (A) payments of interest and/or fees at different rates on Extended Revolving Loan Commitments (and related outstandings), (B) repayments required upon the commitment termination date of the non-extended Class of Revolving Loan Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Revolving Loans with respect to Extended Revolving Loan Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Loan Commitments, (2) subject to Section 9.1(b), all Swing Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Loan Commitments (including Extended Revolving Loan Commitments) in accordance with their percentage of the Aggregate Revolving Loan Commitments, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Loan Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Loan Commitments, except that the Borrower shall be permitted to repay permanently and terminate commitments of any such Class on a better than pro rata basis as compared to any other Class with a later commitment termination date than such Class, (4) assignments and participations of Extended Revolving Loan Commitments and related Revolving Loans shall be governed by the same assignment and participation provisions applicable to the other Classes of Revolving Loan Commitments and Revolving Loans and (5) at no time shall there be Revolving Loan Commitments hereunder (including Extended Revolving Loan Commitments and any original Revolving Loan Commitments) which have more than two (2) different maturity dates;

(iii)                               except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extending Term Lenders), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans owed to it (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then latest maturity date);

(iv)                              the final maturity date of any Extended Term Loans shall be no earlier than the latest maturity date of the Term Loans extended thereby and the amortization schedule applicable to Loans pursuant to Section 1.8(a) for periods prior to the original maturity date of the Term Loans shall not be increased;

(v)                                 the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans extended thereby;

(vi)                              any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with non-extended Classes of Term Loans in any voluntary or mandatory prepayments hereunder, in each case as specified in the respective Extension Offer; and

(vii)                           if the aggregate principal amount of Term Loans (calculated on the outstanding principal amount thereof) and/or Revolving Loan Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as applicable, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Loan Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans and/or Revolving Loans of such Term

Lenders or Revolving Lenders, as applicable, shall be extended ratably up to such maximum amount based on the respective principal or commitment amounts with respect to which such Term Lenders and/or Revolving Lenders, as the case may be, have accepted such Extension Offer.

With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 1.7 or 1.8 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Loan Commitments (as applicable) of any or all applicable Classes be tendered Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Loan Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section.

No consent of any Lender shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Loan Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Loan Commitments, the consent of the L/C Issuer and Swing Line Lender.  All Extended Term Loans, Extended Revolving Loan Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents and secured by the Collateral on a pari passu basis with all other applicable Obligations.  The Lenders hereby irrevocably authorize Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower (on behalf of all Credit Parties) as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary in the reasonable opinion of Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section.  In addition, if so provided in such amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the applicable commitment termination date shall be re-allocated from Lenders holding non-extended Revolving Loan Commitments to Lenders holding Extended Revolving Loan Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Loan Commitments, be deemed to be participation interests in respect of such Revolving Loan Commitments and the terms of such participation interests shall be adjusted accordingly.  Without limiting the foregoing, in connection with any Extensions the applicable Credit Parties shall (at their expense) amend (and Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the later of the then latest (x) maturity date of the Term Loans and (y) scheduled termination date of the Revolving Loan Commitments, so that such maturity date referenced therein is extended to the later of the then (x) latest maturity date of the Term Loans and (y) scheduled termination date of the Revolving Loan Commitments

(or such later date as may be advised by local counsel to Agent).  Agent shall promptly notify each Lender of the effectiveness of each such amendment.

In connection with any Extension, the Borrower shall provide Agent at least twenty (20) Business Days (or such shorter period as may be agreed by Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, Agent, in each case acting reasonably to accomplish the purposes of this Section 9.1(g).

This Section 9.1(g) shall supersede any provisions of this Section 9.1 or Section 9.11 to the contrary.

(h)                                 No amendment or waiver shall, unless signed by Agent and each DDTL Lender directly affected thereby (or by Agent with the consent of each DDTL Lender directly affected thereby) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any DDTL in Section 2.3; (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any DDTL in Section 2.3; or (iii) amend or waive this Section 9.1(h) or the definitions of the terms used in this Section 9.1(h) insofar as the definitions affect the substance of this Section 9.1(h).

9.2                               Notices.

(a)                                 Addresses.  All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto (in the case of such notices and other communications to Agent, including a mandatory e-mail notice to the e-mail address on the applicable signature page hereto), (ii) posted to Syndtrak® the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.SyndTrak.com or using such other means of posting to Syndtrak® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and Agent.  Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower, and (z) if receipt of such transmission is acknowledged by Agent.

(b)                                 Effectiveness.  (i)  All communications described in Section 9.2(a) and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to Section 9.2(a)(ii) or (a)(iii)), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii)                                  The posting, completion and/or submission by any Credit Party of any communication pursuant to an E System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c)                                  Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3                               Electronic Transmissions.

(a)                                 Authorization.  Subject to the provisions of Section 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)                                 Signatures.  Subject to the provisions of Section 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed;

provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)                                  Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d)                                 LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each of the Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4                               No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5                               Costs and Expenses.

Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse upon demand (a) Agent for all reasonable out of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, (b) Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations, including Agent’s internal field examination group (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners), (c) each of Agent, its Related Persons, and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Related Transaction, including Attorney Costs and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (c) above.

9.6                               Indemnity.

(a)                                 Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Agreement, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from (i) the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order or (ii) a dispute solely among Indemnitees (other than any claims against any Indemnitee solely in its capacity as the Agent or an arranger or any similar role under the Loan Documents) not arising out of any act or omission on the part of any Credit Party or any Affiliate of a Credit Party.  Furthermore, each of the Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.  This Section 9.6(a) shall not apply with respect to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim.

(b)                                 Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7                               Marshaling; Payments Set Aside.

No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from the Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8                               Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9                               Assignments and Participations; Binding Effect.

(a)                                 Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower, the other Credit Parties hereto (in each case except for Article VIII), Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 8.9), none of the Borrower, any other Credit Party, any L/C Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)                                 Right to Assign.  Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender) or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, with respect to Sales of Revolving Loan Commitments, each L/C Issuer that is a Lender and, as long as no Event of Default is continuing, the Borrower (which acceptances shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after notice of a proposed sale is delivered to the Borrower); provided, however, that (v) such Sales must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans, (w) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, (y) interest accrued prior to and through the date of any such Sale may not be assigned, and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such Sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in Section 1.11(e)(v).  Notwithstanding the foregoing, no Lender may enter into a Sale of all or a portion of its rights and obligations hereunder to a Credit Party, an Affiliate of a Credit Party or a natural Person.  Agent’s refusal to accept a Sale to a holder of Subordinated Indebtedness or an Affiliate of such a holder, or to any Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c)                                  Procedure.  The parties to each Sale made in reliance on Section 9.9(b) (other than those described in Section 9.9(e) or (f)) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any Tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning

Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of Section 9.9(b), upon Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)                                 Effectiveness.  Subject to the recording of an Assignment by Agent in the Register pursuant to Section 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)                                  Grant of Security Interests.  In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with Section 9.9(b)), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)                                   Participants and SPVs.  In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrower, sell participations to one or more Persons other than a Credit Party or an Affiliate of a Credit Party in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the Tax forms such Lender is required to collect pursuant to Section 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation except to the extent such entitlement to receive a greater amount results from any change in, or in the interpretation of, any Requirement of Law that occurs after the date such grant or participation is made (and in consideration of the foregoing, each such Participant and SPV shall be deemed to have acknowledged and agreed to be bound by the provisions of Section 9.22 and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of Section 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 9.1(a)(vi).  No party hereto shall institute (and the Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this Section 9.9(f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than Agent except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent shall have no responsibility for maintaining a Participant Register.

9.10                        Non-Public Information; Confidentiality.

(a)                                 Non-Public Information.  Each of Agent, each Lender and L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations).

(b)                                 Confidential Information.  Each of Agent, each Lender and each  L/C Issuer agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, provided, however, that each of Agent, each Lender and each L/C Issuer shall, unless prohibited by applicable Requirements of Law and to the extent practicable, use commercially reasonable efforts to inform the Borrower prior to such disclosure, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c)                                  Tombstones.  Each Credit Party consents to the publication by Agent or any Lender of any press releases, tombstones, advertising or other promotional materials

(including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark.

(d)                                 Press Release and Related Matters.  No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which GE Capital or any of its Affiliates is party without the prior written consent of GE Capital or such Affiliate except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital.

(e)                                  Distribution of Materials to Lenders and L/C Issuers.  The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f)                                   Material Non-Public Information.  The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI:  (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent (including, Notices of Borrowing, Notices of Conversion/Continuation, L/C Requests, Swingline requests and any similar requests or notices posted on or through an E-System). Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11                        Set-off; Sharing of Payments.

(a)                                 Right of Setoff.  Each of Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b)                                 Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.  If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 1.11(e).

9.12                        Counterparts; Facsimile Signature.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13                        Severability.

The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14                        Captions.

The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15                        Independence of Provisions.

The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16                        Interpretation.

This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements.  Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17                        No Third Parties Benefited.

This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the L/C Issuers party hereto, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18                        Governing Law and Jurisdiction.

(a)                                 Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b)                                 Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the

Borrower and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)                                  Service of Process.  Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein).  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law.

9.19                        WAIVER OF JURY TRIAL.

THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20                        ENTIRE AGREEMENT; RELEASE; SURVIVAL.

(a)                                 THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN

WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)                                 Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each of the Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)                                  (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Article VIII (Agent) and Article X (Taxes, Yield Protection and Illegality) and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21                        Patriot Act.

Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22                        Replacement of Lender.

Within forty-five days after:  (i) receipt by the Borrower of written notice and demand from (A) any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6 or (B) any SPV or participant (an “Affected SPV/Participant”) for payment of additional costs as provided in Section 9.9(f), unless the option or participation of such Affected SPV/Participant shall have been terminated prior to the exercise by the Borrower of its rights hereunder; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify (A) in the case of clause (i)(A) or (ii) above, Agent and such Affected Lender (or such non-consenting Lender) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), or (B) in the case of clause (i)(B) above, Agent, such Affected SPV/Participant, if known, and the applicable Lender (such Lender, a “Participating Lender”)

that (1) granted to such Affected SPV/Participant the option to make all or any part of any Loan that such Participating Lender would otherwise be required to make hereunder or (2) sold to such Affected SPV/Participant a participation in or to all or a portion of its rights and obligations under the Loan Documents, of the Borrower’s intention to obtain, at the Borrower’s expense, a Replacement Lender for such Participating Lender, in each case, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrower obtains a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or such non-consenting Lender) or Participating Lender, as the case may be, shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender or Affected SPV/Participant, as applicable, for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment, and in the case of a Participating Lender being replaced by a Replacement Lender, (x) all right, title and interest in and to the Obligations and Commitments so assigned to the Replacement Lender shall be assigned free and clear of all Liens or other claims (including pursuant to the underlying option or participation granted or sold to the Affected SPV/Participant, but without affecting any rights, if any, of the Affected SPV/Participant to the proceeds constituting the purchase price thereof) of the Affected SPV/Participant, and (y) to the extent required by the underlying option or participation documentation, such Participating Lender shall apply all or a portion of the proceeds received by it as a result of such assignment, as applicable, to terminate in full the option or participation of such Affected SPV/Participant.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrower shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrower, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9.  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23                        Joint and Several.

The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several.  Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of the Borrower and the other Credit Parties are subject.

9.24                        Creditor-Debtor Relationship.

The relationship between Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor.  No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25                        Actions in Concert.

Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

9.26                        Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty and Security Agreement in respect of Swap Obligations under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.26, or otherwise under the Guaranty and Security Agreement, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.26 shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 9.26 constitute, and this Section 9.26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE X.
TAXES, YIELD PROTECTION AND ILLEGALITY

10.1                        Taxes.

(a)                                 Except as required by a Requirement of Law, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or other Liabilities with respect thereto (collectively, “Taxes”).

(b)                                 If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) if such Tax is an Indemnified Tax, such amount payable shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c)                                  In addition, the Borrower agrees to pay, and authorizes Agent to pay in its name, any stamp, documentary, excise or property Tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”), except any such Other Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.22).  The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by Agent in whole to make such payment.  Within 30 days after the date of any payment of Other Taxes by any Credit Party, the Borrower shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d)                                 The Credit Parties hereby acknowledge and agree that (i) neither GE Capital nor any Affiliate of GE Capital has provided any Tax advice to any Tax Affiliate in connection with the transactions contemplated hereby or any other matters and (ii)  the Credit Parties have received appropriate Tax advice to the extent necessary to confirm that the structure of any transaction contemplated by the Credit Parties in connection with this Agreement complies in all material respects with applicable federal, state and foreign Tax laws.

(e)                                  The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Agent), each Secured Party for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid or payable by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted; provided, that the Borrower shall not be required to compensate any Secured Party pursuant to this Section 10.1(e) for any amounts for penalties or interest incurred more or accruing than 270 days prior to the date that such Secured Party notifies the Borrower, in writing, of the Tax, and of the Secured Party’s intention to claim compensation therefrom; provided further, that if a Tax is retroactive, the 270 day period described in the foregoing clause is extended to include the retroactive period.  A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this Section 10.1(e), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(f)                                   Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(g)                                  (i)                               Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirement of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable:  (A) Forms W-8ECI (claiming exemption from U.S. withholding Tax because the income is effectively connected with a U.S. trade or business), W-8BEN or W-8BEN-E (claiming exemption from, or a reduction of, U.S. withholding Tax) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN or W-8BEN-E (claiming exemption from U.S. withholding Tax) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding Tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless the Borrower and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding Tax or are subject to such Tax at a rate reduced by an applicable Tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)                                  Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this Section 10.1(g) and (D) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding Tax) or any successor form.

(iii)                               Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this Section 10.1(g) and provide them to Agent.

(iv)                              If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding Tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and the Borrower any documentation under any Requirement of Law or reasonably requested by Agent or the Borrower sufficient for Agent or the Borrower to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for the purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)                                 If any Secured Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to Section 10.1(b)), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 10.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Secured Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such Credit Party, upon the request of such Secured Party, shall repay to such Secured Party the amount paid over pursuant to this Section 10.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Secured Party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 10.1(h), in no event shall the Secured Party be required to pay any amount to a Credit Party pursuant to this Section 10.1(h) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 10.1(h) shall not be construed to require any Secured Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Credit Party or any other Person.

10.2                        Illegality.

If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrower through Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(a)                                 Subject to Section 10.2(c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b)                                 If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c)                                  Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

10.3                        Increased Costs and Reduction of Return.

(a)                                 If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) above subsequent to the date hereof, (x) there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of Issuing or maintaining any Letter of Credit or any reduction of any sum received or receivable by such Lender or L/C Issuer hereunder or (y) the Lender or L/C Issuer shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs or such Taxes; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this Section 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)                                 If any Lender or L/C Issuer shall have determined that:

(i)                                     the introduction of any Capital Adequacy Regulation;

(ii)                                  any change in any Capital Adequacy Regulation;

(iii)                               any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)                              compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling such Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital or liquidity required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and liquidity  and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital or liquidity is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to Agent), the Borrower shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this Section 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)                                  Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a change in a Requirement of Law under Section 10.3(a) and/or a change in Capital Adequacy Regulation under Section 10.3(b) above, as applicable, regardless of the date enacted, adopted or issued.

10.4                        Funding Losses.

The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)                                 the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b)                                 the failure of the Borrower to borrow, continue or convert a Loan after it has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)                                  the failure of the Borrower to make any prepayment after it has given a notice in accordance with Section 1.7;

(d)                                 the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e)                                  the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in Section 10.4(d) and (e), such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred.  Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under Section 10.3(a):  each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5                        Inability to Determine Rates.

If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to Section 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent revokes such notice in writing.  Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6                        Reserves on LIBOR Rate Loans.

The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7                        Certificates of Lenders.

Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

ARTICLE XI.
DEFINITIONS

11.1                        Defined Terms.

The following terms are defined in the Sections referenced opposite such terms:

“Adjusted EBITDA”	Exhibit 4.2(b)
“Affected Lender”	9.22
“Affected SPV/Participant”	9.22
“Agent Report”	8.5(c)
“Aggregate Excess Funding Amount”	1.11(e)(iv)
“Borrower”	Preamble
“Borrower Materials”	9.10(e)
“Controlled Collateral Account”	4.11(a)
“DDTL”	1.1(a)
“DDTL Commitment”	1.1(a)
“EBITDA”	Exhibit 4.2(b)
“Eligible Accounts”	1.13
“Eligible Inventory”	1.14
“Event of Default”	7.1
“Excess Cash Flow”	Exhibit 4.2(b)
“Extended Revolving Loan Commitment”	9.1(g)
“Extended Term Loans”	9.1(g)
“Extension”	9.1(g)
“Extension Offer”	9.1(g)
“Fee Letter”	1.9(a)
“Fixed Charge Coverage Ratio”	Exhibit 4.2(b)
“Incremental Effective Date”	1.1(e)(i)
“Incremental Facility”	1.1(e)(i)
“Incremental Facility Request”	1.1(e)(i)
“Incremental Revolving Loan”	1.1(e)(i)
“Incremental Revolving Loan Commitment”	1.1(e)(i)
“Incremental Term Loan”	1.1(e)(i)
“Incremental Term Loan Commitment”	1.1(e)(i)
“Indemnified Matters”	9.6(a)
“Indemnitees”	9.6
“Interest Coverage Ratio”	Exhibit 4.2(b)
“Interest Expense”	Exhibit 4.2(b)
“Investments”	5.4

“L/C Reimbursement Agreement”	1.1(c)(i)(C)
“L/C Reimbursement Date”	1.1(c)(v)
“L/C Request”	1.1(c)(ii)
“L/C Sublimit”	1.1(c)(i)(A)
“Lender”	Preamble
“Letter of Credit Fee”	1.9(c)
“Leverage Ratio”	Exhibit 4.2(b)
“Maximum Lawful Rate”	1.3(d)
“Maximum Revolving Loan Balance”	1.1(b)(i)
“MNPI”	9.10(a)
“Notice of Conversion/Continuation”	1.6(a)
“OFAC”	3.28
“Other Taxes”	10.1(c)
“Overadvance”	1.1(b)
“Permitted Liens”	5.1
“Register”	1.4(b)
“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Revolving Loan”	1.1(b)(i)
“Sale”	9.9(b)
“SDN List”	3.28
“Settlement Date”	1.11(b)
“Swing Loan”	1.1(d)(i)
“Swingline Request”	1.1(d)(ii)
“Tax Returns”	3.10
“Taxes”	10.1(a)
“Term Loan A”	1.1(a)
“Term Loan A Commitment”	1.1(a)
“Unused Commitment Fee”	1.9(b)(i)
“Unused DDTL Commitment Fee”	1.9(b)(ii)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.  For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means GE Capital in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Aggregate DDTL Commitment” means the combined DDTL Commitments of the Lenders, which shall initially be in the amount of $25,000,000, as such amount may be reduced from time to time pursuant to this Agreement.  The Aggregate DDTL Commitment shall be reduced by the aggregate amount of DDTLs funded by DDTL Lenders.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $175,000,000, as such amount may be increased as a result of an Incremental Revolving Loan Commitment or reduced from time to time pursuant to this Agreement.

“Aggregate Term Loan A Commitment” means the combined Term Loan A Commitments of the Lenders, which shall initially be in the amount of $120,000,000, as such amount may be reduced from time to time pursuant to this Agreement or increased as a result of Incremental Term Loan Commitments.

“AHF” means American Homecare Federation, Inc., a Connecticut corporation.

“AHF Acquisition” means the Acquisition by Borrower of all of the outstanding Stock of AHF pursuant to the AHF Acquisition Agreement.

“AHF Acquisition Agreement” means that certain Stock Purchase Agreement dated as of December 16, 2013, by and among Borrower, AHF and the stockholders of AHF party thereto.

“AHF Acquisition Documents” means, collectively, the AHF Acquisition Agreement, and all other material agreements and documents required to be entered into or delivered pursuant thereto or in connection with the AHF Acquisition, each in the form delivered to the Agent, and as may be amended, modified or supplemented from time to time as permitted hereunder.

“AHF Earnout” means the “Contingent Payments”, if any, payable to the former shareholders of AHF under the AHF Acquisition Agreement.

“AmerisourceBergen” means AmerisourceBergen Drug Corporation, a Delaware corporation.

“AmerisourceBergen Vendor Contract” means the contracts giving rise to the AmerisourceBergen Indebtedness or pursuant to which a Lien is granted by Borrower or any Subsidiary in favor AmerisourceBergen, including but not limited to the Prime Vendor Agreement dated as of January 1, 2012 among Borrower, the other Credit Parties party thereto and AmerisourceBergen and the Credit Agreement dated July 13, 2010 among Borrower, the other Credit Parties party thereto and AmerisourceBergen.

“AmerisourceBergen Indebtedness” has the meaning provided in the AmerisourceBergen Intercreditor Agreement.

“AmerisourceBergen Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Original Closing Date, between AmerisourceBergen and Agent, as amended or modified from time to time.

“AmerisourceBergen Inventory Collateral” has the meaning provided in the AmerisourceBergen Intercreditor Agreement.

“Applicable Margin” means

(a)                                 for the period commencing on the Closing Date through the last day of the calendar month during which financial statements for June 30, 2015 are delivered, with respect to Revolving Loans, Swing Loans, Term Loan A and DDTL:  (i) if a Base Rate Loan, one and three quarters percent (1.75%) per annum and (ii) if a LIBOR Rate Loan, two and three quarters percent (2.75%) per annum.

(b)                                 after the period referenced in clause (a) above, with respect to Term Loan A and DDTLs, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Leverage Ratio then in effect pursuant to the appropriate column under the table below:

Term Loan A and DDTLs

Leverage Ratio	LIBOR Margin	Base Rate Margin
Greater than 2.50:1.0	2.75%	1.75%
Less than or equal to 2.50:1.0	2.50%	1.50%

(c)                                  after the period referenced in clause (a) above, so long as any Term Loan (including any Incremental Term Loan) is outstanding, with respect to Revolving Loans and Swing Loans, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Leverage Ratio then in effect pursuant to the appropriate column under the table below:

Revolving Loans and Swing Loans

Leverage Ratio	LIBOR Margin	Base Rate Margin
Greater than 3.00:1.0	2.75%	1.75%
Less than or equal to 3.00:1.0 and greater than 2.50:1.0	2.50%	1.50%
Less than or equal to 2.50:1.0 and greater than 2.00:1.0	2.25%	1.25%
Less than or equal to 2.00:1.0	2.00%	1.00%

The Applicable Margin shall be adjusted from time to time upon delivery to Agent of the monthly financial statements for the last fiscal month of each Fiscal Quarter required to be delivered pursuant to Section 4.1 hereof accompanied by a written calculation of the Leverage Ratio certified on behalf of the Borrower by a Responsible Officer of the Borrower as of the end of the fiscal month for which such financial statements are delivered.  If such calculation indicates that the Applicable Margin shall increase or decrease, then on the first day of the calendar month following the date of delivery of such financial statements and written calculation, the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if an Event of Default shall have occurred, then, at Agent’s election, effective as of the date on which such Event of Default occurs and continuing through the date as of which such Event of Default is waived, if any, the Applicable Margin shall equal the highest Applicable Margin specified in the pricing table set forth above.

In the event that any financial statement or Compliance Certificate delivered pursuant to Sections 4.1 or 4.2 is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (i) the Borrower shall immediately deliver to Agent a corrected financial statement and a corrected Compliance Certificate for that period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for that period, and (iii) the Borrower shall immediately pay to Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period. This paragraph shall not limit the rights of Agent or the Lenders with respect to Section 1.3(c) and Article VII hereof, and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Loans.

(d)                                 after the period referenced in clause (a) above, at any time that no Term Loan (including any Incremental Term Loan) is outstanding, the Applicable Margin with respect to Revolving Loans and Swing Loans shall be:  (i) if a Base Rate Loan, three quarters of one percent (0.75%) per annum and (ii) if a LIBOR Rate Loan, one and three quarters percent (1.75%) per annum.  Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a) the Maximum Revolving Loan Balance, exceeds (b) the aggregate outstanding principal balance of Revolving Loans; provided that, solely for the purposes of calculating average daily Availability under Sections 4.9, 5.11 and 6.1 and clause (f) of the definition of Permitted Acquisition, “Availability” means, as of any date of determination, the amount by which (i) the Maximum Revolving Loan Balance exceeds (ii) the aggregate outstanding principal balance of Revolving Loans minus the aggregate amount on deposit in the Controlled Collateral Account at the end of such date of determination to the extent applied to the outstanding principal balance of Revolving Loans on the next Business Day.

“Bank Products” means any of the following provided to any Credit Party by any Lender or an Affiliate of any Lender:  (a) lockbox, depository or disbursement services, automatic clearing house transfer of funds, overdrafts, and other cash management services and (b) commercial credit cards, p-cards and stored value cards.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x)

LIBOR calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day; provided that if any such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this agreement.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or LIBOR for an Interest Period of one month.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“BioRx” means BioRx, LLC, a Delaware limited liability company.

“BioRx Acquisition” means the Acquisition by Borrower of all of the outstanding Stock of BioRx and BioRx Blocker Corp. pursuant to the BioRx Acquisition Agreement.

“BioRx Acquisition Agreement” means that certain Securities Purchase Agreement dated as of February 26, 2015, by and among Borrower, BioRx, and the other parties named therein.

“BioRx Acquisition Documents” means, collectively, the BioRx Acquisition Agreement, and all other material agreements and documents required to be entered into or delivered pursuant thereto or in connection with the BioRx Acquisition, each in the form delivered to the Agent, and as may be amended, modified or supplemented from time to time as permitted hereunder..

“BioRx Blocker Corp.” means Symmetric AIV Corporation, a Delaware corporation, which is to be renamed on or around the Closing Date as Diplomat Blocker, Inc.

“BioRx Earnout” means the “Contingent Payments”, if any, payable to the former owners (direct or indirect) of BioRx under the BioRx Acquisition Agreement, which is payable solely in common stock of Borrower, except for cash payments to be made with respect to former owners that are not “accredited investors”.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrower on the same day by the Lenders pursuant to Article I.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)                                 85% of the book value of Eligible Accounts at such time; and

(b)                                 on and after the Eligible Inventory Inclusion Date, the lowest of (i) 65% of the book value of Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, (ii) the book value of Eligible Inventory multiplied by the NOLV Factor multiplied by 85% and (iii) the Eligible Inventory Sublimit.

in each case less Reserves established by Agent at such time in its Permitted Discretion.

“Borrowing Base Certificate” means a certificate of the Borrower, on behalf of each Credit Party, in substantially the form of Exhibit 11.1(b) hereto, duly completed as of a date acceptable to Agent in its sole discretion.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Rate Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirements of any Lender or of any corporation controlling a Lender.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clause (a), (b), (c) or (d) above shall not exceed 365 days.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veterans Affairs, and all laws, rules, regulations, manuals, orders, or requirements pertaining to such program.

“Change of Control” means an event or series of events by which:

(a)                                 [Reserved];

(b)                                 any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934) other than Permitted Holders shall own or control, directly or indirectly, legally and beneficially, Voting Equity Interests representing (x) more than 35% of the Voting Equity Interests of the Borrower or (y) more than 25% of the Voting Equity Interests of the Borrower if such percentage is greater than the percentage of the Voting Equity Interests of the Borrower then owned, legally and beneficially, directly or indirectly, by the Permitted Holders; or

(c)                                  a majority of the seats on the Borrower’s board of directors (or similar governing body) (other than vacant seats) is or becomes occupied by individuals who were neither (x) nominated by the board of directors (or similar governing body) of the Borrower or by the Permitted Holders nor (y) appointed by directors so nominated or by members of the board of directors (or similar governing body or the Permitted Holders) of the Borrower on the Closing Date; or

(d)                                 any “change of control” or similar event under any Subordinated Indebtedness Documents.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have a Loan or Commitment with respect to a particular class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Loan Commitments, Incremental Revolving Loan Commitments, Term Loan Commitments or Incremental Term Loan Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, in each case, under this Agreement as originally in effect or amended pursuant to Section 1.1(e), 9.1 (including 9.1(f)), of which such Loans, Borrowing or Commitments shall be a part.  Revolving Loan Commitments, Term Loan Commitments, Incremental Revolving Loan Commitments and Incremental Term Loan Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes.  Commitments (and in each case, the Loans made pursuant to such Commitments) that have identical terms and conditions shall be construed to be in the same Class.

“Closing Date” means April 1, 2015.

“CMS” means The Centers for Medicare and Medicaid Services, which administers the Medicare and Medicaid programs under the Department of Health and Human Services, and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person who has granted a Lien to Agent, in or upon which a Lien is granted or purported to be granted or now or hereafter exists in favor of any Lender or Agent for the benefit of Agent, Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages (if any), each Control Agreement, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment” means, for each Lender, the sum of its Revolving Loan Commitment, DDTL Commitment and Term Loan A Commitment.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment or Term Loan A Commitment, as applicable, divided by the Aggregate Revolving Loan Commitment or Aggregate Term Loan A Commitment, as applicable; provided, that (a) after the Term Loan (other than the DDTLs) has been funded, Commitment Percentages for the Term Loan by reference to the outstanding principal balance thereof as of any date of determination rather than the Commitments therefor and (b) with respect to DDTL Lenders and DDTLs, the Commitment Percentage with respect thereto shall mean the DDTL Commitment Percentage; provided, further, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Contingent Acquisition Consideration” means any earnout obligation or similar deferred or contingent obligation of the Borrower or any of its Subsidiaries incurred or created in connection with a Permitted Acquisition.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person:  (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent.

“Conversion Date” means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means the Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.

“DDTL Commitment Expiration Date” means the earliest of (a) the date on which the entire amount of the Aggregate DDTL Commitment has been drawn, (b) the date on which the Aggregate DDTL Commitment has been terminated pursuant to Section 1.7(b)(ii), and (c) the second anniversary of the Closing Date.

“DDTL Commitment Percentage” means, as to any DDTL Lender, the percentage equivalent of (i) such Lender’s DDTL Commitment, divided by (ii) the Aggregate DDTL Commitment.

“DDTL Lender” means each Lender with a DDTL Commitment or who otherwise holds DDTLs.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Sections 5.2(a), 5.2(c), 5.2(d), 5.2(g) and 5.2(h), and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any Stock or Stock Equivalent issued by any Subsidiary of the Borrower and held by such transferor Person.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Eligible Inventory Inclusion Date” means the date determined by Agent and the Required Revolving Lenders for inclusion of Eligible Inventory in the Borrowing Base following completion of due diligence with respect to Inventory, including field examinations and appraisals.

“Eligible Inventory Sublimit” means the sublimit for the Eligible Inventory component of the Borrowing Base, as determined by Agent and the Required Revolving Lenders in their Permitted Discretion.

“Environmental Laws” means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the reasonable cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of Property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following:  (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Loss” means, with respect to any Property, any of the following:  (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract.  If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Tax” means with respect to any Secured Party: (a) Taxes measured by net income (including branch profit Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case (i) imposed on any Secured Party as a result of being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision  thereof) or (ii) that are Other Connection Taxes; (b) withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a Secured Party under this Agreement in the capacity under which such Person makes a claim under Section 10.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(b); (c) Taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 10.1(g); and (d) any United States federal withholding Taxes imposed under FATCA..

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including SyndTrak® Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDA” means the United States Food and Drug Administration and any successor thereto.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Federal/State Healthcare Program Account Debtor” means any Account Debtor which is (a) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, the Tricare/CHAMPUS Program or any other Federally sponsored healthcare program other than the healthcare programs for which Federal government employees are beneficiaries, (b) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or other Federal or State statute or (c) any agent, carrier, contractor, administrator or intermediary for any of the foregoing.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Credit Party or indirectly by a Credit Party through one or more Domestic Subsidiaries.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties, ending on March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on December 31 of each year.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines and (b) shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person (a) that is a “controlled foreign corporation” under Section 957 of the Code, (b) substantially all of whose assets consist of equity interests in one or more Subsidiaries described in clause (a) of this definition of and assets incidental thereto, or (c) the equity interests of which are directly or indirectly owned by an Subsidiary described in clause (a).

“Funded Indebtedness” means, as of any date of measurement, all Indebtedness of Holdings and its Subsidiaries as of the date of measurement (other than Indebtedness of the type described in clauses (e), (g), (h) and (i) and (other than with respect to clause (i), guaranties of Indebtedness of others of the type not described in clauses (e), (g) and (h) of the definition of Indebtedness) of the definition of Indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination.  Subject to Section 11.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 3.11(a).

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).  The term “Governmental Authority” shall further include (i) any institutional review board, ethics committee, data monitoring committee, state pharmacy board or other committee or entity with defined authority to oversee Regulatory Matters and (ii) any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Health Care Laws, including any Medicare or Medicaid contractors, intermediaries or carriers.

“Governmental Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act, any other state or federal health care program and any other Governmental Authority which presently or in the future maintains a Third Party Payor Program.

“Guaranty and Security Agreement” means that certain Second Amended and Restated Guaranty and Security Agreement, dated as of the Closing Date, in form and substance reasonably acceptable to Agent and the Borrower, made by the Credit Parties in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including, without limitation, petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Headquarters Due Care Plan” means the May 2, 2010 Due Care Plan for the Commercial Property Located at 4100 South Saginaw Street and 325 South Atherton Road, Flint, Michigan, prepared by PM Environmental, Inc.

“Health Care Laws” means all Requirements of Law relating to (a) fraud and abuse (including without limitation the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder:  the federal Anti-Kickback Statute  (42 U.S.C. § 1320a-7b(b)); the Stark Law (42 U.S.C. § 1395nn and §1395(q)); the civil False Claims Act (31 U.S.C. § 3729 et seq.); Sections 1320a-7 and 1320a-7a and 1320a-7b of Title 42 of the United States Code; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (b) Medicare, Medicaid, CHAMPVA, TRICARE or other Third Party Payor Programs; (c) the licensure or regulation of healthcare providers, suppliers, professionals, facilities or payors; (d) the provision of, or payment for, health care services, items or supplies; (e) patient health care; (f) quality, safety certification and accreditation standards and requirements; (g) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (h) HIPAA; (i) certificates of operations and authority; (o) laws regulating the provision of free or discounted care or services; and (j) any and all other applicable federal, state or local health care laws, rules, codes, statutes, regulations, manuals, orders, ordinances, statutes, policies, professional or ethical rules, administrative guidance and requirements, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Health Care Permits” means any and all Permits issued or required under applicable Health Care Laws.

“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Impacted Lender” means any Lender that fails to provide Agent, within three (3) Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender.

“Indebtedness” of any Person means, without duplication:  (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, including earnouts (other than trade payables entered into in the Ordinary Course of Business and which are not secured by a Lien); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Indemnified Tax” means (a) any Tax other than an Excluded Tax, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under the Loan Documents and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six (6) months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans (including Swing Loans) the first day of each month.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three, or six, months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a)                                 if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)                                 any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)                                  no Interest Period for a Term Loan or any portion thereof shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date;  and

(d)                                 no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans or by LIBOR Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work in process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, selected by Borrower and reasonably acceptable to Agent  from time to time (provided that no Person shall be required to become an L/C Issuer without such Person’s consent), in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and Agent.

“Letter of Credit” means documentary or standby letters of credit Issued for the account of the Borrower by L/C Issuers, and bankers’ acceptances issued by the Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(c) with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including, without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the highest of the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period.  If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination; provided that if any such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this agreement.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“Licensed Personnel” means any Person (including any pharmacist) involved in the delivery of health care or medical items, services or supplies, employed or retained by any Credit Party or any Subsidiary of any Credit Party.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means any loan made or deemed made by any Lender hereunder.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Collateral Documents, the Master Agreement for Standby Letters of Credit, the Master Agreement for Documentary Letters of Credit, the AmerisourceBergen Intercreditor Agreement and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise),  business, performance, operations or Property of the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agent or Lenders) to perform its obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of Agent, the Lenders and the other Secured Parties under any Loan Document.  Without limiting the generality of the foregoing, any event or occurrence which results or would reasonably be expected to result in Liabilities to the Credit Parties in excess of $10,000,000 individually or in the aggregate shall be deemed to have a Material Adverse Effect.

“Material Agreement” means each of the AmerisourceBergen Vendor Contract and the Distribution and Services Agreement dated as of July 1, 2011 between Celgene Corporation and Borrower.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $1,000,000 in the aggregate.

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders, administrative, reimbursement and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“MedPro” means MedPro Rx, Inc., a North Carolina corporation.

“MedPro Acquisition” means the Acquisition by Borrower of all of the outstanding Stock of MedPro pursuant to the MedPro Acquisition Agreement.

“MedPro Acquisition Agreement” means that certain Stock Purchase Agreement dated as of or about June 27, 2014, by and among Borrower, MedPro and the stockholders of MedPro party thereto, in the form delivered to Agent and Lenders on the Closing Date.

“MedPro Acquisition Closing Date” means the “Closing Date” as defined in the MedPro Acquisition Agreement.

“MedPro Acquisition Documents” means, collectively, the MedPro Acquisition Agreement, and all other material agreements and documents required to be entered into or delivered pursuant thereto or in connection with the MedPro Acquisition, each in the form delivered to the Agent on the Closing Date and as may be amended, modified or supplemented from time to time as permitted hereunder.

“MedPro Earnout” means  the “Contingent Payments”, if any, payable to the former shareholders of MedPro under the MedPro Acquisition Agreement.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory and/or Equipment, as applicable, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory and/or Equipment delivered to Agent by an appraiser reasonably acceptable to Agent.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, and insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of:  (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to the Borrower or any Affiliate of the Borrower, (ii) sale, use or other transaction Taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) so long as no Event of Default has occurred and is continuing, all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“NOLV Factor” means, as of the date of the appraisal of Inventory most recently received by Agent, the quotient of the Net Orderly Liquidation Value of Inventory divided by the book value of Inventory, expressed as a percentage.  The NOLV Factor will be increased or reduced promptly upon receipt by Agent of each updated appraisal.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note, Swingline Note or Term Note A and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer, any Secured Swap Provider, and provider of Bank Products or any other Person required to be indemnified, that arises under any Loan Document, any Secured Rate Contract, any Bank Product or letter of credit reimbursement or similar agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired; provided, that Obligations of any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Guarantor.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Original Closing Date” means July 20, 2012.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax, other than any such connection arising solely from the Secured Party having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, consent, clearance, authorization, license, registration, accreditation, certificate, certification, certificate of need, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject, including without limitation all Registrations and all Health Care Laws.

“Permitted Acquisition” means any Acquisition by (i) a Credit Party of substantially all of the assets of a Target, which assets are located in the United States or (ii) a Credit Party of 100% of the Stock and Stock Equivalents of a Target organized under the laws of any State in the United States or the District of Columbia, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)                                 to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 2.2 shall have been satisfied;

(b)                                 the Borrower shall have notified Agent and Lenders of such proposed Acquisition at least twenty (20) Business Days prior to the consummation thereof and furnished to Agent and Lenders at least ten (10) Business Days prior to the consummation thereof (1) a certificate of a Responsible Officer of the Borrower demonstrating on a pro forma basis after giving effect to the consummation of such Acquisition calculated as of the last day of the most recent month preceding the date on which the Acquisition is consummated for which financial statements have been delivered, that (x) Borrower is in compliance with the applicable covenants set forth in Article VI and, (y) at any time that a Term Loan (including any Incremental Term Loan) is outstanding that the Leverage Ratio does not exceed the maximum Leverage Ratio permitted under Section 6.1 at such time, (2) an executed term sheet and/or letter of intent (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of Agent, such other information and documents that Agent may request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (3) pro forma financial statements of the Borrower and its Subsidiaries after giving effect to the consummation of such Acquisition, and (4) copies of such other agreements, instruments and other documents as Agent reasonably shall request;

(c)                                  the Borrower and its Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 4.13 and Agent shall have received, for the benefit of the Secured Parties, a collateral assignment of the seller’s representations, warranties and indemnities to the Borrower or any of its Subsidiaries under the acquisition documents;

(d)                                 such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(e)                                  no Default or Event of Default shall then exist or would exist after giving effect thereto;

(f)                                   average daily Availability shall not be less than $20,000,000 for the ninety (90) day period preceding such Acquisition and, on a pro forma basis, Availability shall not be less than $20,000,000 after giving effect to such Acquisition;

(g)                                  the total consideration paid or payable (including without limitation, all transaction costs, Indebtedness incurred, assumed and/or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments, including Contingent Acquisition Consideration (such amounts, the “Acquisition Consideration” ) for all Acquisitions consummated after the Closing Date during (i) any Fiscal Year shall not exceed $75,000,000 in the aggregate for all such Acquisitions and (ii) the term of this Agreement shall not exceed $200,000,000 in the aggregate for all such Acquisitions; and

(h)                                 the Target has EBITDA, subject to pro forma adjustments acceptable to Agent, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than zero

Notwithstanding the foregoing, no Accounts or Inventory acquired by a Credit Party in a Permitted Acquisition shall be included as Eligible Accounts or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion; provided that field examinations and appraisals in connection with Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Holders” means Philip R. Hagerman and (i) his spouse, a parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”); (ii) a trust under which the distribution of Stock may be made only to Philip R. Hagerman and/or any of his Family Members; (iii) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only Philip R. Hagerman and/or his Family Members or of which Philip R. Hagerman has the right to designate the majority of the board of directors or similar governing body; or (iv) for bona fide estate planning purposes, either by will or by the laws of intestate succession, to Philip R. Hagerman’s executors, administrators, testamentary trustees, legatees or beneficiaries.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under Section 5.5(c) or 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, and (f) is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

“Primrose Health Joint Venture” means Primrose Healthcare, LLC, a Delaware limited liability company of which an aggregate of fifty one (51%) of the voting Stock is owned directly or indirectly by Borrower, which will conduct business with the primary purpose of reducing Hepatitis C treatment cost-per-member for contracted healthplans.

“Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Pro Forma EBITDA” means, with respect to any Target, EBITDA for such Target for the most recent twelve (12) fiscal month period for which financial statements are available at the time of determination thereof, adjusted by verifiable expense reductions, including excess owner compensation, if any, which are expected to be realized, in each case calculated by the Borrower and approved by Agent and Required Lenders.

“Products” means any item or any service that is designed, created, manufactured, managed, performed, or otherwise used, offered, or handled by or on behalf of the Credit Parties or any of their Subsidiaries.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Public Health Laws” means all applicable Requirements of Law relating to the procurement, development, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, or promotion of any drug, medical device, food, dietary supplement, or other product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and similar state laws, controlled substances laws, pharmacy laws, or consumer product safety laws.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Regulatory Matters” means, collectively, activities and Products that are subject to Public Health Laws.

“Registrations” means all Permits and exemptions issued or allowed by any Governmental Authority (including but not limited to new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, pharmacy registrations, and wholesale distributor permits) held by, or applied by contract to, any Credit Party or any of its Subsidiaries, that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the Products of any Credit Party or any of its Subsidiaries.

“Related Agreements” means the AmerisourceBergen Vendor Contract, the BioRx Acquisition Documents, the AHF Acquisition Documents and the MedPro Acquisition Documents.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Related Transactions” means the transactions contemplated by the Related Agreements and includes, without limitation, the BioRx Acquisition.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect, the Aggregate DDTL Commitment then in effect, if any, plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, the Aggregate DDTL Commitment then in effect, if any, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

“Required Revolving Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitments then in effect (or solely in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available or any amendment or modification of the type described in Section 9.1(c)(iv), Lenders then holding at least sixty six and two-thirds percent (66 2/3%) of the sum of the Aggregate Revolving Loan Commitments then in effect), or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of Revolving Loans, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

“Requirement of Law” means with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or Products or to which such Person or any of its Property or Products is subject. For the avoidance of doubt, the term “Requirement of Law” shall include FATCA and any intergovernmental agreements with respect thereto between the United States and another jurisdiction.

“Reserves” means, with respect to the Borrowing Base (a) reserves established by Agent from time to time against Eligible Accounts pursuant to Section 1.13 and Eligible Inventory pursuant to Section 1.14, and (b) such other reserves against Eligible Accounts, Eligible Inventory or Availability that Agent may, in its Permitted Discretion, establish from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest expenses or Indebtedness shall be deemed to be an exercise of Agent’s Permitted Discretion, including reserves in respect of Bank Products and Secured Rate Contracts.

“Responsible Officer” means the chief executive officer or the president of the Borrower or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of the Borrower or any other officer having substantially the same authority and responsibility.

“Revolving Lender” means each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold Revolving Loans or participations in Swing Loans or Letter of Credit Obligations).

“Revolving Loan” means a Loan made or deemed to have been made pursuant to Section 1.1(b), Section 1.1(c)(vi)(2), Section 1.1(d)(iii)(2) or pursuant to Incremental Revolving Loan Commitments, or Extended Revolving Loan Commitments.

“Revolving Loan Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and acquire interests in Letter of Credit Obligations and Swing Loans, which initial commitments are set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitments”, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Revolving Lender pursuant to an Assignment, (ii) an amendment or joinder agreement with respect to an Incremental Revolving Loan Commitment, or (iii) an Extension with respect to Extended Revolving Loan Commitments.

“Revolving Note” means a promissory note of the Borrower payable to a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrower under the Revolving Loan Commitment of such Lender.

“Revolving Termination Date” means the earliest to occur of:  (a) April 1, 2020; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement; provided that the reference to Revolving Termination Date with respect to Incremental Revolving Loan Commitments whose maturity has been established pursuant to Section 1.1(e) or Extended Revolving Loan Commitments whose maturity has been established pursuant to Section 9.1(g), as applicable, shall be the date to which such Revolving Termination Date shall have been so extended or such maturity date as so established.

“SEC” means the Securities and Exchange Commission.

“Secured Party” means Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider and each provider of Bank Products.

“Secured Rate Contract” means any Rate Contract between the Borrower and the counterparty thereto, which (i) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (ii) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with the Borrower, or (ii) a Person with whom the Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

“Segregated Governmental Account” means a deposit account of a Credit Party maintained in accordance with the requirements of Section 4.11, the only funds on deposit in which constitute the direct proceeds of Medicare and Medicaid payments made by Governmental Payors.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means the Indebtedness of any Credit Party or any Subsidiary of any Credit Party that is subordinated to the Obligations in a manner and form satisfactory to Agent, in its sole discretion, as to right and time of payment and as to other rights and remedies thereunder and issued pursuant to terms, conditions and documentation satisfactory to Agent, in its sole discretion.

“Subordinated Indebtedness Documents” means the documents governing the Subordinated Indebtedness, including any notes or note agreements, and specifically including the any subordination agreements, in each case, in form and substance satisfactory to Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Sweep Agreement” has the meaning set forth in Section 4.11(e).

“Swingline Commitment” means $15,000,000.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and the Borrower, to act as the Swingline Lender hereunder.

“Swingline Note” means a promissory note of the Borrower payable to the Swingline Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrower to the Swingline Lender resulting from the Swing Loans made to the Borrower by the Swingline Lender.

“Target” means any Person or business unit or asset group of any Person acquired or proposed to be acquired in an Acquisition.

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries, (b) each other Credit Party and (c) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary Tax returns.

“Term Loan” means any term loan made hereunder pursuant to Section 1.1(a), any Incremental Term Loan and any Extended Term Loan, as the context requires.

“Term Loan Commitment” means, with respect to each Lender, such Lender’s Term Loan A Commitment, DDTL Commitment, any Incremental Term Loan Commitment of such Lender as set forth in any amendment under Section 9.1(e), and any commitment to extend Term Loans of such Lender under Section 9.1(g) as applicable, in each case, as amended to reflect Assignments and as such amount may be reduced or increased pursuant to this Agreement.  Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.

“Term Note A” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit 11.1(f)(1) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan A made to the Borrower by such Lender or its predecessor(s).

“Third Party Payor” means any Governmental Payor, Blue Cross and/or Blue Shield, private insurers, managed care plans, and any other person or entity which presently or in the future maintains Third Party Payor Programs.

“Third Party Payor Programs” means all payment or reimbursement programs, sponsored or maintained by any Third Party Payor, in which any Credit Party or any Subsidiary or a Credit Party participates.

“Third Party Payor Authorizations” means all participation agreements, provider or supplier agreements, enrollments, accreditations and billing numbers necessary to participate in and receive reimbursement from a Third Party Payor Program, including all Medicare and Medicaid participation agreements.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

11.2        Other Interpretive Provisions.

(a)           Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)           The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)           Certain Common Terms.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”

(d)           Performance; Time.  Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  For the avoidance of doubt, the initial payments of interest and fees relating to the Obligations (other than amounts due on the Closing Date) shall be due and paid on the first day of the first month or quarter, as applicable, following the entry of the Obligations onto the operations systems of Agent, but in no event later than the first day of the second month or quarter, as applicable, following the Closing Date.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)           Contracts.  Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)            Laws.  References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3        Accounting Terms and Principles.

All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrower, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other Liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.  (a) For purposes of determining pro forma compliance with any financial covenant  as of any date prior to the first date on which such financial covenant is to be tested hereunder, the level of any such financial covenant shall be deemed to be the covenant level for such first test date and (b) if the availability of Indebtedness under this Agreement, or other incurrence of Indebtedness in compliance with this Agreement, is subject to a maximum leverage ratio, then, solely for the purposes of determining such availability or compliance, the cash proceeds of such Indebtedness, shall not be included in the calculation, if applicable, of cash or cash equivalents included in the determination of such leverage ratio.

11.4        Payments.

Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer.  Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

DIPLOMAT PHARMACY, INC.

/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	38-2063100

Address for notices:
Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

Address for wire transfers:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

NAVIGATOR HEALTH SERVICES, LLC

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	Manager
FEIN:	45-5542014

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DIPLOMAT HEALTH SERVICES, LLC

By: Diplomat Pharmacy, Inc., its member

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	45-5545741

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DIPLOMAT SPECIALTY PHARMACY OF FLINT, LLC

By: Diplomat Pharmacy, Inc., its member

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	20-2372657

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

DIPLOMAT SPECIALTY PHARMACY OF GRAND RAPIDS, LLC

By: Diplomat Pharmacy, Inc., its member

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	20-2372751

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DIPLOMAT SPECIALTY PHARMACY OF CHICAGO, LLC

By: Diplomat Pharmacy, Inc., its member

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	20-3855530

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DIPLOMAT SPECIALTY PHARMACY OF FT. LAUDERDALE, LLC

By: Diplomat Pharmacy, Inc., its member

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	26-0146551

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

DIPLOMAT SPECIALTY PHARMACY OF SOUTHERN CALIFORNIA, LLC

By: Diplomat Pharmacy, Inc., its member

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	27-1148085

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DIPLOMAT SPECIALTY PHARMACY GREAT LAKES DISTRIBUTION CENTER, LLC

By: Diplomat Pharmacy, Inc., its member

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	20-8576702

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DSP FLINT REAL ESTATE, LLC

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	Manager
FEIN:	27-2176462

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

DSP-BUILDING C, LLC

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	Manager
FEIN:	27-2499399

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DIPLOMAT CORPORATE PROPERTIES, LLC

By: Diplomat Pharmacy, Inc., its member

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	President
FEIN:	38-3453193

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DIPLOMAT INFUSION SERVICES, LLC

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	Manager
FEIN:	45-5554285

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

DIPLOMAT HOLDING, LLC

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	Manager
FEIN:	45-5566673

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

DIPLOMAT HEALTH MANAGEMENT, LLC

By:	/s/ Philip R. Hagerman
Name:	Philip R. Hagerman
Title:	Manager
FEIN:	45-5579620

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

ENVOY HEALTH MANAGEMENT, LLC

By:	/s/ Jeffrey Rowe
Name:	Jeffrey Rowe
Title:	Manager
FEIN:	45-2301399

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

AMERICAN HOMECARE FEDERATION, INC.

By:	/s/ Jeffrey Rowe
Name:	Jeffrey Rowe
Title:	President
FEIN:	04-3041221

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

AMBASSADOR COMPOUNDING, LLC

By:	/s/ Jeffrey Rowe
Name:	Jeffrey Rowe
Title:	Manager
FEIN:	38-2063100

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

MEDPRO RX, INC.

By:	/s/ Jeffrey Rowe
Name:	Jeffrey Rowe
Title:	President
FEIN:	02-0651651

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BIORX, LLC

By:	/s/ Jeffrey Rowe
Name:	Jeffrey Rowe
Title:	Manager
FEIN:	01-0808529

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

SYMMETRIC AIV CORPORATION

By:	/s/ Gary Kadlec
Name:	Gary Kadlec
Title:	President
FEIN:	27-4022876

Address for notices:
c/o Diplomat Pharmacy, Inc.
4100 S. Saginaw Street
Flint, MI 18507
Attn: Sean Whelan, Chief Financial Officer
Facsimile: 810-282-0195

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and as a Lender

By:	/s/ Karen M. Dahlquist
Name: Karen M. Dahlquist
Title: Duly Authorized Signatory

Address for Notices:	Address for payments:

General Electric Capital Corporation

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attn: Diplomat Pharmacy, Inc. Account Mgr.

Facsimile: (301) 664-9855

E-mail: CapitalGECHFSABLReporting@ge.com

With copies to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Facsimile: (301) 664-9866

And

General Electric Capital Corporation

500 W. Monroe Street, 14th Floor

Chicago, Illinois 60661

Attention: Ted Tuerk

Facsimile: (312) 873-4367

ABA No. 021-001-033 Account Number 50287265 Deutsche Bank Trust Company Americas New York, New York Account Name: GECC HFS CF Agented Reference: HFS3117 / Diplomat Pharmacy

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GE CAPITAL BANK,
as a Lender

By:	/s/ Heather Leigh Glade
Name:	Heather Leigh Glade
Title:	Duly Authorized Signatory

Address for notices:

GE Capital Bank
c/o General Electric Capital Corporation
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attn: Diplomat Pharmacy, Inc. Account Mgr.
Facsimile: (301) 664-9855

With a copy to:

GE Capital Bank
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

Lending office:

GE Capital Bank
c/o General Electric Capital Corporation
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attn: Diplomat Pharmacy, Inc. Account Mgr.
Facsimile: (301) 664-9855

With a copy to:

GE Capital Bank
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Bank of America, N.A.,
as a Lender

By:	/s/ Lori J. Egan
Name:	Lori J. Egan
Title:	Senior Vice President

Address for notices:

Credit Contacts
MA5-100-09-10
100 Federal Street
Boston, MA 02110
Tel: 617-434-3898
Fax: 617-434-3552
Attn:
Linda Alto, SVP, Sr. Credit Products Officer/
Lori Egan, SVP, Sr. Portfolio Management Officer

Lending office:
Harpreet K Tib
Credit Service Rep
101 N Tryon Street
Charlotte, NC 28255
Tel: 415-436-3683
Fax: 972-728-9434

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Capital One, N.A.,
as a Lender

By:	/s/ Brian Morris
Name:	Brian Morris
Title:	Managing Director

Address for notices:
4445 Willard Avenue
6th Floor
Chevy Chase, Maryland 20815
Attn: Charles Boyle
Facsimile: (301) 280-0299

Lending office:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Citizens Bank, N.A.,
as a Lender

By:	/s/ Cheryl Carangelo
Name:	Cheryl Carangelo
Title:	Managing Director

Address for notices:
2 N. Second Street
12th Floor, 181-1220
Harrisburg, PA 17101
Attn: Joan M. Hoover
Facsimile: 877-571-5767

Lending office:
See above

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

COMERICA BANK,
as a Lender

By:	/s/ Michael Cliff
Name:	Michael Cliff
Title:	Vice President

Address for notices:
411 W. Lafayette
Detroit, MI 48226
Attn: Michael Cliff
Facsimile: (313) 222-1237

Lending office:

Same as above

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory

Address for notices:
7033 Louis Stephens Drive
Research Triangle Park, NC 27709
Attn: Cecelia Harrison
Facsimile: (866) 469-3871

Lending office:

Eleven Madison Avenue
New York, NY 10010

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Deutsche Bank AG New York Branch,
as a Lender

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

Deutsche Bank AG New York Branch,
as a Lender

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

Address for notices:
60 Wall Street, 2nd Floor
New York, NY 10005
Attn: Michael Winters

Lending office:

DBNY

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Fifth Third Bank,
as a Lender

By:	/s/ William D. Priester
Name:	William D. Priester
Title:	Senior Vice President

Address for notices:
222 South Riverside Plaza
Maildrop: GRVR0B
Chicago, IL 60606
Attn: Ned Sher
Facsimile: (312) 704-4376

Lending office:

Same as above

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FirstMerit Bank, N.A.,
as a Lender

By:	/s/ John Zimbo
Name:	John Zimbo
Title:	Vice President

Address for notices:
First Merit Bank
Two Towne Square
Southfield, MI 48076
Attn: John Zimbo
Facsimile: (248) 228-1694

Lending office:

106 S. Main St. 13th Floor
Akron, Ohio 443

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FLAGSTAR BANK, FSB,
as a federally chartered savings bank

By:	/s/ Elizabeth K. Hausman
Name:	Elizabeth K. Hausman
Title:	First Vice President

Address for notices:
5151 Corporate Drive
Mailcode E203-3
Troy, MI 48098

Attn: Deanna Sims
Facsimile: (866) 805-2946

Lending office:

5151 Corporate Drive
Mailcode S255-4
Troy, MI 48098

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Michael D. Monte
Name:	Michael D. Monte
Title:	Senior Vice President

Address for notices:
2361 Morse Road
NC1W26
Columbus, OH 43229
Attn: Alicia Hyland
Facsimile: (614) 480-2249

Lending office:

200 Public Square, CM 62
Cleveland, OH 44114

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

JPMorgan Chase Bank, N.A.
as Co-Syndication Agent and, as a Lender

By:	/s/ Wieslaw R. Sliwinski
Name:	Wieslaw R. Sliwinski
Title:	Authorized Signer

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Morgan Stanley Senior Funding, Inc.
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MUFG Union Bank, N.A.,
as a Lender

By:	/s/ Michael Tschida
Name:	Michael Tschida
Title:	Director

Address for notices:
445 S Figueroa Street — 34th Floor
Los Angeles, CA 90071
Attn: Michael Tschida

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Talmer Bank and Trust,
as a Lender

By:	/s/ Raymond E. Green
Name:	Raymond E. Green
Title:	Managing Director

Address for notices:
2301 W. Big Beaver Rd., Suite 525
Troy, Michigan 48084

Attn: Peggy A. Cummins, ABL Portfolio Director
Facsimile: (248) 649-2305

Lending office:
2301 W. Big Beaver Rd., Suite 525
Troy, Michigan 48084

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Luis M. Meade
Name:	Luis M. Meade
Title:	Vice President

Address for notices:
Wells Fargo Bank, National Association
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attn: Scott Sanford
Facsimile: (855) 784-6274

Lending office:
Santa Monica

EXHIBIT 1.1(c)
TO
CREDIT AGREEMENT

FORM OF L/C REQUEST

[NAME OF L/C ISSUER], as L/C Issuer
under the Credit Agreement referred to below

, 20

Re:                             Diplomat Pharmacy, Inc. (the “Borrower”)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 1.1(c) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $                , to be issued on                 ,          (the “Issue Date”) with an expiration date of                   ,         .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i)                                     the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date;

(ii)                                  no Default or Event of Default has occurred and is continuing; and

(iii)                               the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Balance.

[Signature page follows]

DIPLOMAT PHARMACY, INC., as the Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO L/C REQUEST]

EXHIBIT 1.1(d)

to

Credit Agreement

FORM OF SWINGLINE REQUEST

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

,

Re:                             Diplomat Pharmacy, Inc.(the “Borrower”)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives you irrevocable notice pursuant to Section 1.1(d) of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets for the following information:

A.                                    The date of the Proposed Advance is                     ,          (the “Funding Date”).

B.                                    The aggregate principal amount of Proposed Advance is $                  .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:

(i)                                     the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii)                                  the aggregate principal amount of all Revolving Loans does not exceed the Maximum Revolving Loan Balance; and

(iii)                               no Default or Event of Default is continuing.

[Signature page follows]

Sincerely,

DIPLOMAT PHARMACY, INC., a Michigan corporation

By:
Name:
Title:

[SIGNATURE PAGE TO SWINGLINE REQUEST DATED                      ,         ]

EXHIBIT 1.6
TO
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

,

Re:                             Diplomat Pharmacy, Inc. (the “Borrower”)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower, hereby gives you irrevocable notice, pursuant to Section 1.6 of the Credit Agreement of its request for the following (the “Proposed Conversion/Continuation”):

(i)                                     a continuation, on                 ,         , as LIBOR Rate Loans having an Interest Period of        months of [Term Loan A] [DDTL] [Revolving Loans] in an aggregate outstanding principal amount of $                         having an Interest Period ending on the proposed date for such continuation;

(ii)                                  a conversion, on                 ,         , to LIBOR Rate Loans having an Interest Period of        months of [Term Loan A] [DDTL] [Revolving Loans] in an aggregate outstanding principal amount of $                  ; and(1)

(iii)                               a conversion, on                 ,         , to Base Rate Loans, of [Term Loan A] [DDTL] [Revolving Loans] in an aggregate outstanding principal amount of $                  .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Conversion/Continuation:

(i)                                     the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such

(1)                                 Cannot be used prior to the Syndication Completion Date.

representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii)                                  the aggregate principal amount of all Revolving Loans does not exceed the Maximum Revolving Loan Balance; and

(iii)                               no Default or Event of Default is continuing.

[Signature page follows]

DIPLOMAT PHARMACY, INC., a Michigan corporation

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF CONVERSION/CONTINUATION DATED                      ,         ]

EXHIBIT 2.1

CLOSING CHECKLIST

(See attached)

FORM OF

EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

DIPLOMAT PHARMACY, INC.

Date:                               , 201

This Compliance Certificate (this “Certificate”) is given by Diplomat Pharmacy, Inc., a Michigan corporation (the “Borrower”), pursuant to Section 4.2(b) of that certain Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower.  By executing this Certificate, such officer hereby certifies to Agent, Lenders and L/C Issuers, on behalf of the Borrower, that:

(a)                                 the financial statements delivered with this Certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of the Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b)                                 Annex A hereto includes a correct calculation of EBITDA, Cash Flow and Net Interest Expense for the relevant periods ended                     , 20    ; Annex B includes calculation of each of the financial covenants contained in Article VI of the Credit Agreement for the relevant periods ended                   , 201    [Borrower Note:  Include following re Excess Cash Flow only for Certificate delivered for end of applicable Fiscal Years] [and Excess Cash Flow (including a correct calculation of any required prepayment) for the Fiscal Year ended [December 31, 201  ];

[(c)                         Borrower Note: Include the following for Certificate delivered at any time that any Term Loan is outstanding: The Borrower and each of its Subsidiaries [are/are not] in compliance with each of the applicable financial covenants contained in Article VI of the Credit Agreement for the relevant periods;]

[(c)                         [Borrower Note: Include the following for Certificate delivered at any time that no Term Loan is outstanding: If the financial covenant set forth in Section 6.3 of the Credit Agreement was currently being tested, the Borrower and each of its Subsidiaries [are/are not] in compliance with such financial covenant.](2)

(2)         At any time a Term Loan (including any Term Loan) is not outstanding, whether such financial covenant is currently being tested is based on average daily Availability as described in Section 6.3 of the Credit Agreement.

1

(d)                                 to the best of such officer’s knowledge, no Default or Event of Default exists [except as specified on Annex C attached hereto];

(e)                                  [Borrower Note: Include for Certificate delivered in respect of the period ending June 30, 2015 and after at any time any Term Loan is outstanding] Based on the Leverage Ratio, the Applicable Margin for (i) Revolving Loans which are Base Rate Loans and Swing Loans is                 , (ii) Revolving Loans  which are LIBOR Rate Loans is                 , (iii) Term Loan A and DDTLs  which are Base Rate Loans is                 , and (iv) Term Loan A and DDTLs  which are LIBOR Rate Loans is                 ;

(f)                                   since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

(i)                                     changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                                                         ;

(ii)                                  acquired all or substantially all the assets of, or merged or consolidated with or into, any Person, except as follows:                                                       ; or

(iii)                               changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                                                                                                        .

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this            day of                               , 201 .

DIPLOMAT PHARMACY, INC.

Name:
Title:

Note:  Unless otherwise specified, all financial covenants are calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.  All calculations are without duplication.

2

ANNEX A

TO COMPLIANCE CERTIFICATE
Selected Financial Definitions and Calculations

I. Definition/Calculation of EBITDA/Adjusted EBITDA
EBITDA is defined as follows:
A. Net income (or loss) for the applicable period of measurement of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP
Less (or plus), to the extent included above in net income (or loss) for such period:

(1)                     the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person was not at the time subject to the consent of a third party or prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person

(2)                     the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries

(3) the proceeds of any life insurance policy

(4)                     gains (or losses) from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP

(5) any other extraordinary gains (or losses) of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP
(6) income tax refunds received, in excess of income tax liabilities for such period
(7) income (or loss) from the early extinguishment of Indebtedness, net of related tax effects
B. Total exclusions from (additions to) net income (sum of (1)-(7) above)
Plus, without duplication, to the extent included in the calculation of net income (or loss) for such period:
(1) Depreciation and amortization
(2) Interest expense (less interest income) (net of realized gains and losses under permitted Rate Contracts with respect thereto)
(3) All taxes on or measured by income (excluding income tax refunds)

(4)                     All non-cash losses or expenses (or minus non-cash income or gain), including, without limitation, non-cash adjustments resulting from the application of purchase accounting, non-cash expenses arising from grants of stock appreciation rights, stock options or restricted stock, non-cash impairment of good will and other long term intangible assets, unrealized non-cash losses (or minus unrealized non-cash gains) under Rate Contracts, unrealized non-cash losses (or minus unrealized non-cash gains) in such period due solely to fluctuations in currency values, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory

(5)                     Fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Loan Documents and Related Agreements (other than the BioRx Acquisition Documents), to the extent that such fees and expenses do not exceed $6,000,000 in the aggregate for all fees and expenses and are disclosed to Agent

(6)                     Fees and expenses incurred in connection with (i) the BioRx Acquisition or any Permitted Acquisition (including any refinancing of (or amendment to) any Indebtedness acquired or assumed in connection therewith), (ii) Stock issued or Indebtedness incurred, in each instance in the foregoing clauses (i) and (ii), to the extent consummated and permitted under the Credit Agreement, and/or (iii) an Event of Loss

(7)                     Charges and expenses (whether cash or non-cash) comprised of earn-outs and deferred purchase price obligations incurred in connection with the BioRx Acquisition, the AHF Acquisition, the MedPro Acquisition or any other Permitted Acquisitions

(8)                     One-time non-recurring expense and option redemption costs related to the Borrower’s initial public offering and first follow on offering of its common Stock prior to the Closing Date in an aggregate amount not to exceed $37,500,000

(9) Expense attributable to operating leases of information technology equipment entered into prior to the Closing Date in an aggregate amount not to exceed $1,750,000 in any such period

(10) Fees and expenses incurred in connection with any amendments or waivers to the Credit Agreement and the other Loan Documents to the extent such fees and expenses are disclosed to Agent

(11)              One-time non-recurring or unusual expenses that are disclosed in Borrower’s filings with the SEC, including, without limitation, relocation costs, restructuring costs, severance costs and other one-time expenses not otherwise added back to EBITDA and, to the extent such expenses are incurred after the Closing Date, in an aggregate amount not to exceed $2,000,000 in the aggregate in such period

C. Total add backs to net income (sum of (1)-(11) above):

D. EBITDA (result of A minus B plus C above)
Calculation of Adjusted EBITDA
Adjusted EBITDA is defined as follows:
(i) EBITDA (per D above)

(ii)       with respect to Targets owned by the Borrower for which the Agent has received financial statements pursuant to Section 4.1(b) for less than twelve (12) months, Pro Forma EBITDA allocated to each period prior to the acquisition thereof included in the trailing twelve (12) month period for which Adjusted EBITDA is being calculated;  [Borrower Note: If more than one Target has been acquired, attach calculation of Pro Forma EBITDA for each Target]

(iii)      with respect to any Disposition consummated within the period in question, EBITDA attributable to the Subsidiary, profit centers, or other asset which is the subject of such Disposition from the beginning of such period until the date of consummation of such Disposition

Adjusted EBITDA (result of (i) plus (ii) minus (iii) above)

“Pro Forma EBITDA” means, with respect to any Target, EBITDA for such Target for the most recent twelve (12) month period preceding the acquisition thereof, adjusted by verifiable expense reductions, including excess owner compensation, if any,  calculated on month by month basis, to the extent such adjustments (collectively, “Pro Forma Acquisition Adjustments”)  (a) are expected to be realized within twelve (12) months following the acquisition of such Target, (b) shall be certified as such in a certificate of a Responsible Officer of the Borrower describing such reductions in reasonable detail,  and (c) do not exceed (x) with respect to BioRx in the case of the BioRx Acquisition, $1,600,000 and (y) with respect to any other Target in the case of any other Permitted Acquisition 10% of EBITDA of such Target, in each case, applied ratably to each month over a twelve month period and calculated  by the Borrower and consented to by Agent.

II. Definition/Calculation of Cash Flow

Cash Flow (used for calculating Excess Cash Flow and Fixed Charge Coverage Ratio) is defined as:

A. EBITDA (per definition I above)

Less unfinanced net capital expenditures:

(1) Gross capital expenditures: the aggregate of all expenditures and other obligations for the period of measurement which should be capitalized under GAAP

Less, in each case, to the extent included in (1) above:

(a) Net Proceeds from Dispositions

(b)                     All insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to replace, repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss

(c) That portion of the purchase price of a Target in a Permitted Acquisition that constitutes a capital expenditure under GAAP

(2) Total deductions from gross capital expenditures (sum of (a)-(c) above)

(3) Net capital expenditures (result of (1) minus (2) above)

(4) Less: Portion of capital expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

B. Unfinanced capital expenditures (result of (3) minus (4) above)

Cash Flow (result of A minus B above)

III. Definition/Calculation of Net Interest Expense

Net Interest Expense (used for calculating Fixed Charge Coverage Ratio, Interest Coverage Ratio and Excess Cash Flow) is defined as(1):

A.            Gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for the Borrower and its Subsidiaries on a consolidated basis

B. Less: Interest income for such period

Net Interest Expense (result of A minus B above)

(1)         Net Interest Expense (a) for the measurement period ending on June 30, 2015, shall equal Net Interest Expense during the period from April 1 2015 through June 30, 2015 multiplied by 4, (b) for the measurement period ending on July 31, 2015, shall equal Net Interest Expense during the period from April 1 2015  through July 31, 2015 multiplied by 3, (c) for the measurement period ending on August 31, 2015, shall equal Net Interest Expense during the period from April 1 2015 through August 31, 2015 multiplied by 12/5, (d) for the measurement period ending on September 30, 2015, shall equal Net Interest Expense during the period from April 1 2015  through September 30, 2015 multiplied by 2, (e) for the measurement period ending on October 31, 2015, shall equal Net Interest Expense during the period from April 1 2015 through October 31, 2015 multiplied by 12/7, (f) for the measurement period ending on November 30, 2015, shall equal Net Interest Expense during the period from April 1 2015 through November 30, 2015 multiplied by 3/2, (g) for the measurement period ending on December 31, 2015, shall equal Net Interest Expense during the period from April 1 2015 through December 31, 2015 multiplied by 4/3, (h) for the measurement period ending on January 31, 2016, shall equal Net Interest Expense during the period from April 1 2015 through January 31, 2016 multiplied by 6/5 and (i) for the measurement period ending on February 28, 2016, shall equal Net Interest Expense during the period from April 1 2015 through February 28, 2016 multiplied by 12/11.

ANNEX B

TO COMPLIANCE CERTIFICATE
Financial Covenant and Excess Cash Flow Calculations

I. Section 6.1: Leverage Ratio

Leverage Ratio is defined as follows:

A. Average of the sum of the aggregate balance of outstanding Revolving Loans and Swing Loans during the month period ended on the date of measurement

Plus:

(1) L/C Reimbursement Obligations as of date of measurement then due and payable

(2) Outstanding principal balance of the Term Loans as of date of measurement

(3) Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement

(4) Subordinated Indebtedness, If any, as of date of measurement

(5) Contingent Acquisition Consideration (valued in accordance with GAAP)

(6) Without duplication, all other Funded Indebtedness of the Borrower and its Subsidiaries as of date of measurement

B. Consolidated Total Indebtedness (sum of A plus sum of (1)-(6) above)

C.            The lesser of: (i) the result of the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries with respect to which Agent has a perfected Lien as of the date of measurement and (ii) $50,000,000.

D. Consolidated Total Net Indebtedness (result of B minus C above)

E. Adjusted EBITDA for the twelve month period ending on the date of measurement (per I of Annex A)

Leverage Ratio (result of D divided by E above)

Permitted maximum Leverage Ratio

In Compliance	Yes/No

II. Section 6.2: Interest Coverage Ratio

Interest Coverage Ratio is defined as follows:

A. EBITDA (per I of Annex A)

B. Net Interest Expense (per III of Annex A)

Interest Coverage (result of A divided by B above)

Required minimum Interest Coverage Ratio

In Compliance	Yes/No

III. Section 6.3: Fixed Charge Coverage Ratio

Fixed Charge Coverage Ratio is defined as follows:

A. Cash Flow (per II of Annex A)

Less:

(1)                     Taxes on or measured by income paid or payable in cash with respect to such period including, without duplication, Tax Distributions described in Section 5.11(b) of the Credit Agreement paid in cash

(2) Restricted Payments described in Section 5.11(a) paid in cash during such period

B. Total deductions from Cash Flow (sum of (1) plus (2) above)

C. Net Cash Flow (result of A minus B above)

Fixed charges are defined as:

D. Net Interest Expense (per III of Annex A)

Plus:

(1) Scheduled principal payments of Indebtedness (other than the Term Loans) during such period

(2) Contingent Acquisition Consideration payable in cash during such period

E. Total fixed charges (result of D plus (1)-(2) above)

Fixed Charge Coverage Ratio (result of C divided by E above)

Required minimum Fixed Charge Coverage Ratio

In Compliance	Yes/No

IV.                   Excess Cash Flow Calculation [Borrower Note:  Include ECF calculation only for Certificate delivered for end of applicable Fiscal Years and only if required based on leverage ratio as calculated for such Fiscal Year or if Restricted Payment is being made in reliance on Section 5.11(a).]

Excess Cash Flow is defined as follows:

A. Cash Flow (per II of Annex A)

Less, without duplication, and to the extent actually paid in cash, in each case to the extent not financed with proceeds of Stock issuances or Indebtedness (other than Revolving Loans)

(1) Scheduled principal payments with respect to Indebtedness

(2) Net Interest Expense (per III of Annex A)

(3) Taxes on or measured by income (including, without duplication, Tax Distributions permitted pursuant to Section 5.11(b)).

(4) Restricted payments permitted by Section 5.11(a)

(5) Increase in working capital (if any) (see Working Capital Calculation below)

(6) The purchase price paid in cash for all Permitted Acquisitions (including cash paid for Contingent Acquisition Consideration)

(7) Mandatory prepayments of Term Loans during such period, to the extent such prepayments are applied pro rata against all remaining scheduled installments

(8) Cash addbacks to net income specified in clauses (5) through (11) in the calculation of EBITDA

B. Total deductions from Cash Flow (sum of (1)-(8) above)

C. Decrease in working capital (if any) (see Working Capital Calculation below)

D. Excess Cash Flow (result of A minus B plus C above)

E. Required prepayment percentage (see Section 1.8(e) for percentage)	[ %]

F. Required prepayment amount (result of D multiplied by E above)

V. Working Capital Calculation

Decrease (increase) in working capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period	End of Period
Current assets:	$	$
Less (to the extent included in current Assets):
Cash	$	$
Cash Equivalents	$	$
Adjusted current assets	$	$
Current liabilities:	$	$
Less (to the extent included in current liabilities):
Revolving Loans	$	$
Swing Loans	$	$
Current portion of Indebtedness	$	$
Adjusted current liabilities	$	$
Working capital (adjusted current assets minus adjusted current liabilities)	$	$
Decrease (Increase) in working capital (beginning of period minus end of period working capital)		$

To the extent the Borrower or any of its Subsidiaries consummates an acquisition during such period, beginning of period working capital shall be recalculated on a pro forma basis to include working capital acquired in such acquisition.

EXHIBIT 11.1(a)
TO
CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between                        (“the Assignor”) and                        (“the Assignee”).

The parties hereto hereby agree as follows:

Borrower:	Diplomat Pharmacy, Inc., a Michigan corporation (the “Borrower”)

Agent:	General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, the “Agent”)

Credit Agreement:

Second Amended and Restated Credit Agreement, dated as of April 1, 2015 among the Borrower, the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	, ](2)

Effective Date:	, (3)

(2)                                 Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

(3)                                To be filled out by Agent upon entry in the Register.

Loan/ Commitment Assigned(4)	Aggregate amount of Commitments or principal amount of Loans for all Lenders(5)	Aggregate amount of Commitments(5) or principal amount of Loans Assigned(6)	Percentage Assigned(7)
	$	$	.	%
	$	$	.	%
	$	$	.	%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

(4)                                 Fill in the appropriate defined term for the type of Loan and/or Commitment under the Credit Agreement that are being assigned under this Assignment.  (e.g., “Revolving Loan Commitment”, etc.)

(5)                                In the case of the Revolving Loan Commitment, including Revolving Loans and interests, participations and obligations to participate in Letter of Credit Obligations and Swing Loans.

(6)                                Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.  The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

(7)                                Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility.  This percentage is set forth for informational purposes only and is not intended to be binding.  The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1.                                           Assignment.  Assignor hereby sells and assigns to Assignee, and  Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by  Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.                                           Representations, Warranties and Covenants of Assignors.  Assignor (a) represents and warrants to Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing, signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3.                                           Representations, Warranties and Covenants of Assignees.  Assignee (a) represents and warrants to Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of               , a Lender and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement  (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan

Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement and (h) to the extent required pursuant to Section 10.1(g) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4.                                           Determination of Effective Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Credit Agreement, the Borrower and each L/C Issuer that is a Lender, this Assignment (including its attachments) will be delivered to the Agent for its acceptance and recording in the Register.  The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Agent and (ii) the recording of this Assignment in the Register.  The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.                                           Effect.  As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.                                           Distribution of Payments.  On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.                                           Miscellaneous.  (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby.  This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)                                 On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agent and their Related Persons and their successors and assigns.

(c)                                  This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)                                 This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)                                  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office for LIBOR Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices)
for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

ACCEPTED and AGREED
this day of :

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent

By:
Name:
Title:

DIPLOMAT PHARMACY, INC.,
a Michigan corporation

By:
Name:
Title:

[NAME OF L/C ISSUER](7)

By:
Name:
Title:

[SIGNATURE PAGE FOR ASSIGNMENT FOR DIPLOMAT PHARMACY’S CREDIT AGREEMENT]

EXHIBIT 11.1(b)
to
CREDIT AGREEMENT

FORM OF CONSOLIDATED BORROWING BASE CERTIFICATE

This Certificate is given by Diplomat Pharmacy, Inc. (the “Borrower”), pursuant to Section 4.2(d) of that certain Second Amended and Restated Credit Agreement, dated as of April 1, 2015 among the Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders and other Secured Parties (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Borrowing Base Certificate on behalf of the Borrower.  By executing this Certificate the undersigned hereby certifies to Agent and Lenders on behalf of the Borrower and without personal liability that:

(a)                                 Attached hereto as Schedule 1 is a calculation of the Borrowing Base for the period ending on                              (the “Reporting Date”);

(b)                                 Based on such schedule, the Borrowing Base as of the Reporting Date is:

$[          ]

(c)                                  The effective date of this Borrowing Base Certificate will be the date this Certificate is received by Agent.

1

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Base Certificate to be executed by its [          ] this [     day of           , 20    ].

DIPLOMAT PHARMACY, INC., a Michigan corporation

By:
Name:
Title:

[SIGNATURE PAGE TO BORROWING BASE CERTIFICATE DATED                      ,         ]

EXHIBIT 11.1(c)
TO
CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

              ,

Re:                             Diplomat Pharmacy, Inc. (the “Borrower”)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.5 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A.                                    The date of the Proposed Borrowing is                     ,         (8) (the “Funding Date”).

B.                                    The aggregate principal amount of requested Revolving Loans is $                  , of which $                 consists of Base Rate Loans and $                 consists of LIBOR Rate Loans having an initial Interest Period of               months.

C.                                    The aggregate principal amount of Term Loan A is $              , of which $                 consists of Base Rate Loans and $                 consists of LIBOR Rate Loans having an initial Interest Period of              months.

D.                                    The aggregate principal amount of DDTL is $              , of which $                 consists of Base Rate Loans and $                 consists of LIBOR Rate Loans having an initial Interest Period of              months.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(8)                                 For Term Loan A, must be the Closing Date.

(i)                                     the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date (without duplication of any materiality qualifier contained therein);

(ii)                                  no Default or Event of Default has occurred and is continuing; and

(iii)                               the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Balance.

[Signature page follows]

DIPLOMAT PHARMACY, INC., a Michigan corporation

By:
Name:
Title:

[SIGNATURE PAGE TO BORROWING BASE CERTIFICATE DATED            ,         ]

EXHIBIT 11.1(d)
TO
CREDIT AGREEMENT

FORM OF [THIRD][SECOND][AMENDED AND RESTATED] REVOLVING LOAN NOTE

New York, New York

Lender: [NAME OF LENDER]
Principal Amount: $	, 20

FOR VALUE RECEIVED, the undersigned, Diplomat Pharmacy, Inc., a Michigan corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction),  9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

1

[This [Third] [Second] Amended and Restated Revolving Loan Note (this “Note”) constitutes the amendment and restatement in its entirety of the [Second] [Amended and Restated] Revolving Loan Note, dated as of [          ], issued by the Borrower to the Lender in the principal amount of $[            ] (the “Prior Note”), and is in substitution therefor and is an amendment and replacement thereof and does not and shall not be deemed to constitute a novation thereof.  Nothing herein shall be construed to constitute payment of the Prior Note or to release or terminate any guaranty or lien, mortgage, pledge or other security entered in favor of Agent, the Lender, or any other Lender under the Credit Agreement.]

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank;
signature page follows]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

DIPLOMAT PHARMACY, INC., a Michigan corporation

By:
Name:
Title:

[$          ] [THIRD] [SECOND] [AMENDED AND RESTATED] REVOLVING LOAN NOTE OF DIPLOMAT PHARMACY, INC. FOR THE BENEFIT OF [NAME OF LENDER]

EXHIBIT 11.1(e)
TO
CREDIT AGREEMENT

FORM OF AMENDED AND RESTATED SWINGLINE NOTE

New York, New York
Swingline Lender: General Electric Capital Corporation
Principal Amount: $15,000,000	, 20

FOR VALUE RECEIVED, the undersigned, Diplomat Pharmacy, Inc., a Michigan corporation (the “Borrower”), hereby promises to pay to the Swingline Lender set forth above (the “Swingline Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Swing Loans (as defined in the Credit Agreement referred to below) of the Swingline Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount of the Swing Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders, the L/C Issuer, the Swingline Lender and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuer.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Swing Loans by the Swingline Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Swing Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction),  9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Amended and Restated Swingline Note (this “Note”) constitutes the amendment and restatement in its entirety of the Swingline Note, dated as of July 20, 2012 issued by the Borrower to the Lender in the principal amount of $5,000,000 (the “Prior Note”), and is in substitution therefor and is an amendment and replacement thereof and does not and shall not be deemed to constitute a novation thereof.  Nothing herein shall be construed to constitute payment of the Prior Note or to release or terminate any guaranty or lien, mortgage, pledge or other security entered in favor of Agent, the Lender, or any other Lender under the Credit Agreement.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank;
signature page follows]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

DIPLOMAT PHARMACY, INC., a Michigan corporation

By:
Name:
Title:

[$15,000,000 SWINGLINE NOTE OF DIPLOMAT PHARMACY, INC. FOR THE BENEFITOF GE CAPITAL]

EXHIBIT 11.1(f)(1)
TO
CREDIT AGREEMENT

FORM OF TERM NOTE A

New York, New York

Lender: [NAME OF LENDER]
Principal Amount: $	, 20

FOR VALUE RECEIVED, the undersigned, Diplomat Pharmacy, Inc., a Michigan corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of Term Loan A (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount of Term Loan A from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders, the L/C Issuer, the Swingline Lender and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuer.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Term Loan A by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Term Loan A being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

1

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York

[Remainder of page intentionally left blank;

signature page follows]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

DIPLOMAT PHARMACY, INC., a Michigan corporation

By:
Name:
Title:

[$       ] TERM NOTE A OF DIPLOMAT PHARMACY, INC. FOR THE BENEFIT OF [NAME OF LENDER]

EXHIBIT 11.1(f)(2)
TO
CREDIT AGREEMENT

FORM OF DDTL NOTE

New York, New York

Lender: [NAME OF LENDER]
Principal Amount: $	, 20

FOR VALUE RECEIVED, the undersigned, Diplomat Pharmacy, Inc., a Michigan corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the DDTL (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount of the DDTL from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of April 1, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders, the L/C Issuer, the Swingline Lender and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuer.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of the DDTL by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such DDTL being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

1

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York

[Remainder of page intentionally left blank;

signature page follows]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

DIPLOMAT PHARMACY, INC., a Michigan
corporation

By:
Name:
Title:

[$      ] DDTL NOTE OF DIPLOMAT PHARMACY, INC. FOR THE BENEFIT OF [NAME OF LENDER]

SCHEDULE 1.1(A)
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

TERM LOAN COMMITMENTS

Bank/Fund Manager	Term Loan A Commitment	DDTL Commitment

	ON FILE WITH AGENT

TOTAL	$120,000,000.00	$25,000,000.00

SCHEDULE 1.1(B)
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

REVOLVING LOAN COMMITMENTS

Bank/Fund Manager	Revolving Loan Commitment

ON FILE WITH AGENT

TOTAL	$175,000,000.00

SCHEDULE 3.5
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LITIGATION

None.

SCHEDULE 3.7

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ERISA PLANS

•                  Health Plus PPO 1000— Medical

•                  Health Plus PPO 2500— Medical

•                  Health Plus HMO 1000— Medical

•                  Health Plus HMO 2500— Medical

•                  BCBS NC — Medical Medpro

•                  Anthem of Connecticut - AHF

•                  Met Life — Voluntary Short-Term Disability, Voluntary Long-Term Disability, Life (Basic — company paid, Voluntary — employee paid)

•                  Delta Dental

•                  Eyemed Vision

•                  TASC— Dependent and Medical Flexible Spending account

•                  Paychex — 401K (Safe Harbor)

•                  ENI - Employee Assistance Program

•                  BioRx 401(k) Plan.

•                  BioRx Welfare Plans:

•                  Chard Snyder — Health Reimbursement Arrangement.

•                  Anthem Insurance Companies — Health Insurance Policy.

•                  Anthem Insurance Companies — Life and Accidental Death and Dismemberment Insurance Policy.

•                  Dental Care Plus, Inc. — Dental Insurance Policy.

•                  Avesis Insurance Inc. — Vision Insurance Policy.

•                  The Lincoln National Life Insurance Company — Voluntary Life and Voluntary Accidental Death and Dismemberment Insurance Policy.

•                  The Lincoln National Life Insurance Company — Short-Term Disability and Long-Term Disability Policies.

SCHEDULE 3.9

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

REAL ESTATE

Owned Real Estate

Owner	Address	Leases of Owned Real Property
DSP-Building C, LLC	4100 S. SAGINAW STREET FLINT, MI 48507-2687 (Buildings B, C and D)	Lease between DSP Building C, LLC as Lessor, and Diplomat Pharmacy, Inc. as Lessee dated 6/1/10 Lease between DSP Building C, LLC as Lessor, and Navigator Pharmacy Services, LLC as Lessee dated 6/1/11
DSP Flint Real Estate, LLC	325 W. ATHERTON ROAD FLINT, MI 48507-2601	Lease between DSP Flint Real Estate, LLC as Lessor, and Diplomat Pharmacy, Inc. as Lessee dated 6/1/10
Diplomat Corporate Properties, LLC	G-3320 BEECHER ROAD FLINT, MI 48532	n/a

Leased Real Estate

Lessee	Address	Landlord	Date of Lease Agreement
Diplomat Specialty Pharmacy of Chicago, LLC	1370 BUSCH PARKWAY BUFFALO GROVE, IL 60089-4505	CGA Investment Company, L.L.C.	December 6, 2010
Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC	500 SE 15TH STREET, STE. 102 FT. LAUDERDALE, FL 33316-1952	500 Tarpon LLC	May 3, 2012
Diplomat Specialty Pharmacy of Southern California, LLC	1809 EXCISE AVENUE, STE. 205-208 ONTARIO, CA 91761-8560	ACCO Airport CenterI , LLC	December 15, 2011
American Homecare Federation, Inc.	95 ASHLEY AVENUE WEST SPRINGFIELD, MASSACHUSETTS	Ashley Associates, LLC	February 26, 2009
American Homecare Federation, Inc.	31 MOODY ROAD ENFIELD, CONNECTICUT HARTFORD COUNTY	31 Moody Road, LLC	December 16, 2013
MedPro Rx, Inc.	140 NORTHWAY CT. RALEIGH, NC 27615	Selfridge Investments, LLC	June 27, 2014
MedPro Rx, Inc.	HORIZON BUSINESS CENTER BUILDING 220 HORIZON DRIVE, SUITE 100 RALEIGH, NC 27615	Horizon Business Center, LLC	December 13, 2011
MedPro Rx, Inc.	205 RIDGELY AVE. ANNAPOLIS, MD 21401	Jack R. Lichtenstein, M.D., LLC	December 14, 2010
MedPro Rx, Inc.	25 ROCKWOOD PLACE #110 ENGLEWOOD, NJ 07631	Willner and Alweiss, P.A., d/b/a Bergen Neurology Associates	March 1, 2013
MedPro Rx, Inc.	122 DEFENSE HIGHWAY #222 ANNAPOLIS, MD 21401	Dr. Damanhuri Alkaitis, M.D.	November 17, 2011
MedPro Rx, Inc.	14955 SHADY GROVE ROAD SUITE 240 ROCKVILLE, MD 20850	Dr. Michael Morris, LLC	February 1, 2013, as amended effective March 1, 2014 and February 1, 2015
MedPro Rx, Inc.	211 ESSEX ST., #401 HACKENSACK, NJ 07601	Gemstone Holdings, LLC	February 1, 2013

MedPro Rx, Inc.	10005 OLD COLUMBIA RD, #P170 COLUMBIA, MD 21046	Mark Sivieri, MD PA	February 28, 2012
MedPro Rx, Inc.	1819 BAY RIDGE AVE., STE. 200 ANNAPOLIS, MD 21403	Alan Weiss, MD	June 1, 2012
MedPro Rx, Inc.	1514 DOCTORS CIRCLE WILMINGTON, NC 28401	MoonRiver Properties LLC	August 1, 2013
MedPro Rx, Inc.	785 OAK RIDGE BLVD. LUMBERTON, NC 28358	Gauri Consultancy, LLC	August 1, 2013, as amended effective September 15, 2013
MedPro Rx, Inc.	1406B CRAIN HWY S, SUITE 304 GLEN BURNIE, MD 21163	Mid-Atlantic Neurology Consultants	December 15, 2011
MedPro Rx, Inc.	4660 KENMORE AVE., SUITE 408 ALEXANDRIA, VA 22304	Rajesh K. Sethi M.D., P.L.C.	April 1, 2014
BioRx, LLC	11262 Cornell Park Drive, Cincinnati, OH	Nellcor Properties, LLC (landlord) and ST Media Group International, Inc. (Sublandlord)	February 11, 2011
BioRx, LLC	13295 Illinois Street, Carmel, IN	CMC Office Center — Carmel, LLC	July 3, 2012
BioRx, LLC	8690 Eagle Creek Parkway, Unit 8, Savage, MN	D.K. Properties of Minnesota LLC	July 1, 2012
BioRx, LLC	10828 Kenwood Road, Cincinnati, OH	Hills Commerce Park, LLC	November 7, 2006
BioRx, LLC	4605 Duke Drive, Suite 850, Mason, OH	RCM Technologies (USA), Inc.	July 29, 2013
BioRx, LLC	9045 E. Pima Center Parkway, Suite 1, Scottsdale, AZ	MainSpring Pima Center I, L.L.C.	March 24, 2011
BioRx, LLC	3821 71st Street, Suites C-F, Urbandale, IA	J. Blaine Phipps, Residuary Trust & Virginia E. Phipps, Revocable Trust & Alliance Realty Company	July 1, 2012
BioRx, LLC	266 West Cummings Park, Woburn, MA	Cummings Properties, LLC	June 9, 2010

BioRx, LLC	23915 Jefferson Street, Clair Shores, MI	J. Dale Petrosky	June 1, 2012
BioRx, LLC	4004 Spring Garden Street, Suite D, Greensboro, NC	Lampe Management Company	August 27, 2013
BioRx, LLC	1819 Aston Avenue, Suite 102, Carlsbad, CA	Jett & Jones, LLC	July 19, 2012
BioRx, LLC	9 Camryn Court, Newport, KY	Camryn Court LLC	October 1, 2014
BioRx, LLC	200 West Lexington Avenue, Suite 203, High Point, NC	3A&E Holdings LLC	April 21, 2014
BioRx, LLC	7167 East Kemper Road, Cincinnati, OH	Kemper Commerce Park, LLC	August 6, 2014
BioRx, LLC	7177 East Kemper Road, Cincinnati, OH	Kemper Commerce Park, LLC	January 29, 2015 [Lease term commencing September 1, 2015]

SCHEDULE 3.12

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ENVIRONMENTAL

3.12(a)(v)

Due Care Plan and Phase II Environmental Site Assessment and Category-N Baseline Environmental Assessment, dated May 2, 2010 prepared by PM Environmental, Inc.

SCHEDULE 3.15

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LABOR RELATIONS

None.

SCHEDULE 3.16

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INTELLECTUAL PROPERTY

Trademarks

Trademark	Jurisdiction	Registration Number	Serial Number	Status/Status Date	Owner	Filing Date	Registration Date	Full Goods/Services	Licenses Granted
DIPLOMAT SPECIALTY PHARMACY	USPTO	3,875,888	77-896402	Registered November 16, 2010	Diplomat Pharmacy, Inc.	December 18, 2009	November 16, 2010	(Int’l Class: 44) Pharmacy services	None
ENAV	USPTO	3,859,520	77-896403	Registered October 12, 2010	Diplomat Pharmacy, Inc.	December 18, 2009	October 12, 2010

(Int’l Class: 44) Pharmacy services and providing

an internet web site for medical professionals and medical patients for patient care that allows for the exchange of information from remote

locations using devices that feed information to the web site that is then processed and can be accessed in real-time by users

									None
KEEPING PATIENTS HEALTHIER...LONGER	USPTO	3,824,892	77-896405	Registered July 27, 2010	Diplomat Pharmacy, Inc.	December 18, 2009	July 27, 2010	(Int’l Class: 44) Pharmacy services	None
DIPLOMAT	USPTO	4365666	SN:85-589865	Registered July 9, 2013	Diplomat Pharmacy, Inc.	April 5, 2012	July 9, 2013	(Int’l Class: 44) Pharmacy services	None
	USPTO	1720982	74235173	Registered September 29, 1992	American Homecare Federation, Inc.	January 6, 1992	September 29, 1992	INT. CL. 42 hemophilia homecare delivery services; namely, delivering to customers, medicine, gauze, needles, syringes, and other related supplies	None
AHF	USPTO	1722812	74233719	Registered October 6, 1992	American Homecare Federation, Inc.	December 27, 1991	October 6, 1992	INT. CL. 42 hemophilia homecare delivery services; namely, delivering to customers medicine, gauze, needles, syringes, and other related supplies	None
AHF	North Dakota	27448100	n/a	Registered November 23, 2010	American Homecare Federation, Inc.	n/a	November 23, 2010	n/a	None

ENVOYHEALTH	USPTO	n/a	86212969	Applied March 6, 2014 (Published February 24, 2015)	Diplomat Pharmacy, Inc.	March 6, 2014	n/a	(Int’l Class 35) Providing electronic healthcare administrative services.	None
BIORX & Design	USPTO	n/a	86210641	Applied March 4, 2014	BioRx, LLC	March 4, 2014	n/a

IC 035. US 100 101 102. G & S: Retail pharmacy services including providing select specialty pharmaceuticals. FIRST USE: 20040700. FIRST USE IN COMMERCE: 20040700

IC 044. US 100 101. G & S: In-home nursing care services, namely, providing in-home infusions, intravenous feeding, dispensing of pharmaceuticals; and therapy services, namely, immunoglobulin or antibody replacement therapy, alpha-1 augmentation therapy, clotting factor replacement therapy, C1 esterase replacement therapy, enteral feeding and parenteral nutrition therapy. FIRST USE: 20040700. FIRST USE IN COMMERCE: 20040700

									None
BIORX	USPTO	n/a	86210278	Applied March 4, 2014	BioRx, LLC	March 4, 2014	n/a

IC 035. US 100 101 102. G & S: Retail pharmacy services including providing select specialty pharmaceuticals. FIRST USE: 20040700. FIRST USE IN COMMERCE: 20040700

IC 044. US 100 101. G & S: In-home nursing care services, namely, providing in-home infusions, intravenous feeding, dispensing of pharmaceuticals; and therapy services, namely, immunoglobulin or antibody replacement therapy, alpha-1 augmentation therapy, clotting factor replacement therapy, C1 esterase replacement therapy, enteral feeding and parenteral nutrition therapy. FIRST USE: 20040700. FIRST USE IN COMMERCE: 20040700

									None
THRIVERX	USPTO	3857878	77762838	Registered October 5, 2010	BioRx, LLC	June 18, 2009	October 5, 2010	IC 005. US 006 018 044 046 051 052. G & S: Pharmaceutical preparations for enteral therapy and total parenteral nutrition. FIRST USE: 20090700. FIRST USE IN COMMERCE: 20090700	None
STRAPWRAP	USPTO	3693909	77570769	Registered October 6, 2009	BioRx, LLC	September 16, 2008	October 6, 2009	IC 012. US 019 021 023 031 035 044. G & S: Medical alert devices to be used on car seats for children. FIRST USE: 20081006. FIRST USE IN COMMERCE: 20081006	None

Patents

None.

Registered Copyrights

None.

Software

Owner	Title	Jurisdiction	Registration #/ Application #	Licenses Granted
Diplomat Pharmacy, Inc.	eNAV (Diplomat Pharmacy, Inc. possesses an unregistered copyright.)	N/A	N/A	Non-exclusive, non-transferable license to Costco Wholesale Corporation

•                  MedPro holds a revocable, limited, non-transferable, non-exclusive license to use certain vendor-hosted software and related services solely in connection with backup of MedPro data pursuant to that certain End User License Agreement between the MedPro Rx, Inc. and AdvanceCo, Inc., dated December 16, 2010.

•                  MedPro licenses the following software pursuant to licenses from Definitive Homecare Solutions, Ltd.:

•                  CPR+ Enterprise

•                  CPR+ Web Portal Full Access w/ Sales Rep

•                  Controlled Substance Reporting in ASAP format

•                  Surescripts (integrated into CPR+)

•                  MedPro licenses Datalink Viewer software and certain other vendor-hosted software pursuant to that certain Services Agreement between MedPro and Rock-Pond Solutions, dated February 14, 2008.

•                  BioRx, LLC owns “MyFactor” software

BioRx, LLC licenses the following software:

License Agreement	Parties	Effective Date
Microsoft Servers, CALS, Exchange, SQL, RDS licenses	Microsoft and BioRx, LLC	n/a
Tricerat Screwdrivers for RDS printing	Tricerat, Inc. and FSN, Inc.	10/14/2014
VMWare for virtualization	VMware, Inc. and BioRx, LLC	5/22/2014
Adobe Acrobat	Adobe and BioRx, LLC	9/23/2014

Citrix	Citrix and BioRx, LLC	6/4/2014
CPR+ Pricing and Support, Information, Order Form and License Agreement	Definitive Homecare Solutions, Ltd. and BioRx, LLC	8/26/2004
Facts and Comparisons Drug Information Knowledge Base Subscription and License Agreement	Definitive Homecare Solutions, Ltd. and BioRx, LLC	8/31/2004
Software License Agreement	MedFORCE Technologies, Inc. and BioRx, LLC	3/8/2011
Enterprise Agreement —	TraceLink, Inc. and BioRx, LLC	9/15/2014
Office365 ProPlus for Office and RDS users	Microsoft Corporation and BioRx, LLC	1/26/2015
Master Agreement - Veeam backup services for servers	FSN, Inc. and BioRx, LLC	6/16/2014
Master Agreement - Symantec antivirus for servers/workstations	FSN, Inc. and BioRx, LLC	6/24/2014
Master Agreement - FSN Sync Tool- backup service for user laptops	FSN, Inc. and BioRx, LLC	9/1/2014
Master Agreement - SonicWALL firewall as a service	FSN, Inc. and BioRx, LLC	6/20/2014
Winnovative PDF License Agreement	No Limit Software and Red Hawk Technologies, LLC	June 10, 2013

Domain Names

Owner	Title	Jurisdiction	Registration #/ Application #	Licenses Granted
Diplomat Pharmacy, Inc.	http://diplomatpharmacy.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://diplomatpharmacy.wordpress.com/	Register.com	N/A	None

Diplomat Pharmacy, Inc.	http://hemophilianavigator.com/	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://diplomatuniversity.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://diplomatconnect.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://callnhs.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://cfnavigator.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://chronsnavigator.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://ckdnav.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://crohnsnavigator.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://diplomathelpinghands.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://ghnavigator.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://hepatitisnavigator.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://oncologynav.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://psoriasisnavigator.com	Register.com	N/A	None
Diplomat Pharmacy, Inc.	http://ranavigator.com	Register.com	N/A	None
American Homecare Federation, Inc.	http://Ahfinfo.com		N/A	None
Diplomat Pharmacy, Inc.	http://diplomat.is		N/A	None

Domain names owned by MedPro Rx, Inc.:

•                  Mymedprorx.com

•                  Medprorx.com

•                  medprorx.biz

•                  medprorx.info

•                  medprorx.net

•                  medprorx.org

•                  Kidfactor.org

•                  Kidsfactor.org

•                  Medprokids.com

•                  Medprokids.org

•                  Medprorxkids.com

•                  Medprorxkids.org

Domain names owned by BioRx, LLC:

•                  www.biorx.com

•                  www.biorx.net

•                  www.biorxhemophilia.com

•                  www.stabilize13.com

•                  www.biorximmunotherapy.com

•                  www.myalpha1solutions.com

•                  www.myalpha1.com

•                  www.alpha-1solutions.com

•                  www.haefreedom.com

•                  www.haeathome.com

•                  www.c1ease.com

•                  www.thriverx.net

•                  www.biorxstore.com

Trade Names / Unregistered Trademarks

•                  MedPro

BioRx, LLC owns the following unregistered trademarks:

Proprietary Right	Status / Additional Information

Common law trademark

Common law trademark

Common law trademark

Common law trademark

Common law trademark

Common law trademark

Common law trademark

Proprietary Right	Status / Additional Information

Common law trademark

Common law trademark

Common law trademark

Common law trademark

SCHEDULE 3.19

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK

•                  All of the issued and outstanding equity interests of each of the following subsidiaries are 100% owned directly by Diplomat Pharmacy, Inc.:

ENVOY HEALTH MANAGEMENT, LLC

NAVIGATOR HEALTH SERVICES, LLC

DIPLOMAT HEALTH SERVICES, LLC

DIPLOMAT SPECIALTY PHARMACY OF FLINT, LLC

DIPLOMAT SPECIALTY PHARMACY OF GRAND RAPIDS, LLC

DIPLOMAT SPECIALTY PHARMACY OF CHICAGO, LLC

DIPLOMAT SPECIALTY PHARMACY OF FT. LAUDERDALE, LLC

DIPLOMAT SPECIALTY PHARMACY OF SOUTHERN CALIFORNIA, LLC

DIPLOMAT SPECIALTY PHARMACY GREAT LAKES DISTRIBUTION CENTER, LLC

DSP FLINT REAL ESTATE, LLC

DSP-BUILDING C, LLC

DIPLOMAT CORPORATE PROPERTIES, LLC

DIPLOMAT HOLDING, LLC

DIPLOMAT INFUSION SERVICES, LLC

DIPLOMAT HEALTH MANAGEMENT, LLC

AMERICAN HOMECARE FEDERATION, INC.

AMBASSADOR COMPOUNDING, LLC

SYMMETRIC AIV CORPORATION

MEDPRO RX, INC.

•                  Symmetric AIV Corporation owns 100% of membership interest of BioRx, LLC.

•                  Diplomat Pharmacy, Inc. is engaged in the Primrose Health Joint Venture and owns 51% of Primrose Healthcare, LLC.  Sanitas, Inc. owns 27% of Primrose and Liver Care Centers Consultants, Inc. owns 22% of Primrose.

•                  Diplomat Pharmacy, Inc. owns 1,817.65 shares of Common Stock of Physician Resource Management, Inc.

•                  Diplomat Pharmacy, Inc. is engaged in a joint venture with Ageology LLC (formerly WorkSmartMD LLC).

•                  Diplomat Pharmacy, Inc. has issued options to certain current and former directors, officers and/or employees of one or more Credit Parties.

•                  Organizational Chart: See Attached

SCHEDULE 3.20

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE

Each Credit Party below is organized in the State of Michigan and the chief executive office is located at 4100 S. Saginaw St., Flint, Michigan.

CREDIT PARTY	ORGANIZATIONAL ID
DIPLOMAT PHARMACY, INC.	099705
ENVOY HEALTH MANAGEMENT, LLC	D5993K
NAVIGATOR HEALTH SERVICES, LLC	D3758P
DIPLOMAT HOLDING, LLC	D0056Q
DIPLOMAT SPECIALTY PHARMACY OF FLINT, LLC	B7143L
DIPLOMAT SPECIALTY PHARMACY OF GRAND RAPIDS, LLC	B1155L
DIPLOMAT SPECIALTY PHARMACY OF CHICAGO, LLC	B6616Y
DIPLOMAT SPECIALTY PHARMACY OF FT. LAUDERDALE, LLC	D15734
DIPLOMAT SPECIALTY PHARMACY OF SOUTHERN CALIFORNIA, LLC	D2823M
DIPLOMAT SPECIALTY PHARMACY GREAT LAKES DISTRIBUTION CENTER, LLC	D1555U
DSP FLINT REAL ESTATE, LLC	D3982L
DSP-BUILDING C, LLC	D42349
DIPLOMAT CORPORATE PROPERTIES, LLC	E15980
DIPLOMAT HEALTH SERVICES, LLC	D37755P
DIPLOMAT INFUSION SERVICES, LLC	D06531
DIPLOMAT HEALTH MANAGEMENT, LLC	D06532
AMBASSADOR COMPOUNDING, LLC	E3846U

MedPro Rx, Inc. is organized in the State of North Carolina and the chief executive office is located at 140 Northway Ct., Raleigh, North Carolina.

•                  Organizational ID:  0652818

American Homecare Federation, Inc. is organized in the State of Connecticut and the chief executive office is located at 4100 S. Saginaw St., Flint, Michigan.

•                  Organizational ID: 0608788

Symmetric AIV Corporation is organized in the State of Delaware and the chief executive office is located at 4100 S. Saginaw St., Flint, Michigan.

•                  Organizational ID: 4902398

BioRx, LLC is organized in the State of Delaware and the chief executive office is located 10828 Kenwood Rd., Cincinnati, Ohio.

•                  Organizational ID: 4901495

Former Names

Credit Party	Former Name	Date of Change
DIPLOMAT HOLDING, LLC	DIPLOMAT HEALTH SERVICES, LLC	June 27, 2006
DIPLOMAT SPECIALTY PHARMACY OF FLINT, LLC	DIPLOMAT SPECIALTY PHARMACY, LLC	January 18, 2010
DIPLOMAT SPECIALTY PHARMACY GREAT LAKES DISTRIBUTION CENTER, LLC	DIPLOMAT SPECIALTY PHARMACY OF SWARTZ CREEK, LLC	March 6, 2007
ENVOY HEALTH MANAGEMENT, LLC	NAVIGATOR PHARMACY SERVICES, LLC	February 10, 2014

SCHEDULE 3.21

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LOCATIONS OF INVENTORY, EQUIPMENT AND BOOKS AND RECORDS

Credit Party	Collateral Locations
Diplomat Pharmacy, Inc.	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
1370 BUSCH PARKWAY BUFFALO GROVE, IL 60089-4505
G-3320 BEECHER ROAD FLINT, MI 48532
500 SE 15TH STREET, STE. 102 FT. LAUDERDALE, FL 33316-1952
1809 EXCISE AVENUE, STE. 205-208 ONTARIO, CA 91761-8560
325 W. ATHERTON ROAD FLINT, MI 48507-2601
Diplomat Corporate Properties, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Health Management, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Holding, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Health Services, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Infusion Services, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Specialty Pharmacy Great Lakes Distribution Center, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Specialty Pharmacy of Chicago, LLC	*1370 BUSCH PARKWAY BUFFALO GROVE, IL 60089-4505
4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Specialty Pharmacy of Flint, LLC	*G-3320 BEECHER ROAD FLINT, MI 48532
4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC	*500 SE 15TH STREET, STE. 102 FT. LAUDERDALE, FL 33316-1952
4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Specialty Pharmacy of Southern California, LLC	*1809 EXCISE AVENUE, STE. 205-208 ONTARIO, CA 91761-8560
4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
DSP-Building C, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687

Credit Party	Collateral Locations
DSP Flint Real Estate, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Navigator Health Services, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Envoy Health Management, LLC	*325 W. ATHERTON ROAD FLINT, MI 48507-2601
4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Diplomat Specialty Pharmacy of Grand Rapids, LLC	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
Ambassador Compounding, LLC	*4100 S. SAGINAW STREET, BUILDING C FLINT, MI 48507-2687
American Homecare Federation, Inc.	*31 MOODY ROAD, ENFIELD, HARTFORD COUNTY, CONNECTICUT
95 ASHLEY AVENUE, WEST SPRINGFIELD, MASSACHUSETTS
30 LOCUST ST, NORTHAMPTON, MA 01061
MedPro Rx, Inc.	*140 NORTHWAY CT., RALEIGH, NC 27615
HORIZON BUSINESS CENTER BUILDING, 220 HORIZON DRIVE, SUITE 100, RALEIGH, NC 27615
8810 BLAKENEY PROFESSIONAL DRIVE, UNIT A, CHARLOTTE, NC 28277
205 RIDGELY AVE., ANNAPOLIS, MD 21401
25 ROCKWOOD PLACE, #110, ENGLEWOOD, NJ 07631
122 DEFENSE HIGHWAY, #222, ANNAPOLIS, MD 21401
14955 SHADY GROVE ROAD, SUITE 240, ROCKVILLE, MD 20850
211 ESSEX ST., #401, HACKENSACK, NJ 07601
10005 OLD COLUMBIA RD, #P170, COLUMBIA, MD 21046
1819 BAY RIDGE AVE., STE. 200, ANNAPOLIS, MD 21403
8101 HINSON FARM ROAD, SUITE 201, ALEXANDRIA, VA 22306
1514 DOCTORS CIRCLE, WILMINGTON, NC 28401
785 OAK RIDGE BLVD., LUMBERTON, NC 28358
1406B CRAIN HWY S, SUITE 304, GLEN BURNIE, MD 21163
4660 KENMORE AVE., SUITE 408, ALEXANDRIA, VA 22304
Symmetric AIV Corporation	*4100 S. SAGINAW STREET, SUITE D FLINT, MI 48507-2687
BioRx, LLC	*10828 Kenwood Road, Cincinnati, OH
11262 Cornell Park Drive, Cincinnati, OH
13295 Illinois Street, Carmel, IN
8690 Eagle Creek Parkway, Unit 8, Savage, MN
4605 Duke Drive, Suite 850, Mason, OH
9045 E. Pima Center Parkway, Suite 1, Scottsdale, AZ
3821 71st Street, Suites C-F, Urbandale, IA
266 West Cummings Park, Woburn, MA

Credit Party	Collateral Locations
23915 Jefferson Street, Clair Shores, MI
4004 Spring Garden Street, Suite D, Greensboro, NC
1819 Aston Avenue, Suite 102, Carlsbad, CA
9 Camryn Court, Newport, KY
200 West Lexington Avenue, Suite 203, High Point, NC
7167 East Kemper Road, Cincinnati, OH
7177 East Kemper Road, Cincinnati, OH [Lease term commencing September 1, 2015]

*Indicates books and records of Credit Party maintained at location.

SCHEDULE 3.22

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DEPOSIT ACCOUNTS AND OTHER ACCOUNTS

Bank Name	Bank Contact	Phone Number	Account Name	Account No.	Account Description	Address
Comerica	Michael Cliff	313-222-9015	Diplomat Pharmacy Inc.	***	Payroll Account	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	COCO Diplomat Pharmacy Inc. FBO GE Capital	***	General Account - Payroll, Envoy Health and cash disbursements zero balance to this account. GE Funds this account and we pay all EFT’s out of this account	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	COCO2 Diplomat Pharmacy Inc. FBO GE Capital — Government Receivables	***	Government deposits, sweeps to Non-government account daily	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	COCO2 Diplomat Pharmacy Inc. FBO GE Capital — Non Government Receivables	***	Non-government deposits, sweeps daily to GE	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	Diplomat Pharmacy Inc. Controlled Disbursement Account	***	All Outgoing checks for Diplomat Pharmacy Inc.	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	American Homecare Federation, Inc.	***	All deposits, payroll and outgoing items	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	Envoy Health Management LLC	***	All deposits and outgoing items	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	Diplomat Pharmacy Inc Money Market Account		As of 3/23/15 account is not open	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	American Homecare Federation Inc.	***	All Outgoing checks	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	American Homecare Federation - General Account	***	General Account - AHF pay all EFT’s out of this account	411 West Lafayette-MC 3228 Detroit MI 48226

Bank Name	Bank Contact	Phone Number	Account Name	Account No.	Account Description	Address
Comerica	Michael Cliff	313-222-9015	MedPro Rx Inc.	***	All outgoing checks	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	MedPro Rx Inc.	***	General Account — MedPro Rx Inc. Pay all EFT’s out of this account	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	COCO 2 MedPro Rx ,Inc.	***	All deposits and outgoing items	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	COCO 2 MedPro Rx ,Inc.	***	All deposits and outgoing items	411 West Lafayette-MC 3228 Detroit MI 48226
Comerica	Michael Cliff	313-222-9015	COCO2 American Homecare Federation Inc.	***	All deposits and outgoing items	411 West Lafayette-MC 3228 Detroit MI 48226

Chase	Jeffrey Collier	810-237-3726	Diplomat Pharmacy Inc.	***	General account all accounts zero balance to this account	111 E Court St. Flint MI 48502
Chase	Jeffrey Collier	810-237-3726	Diplomat Pharmacy Inc.	***	Certegy (check by phone) deposits	111 E Court St. Flint MI 48502
Chase	Jeffrey Collier	810-237-3726	Diplomat Specialty Pharmacy Great Lakes Distribution Center LLC	***	GLDC credit card deposits	111 E Court St. Flint MI 48502
Chase	Jeffrey Collier	810-237-3726	Diplomat Specialty Pharmacy of Chicago LLC	***	Chicago daily cash and credit card deposits	111 E Court St. Flint MI 48502
Chase	Jeffrey Collier	810-237-3726	Diplomat Specialty Pharmacy of Flint LLC	***	Flint daily cash and credit card deposits	111 E Court St. Flint MI 48502
Chase	Jeffrey Collier	810-237-3726	Diplomat Specialty Pharmacy of Southern California LLC	***	SCA daily cash and credit card deposits	111 E Court St. Flint MI 48502
Chase	Jeffrey Collier	810-237-3726	Diplomat Specialty Pharmacy of Ft Lauderdale LLC	***	Florida daily cash and credit card deposits	111 E Court St. Flint MI 48502
Chase	Jeffrey Collier	810-237-3726	Diplomat Specialty Pharmacy of Grand Rapids LLC	***	Grand Rapids daily cash and credit card deposits	111 E Court St. Flint MI 48502

TD Bank	Christina Musto	603-222-9616	American Homecare Federation Inc.	***	Operating — Incoming and outgoing payments	Commercial Lending, 1441 Main St Springfield MA 01103

Bank Name	Bank Contact	Phone Number	Account Name	Account No.	Account Description	Address
TD Bank	Christina Musto	603-222-9616	America Home Care Fed	***	Checking	Commercial Lending, 1441 Main St Springfield MA 01103
TD Bank	Christina Musto	603-222-9616	America Home Care Fed	***	Checking	Commercial Lending, 1441 Main St Springfield MA 01103

First Citizens Bank			MedPro Rx, Inc. Checking Account	***	Checking	4400 Six Forks Rd, Raleigh, NC 27609
Fidelity Investments			MedPro Rx, Inc. — 401k Trustee	***	401k investment management	One Destiny Way WA2B, Westlake TX, 76262 Administration POB 7307, Chicago, IL 60673

PNC Bank, National Association			BioRx, LLC - Operating Account	***	Operating Account	201 E Fifth Street Cincinnati Ohio 45202
PNC Bank, National Association			BioRx, LLC - HCRA Account	***	HCRA Account	201 E Fifth Street Cincinnati Ohio 45202
PNC Bank, National Association			BioRx, LLC - Disbursement Account	***	Disbursement Account	201 E Fifth Street Cincinnati Ohio 45202
Amalgamated Bank			BioRx, LLC - Operating Account	***	Operating Account	275 Seventh Avenue New York, NY 10001
Amalgamated Bank			BioRx, LLC - Healthcare Reimbursement	***	Healthcare Reimbursement	275 Seventh Avenue New York, NY 10001
Amalgamated Bank			BioRx, LLC - Medicaid/Medicare Lockbox	***	Medicaid/Medicare Lockbox	275 Seventh Avenue New York, NY 10001

Bank Name	Bank Contact	Phone Number	Account Name	Account No.	Account Description	Address
The Bank of Kentucky			BioRx, LLC - Lockbox	***	Lockbox	P.O. Box 17600 Crestview Hills, KY 41017

SCHEDULE 3.23

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

GOVERNMENT CONTRACTS

None.

SCHEDULE 3.25

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BONDING

None.

SCHEDULE 3.31

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

REGULATORY MATTERS

(See attached.)

HMTPSQEX WTIGMEPX] TLEVQEG] TLEVQEG] PMGIRWIW State Abbr. CHI-Pharmacy Flint- Pharmacy Ft Lauderdale Grand Rapids Pharmacy Ontario CAPharmacy GLDC Pharmacy GLDC Wholesale DPS Envoy Wholesale Envoy Pharmacy AHF CT AHF MA FLO Wholesale MedPro RX Based off Old Licenses for now Alabama AL - - 12/31/2016 - - 12/31/2016 12/31/2016 12/31/2016 12/31/2016 12/31/2016 - - - Alabama CS AL - - 12/31/2016 - - 12/31/2016 - - 12/31/2016 - - - - Alaska AK - - - - 6/30/2016 6/30/2016 - - 6/30/2016 6/30/2016 - - - Arizona AZ - 10/31/2015 - - 42,308.00 10/31/2015 10/31/2015 10/31/2016 10/31/2016 10/31/2016 - - - Arkansas AR - - 12/31/2015 - - 12/31/2015 12./31/2015 12/31/2016 12/31/2015 n/a - - 12/31/2015 California CA - - 38-2063100 - 11/1/2015 10/1/2015 - 2/1/2016 2/1/2016 n/a - - - CA Compounding CA - - - - - - - - - - - - - Colorado CO - 10/31/2016 - - 10/31/2016 10/31/2016 - 10/31/2016 10/31/2016 10/31/2016 - - 10/31/2016 Connecticut CT - 1/0/1900 - - - 8/31/2015 6/30/2015 6/30/2015 8/31/2015 8/31/2015 8/31/2015 - 8/31/2015 Delaware DE 9/30/2016 9/30/2016 - - - 9/30/2016 9/30/2016 9/30/2016 9/30/2016 9/30/2016 - - 9/30/2016 Florida FL - 2/28/2017 2/28/2017 - - 2/28/2017 - - 2/28/2017 2/28/2015 - 1/31/2016 2/28/2017 Georgia GA - - - - - 6/30/2017 6/30/2015 6/30/2015 6/30/2017 n/a - - - Hawaii HI - - - - 12/31/2015 12/31/2015 - - 12/31/2015 12/31/2015 - - - Idaho ID - - - - 6/30/2015 6/30/2015 6/30/2015 42,185.00 6/30/2015 6/30/2015 - - - Idaho CS ID - - - - - - 6/30/2015 - - - - - - Illinois IL 3/31/2016 3/31/2016 - - - 3/31/2016 12/31/2016 12/31/2016 3/31/2016 3/31/2016 - - 12/31/2015 Illinois CS IL 3/31/2016 3/31/2016 - - - 3/31/2016 - - 3/31/2016 - - - - Indiana IN 12/31/2015 12/31/2015 - - - 12/31/2015 - 9/30/2016 12/31/2015 12/31/2015 - - 12/31/2015 Iowa IA 12/31/2015 12/31/2015 - - - 12/31/2015 12/31/2015 12/31/2015 12/31/2015 12/31/2015 - - 12/31/2015 Kansas KS 6/30/2015 6/30/2015 - - - 6/30/2015 6/30/2015 6/30/2015 6/30/2015 6/30/2015 - - 6/30/2015 Kentucky KY - 6/30/2015 6/30/2015 - - 6/30/2015 9/30/2015 9/30/2015 6/30/2015 n/a - - 6/30/2015 Louisiana LA - 12/31/2015 12/31/2015 - - 12/31/2015 12/31/2015 12/31/2015 12/31/2015 n/a - - 12/31/2015 Maine ME 12/31/2015 12/31/2015 . . . 12/31/2015 12/31/2015 12/31/2015 12/31/2015 12/31/2015 12/31/2015 - 12/31/2015 DIPLOMAT SPECIALTY PHARMACY PHARMACY LICENSES Summary Tab State License Expiration Dates (Check individual tabs for more information)

HMTPSQEX WTIGMEPX] TLEVQEG] TLEVQEG] PMGIRWIW State Abbr. CHI-Pharmacy Flint- Pharmacy Ft Lauderdale Grand Rapids Pharmacy Ontario CAPharmacy GLDC Pharmacy GLDC Wholesale DPS Envoy Wholesale Envoy Pharmacy AHF CT AHF MA FLO Wholesale MedPro RX Based off Old Licenses for now Wyqqev} Xef Wxexi Pmgirwi I|tmvexmsr Hexiw +Gligo mrhmzmhyep xefw jsv qsvi mrjsvqexmsr, Maryland MD - 5/31/2016 - - - 5/31/2016 - 5/31/2015 5/31/2016 5/31/2016 5/31/2016 - 5/31/2016 Maryland CS MD - 5/31/2016 - - - 2/29/2016 - - 1/31/2016 - - - - Massachusetts MA - - - - - N/A - - N/A n/a 12/31/2015 - - Massachusetts CS MA - - - - - - - - - - 12/31/2015 - - Michigan Ml 6/30/2015 6/30/2016 - 6/30/2015 - 6/30/2016 6/30/2015 6/30/2016 6/30/2016 6/30/2015 - - 6/30/2016 Michigan CS Ml 6/30/2015 6/30/2016 - 6/30/2015 - 6/30/2016 - - 6/30/2016 6/30/2015 - - 6/30/2016 Minnesota MN 6/30/2015 6/30/2015 - - - 6/30/2015 5/31/2015 5/31/2015 6/30/2015 6/30/2015 - - 6/30/2015 Mississippi MS - 12/31/2015 12/31/2015 - - 12/31/2015 12/31/2015 12/31/2015 12/31/2015 n/a - - 12/31/2015 Mississippi CS MS - - 12/31/2015 - - 12/31/2015 - - 12/31/2015 - - - - Missouri MO 10/31/2015 10/31/2015 - - - 10/31/2015 10/31/2015 10/31/2015 10/31/2015 10/31/2015 - - 10/31/2015 Montana MT - - - - 11/30/2015 11/30/2015 11/30/2015 11/30/2015 11/30/2015 n/a - - - Nebraska NE - - - - - 11/25/2015 7/1/2015 7/1/2015 11/17/2015 8/23/2015 - - 3/9/2016 Nevada NV - - - - 10/31/2016 10/31/2016 10/31/2016 10/31/2016 10/31/2016 10/31/2016 - - 10/31/2016 New Hampshire NH - - - - - - 6/30/2015 6/30/2015 - - - - - New Jersey NJ - 6/30/2015 - - - 6/30/2015 1/31/2016 1/31/2016 6/30/2015 " - - 6/30/2015 New Mexico NM - - - - 12/31/2016 12/31/2015 12/31/2016 12/31/2015 12/31/2015 12/31/2015 - - - New Mexico CS NM - - - - 6/30/2015 6/30/2015 - - - - - - - New York NY 12/31/2016 9/30/2016 - - - 4/30/2017 12/31/2014 5/31/2017 10/31/2014 3/31/2015 - - 6/31/2015 North Carolina NC - - 12/31/2015 - - 12/31/2015 12/31/2015 12/31/2015 12/31/2015 12/31/2015 - - 12/31/2015 North Dakota ND 6/30/2015 6/30/2015 - - - 6/30/2015 - 6/30/2015 6/30/2015 6/30/2015 - - - Ohio OH - 3/31/2015 - - - 3/31/2015 6/30/2015 6/30/2015 3/31/2015 3/31/2015 - - 3/31/2016 DIPLOMAT SPECIALTY PHARMACY PHARMACY LICENSES Summary Tab State License Expiration Dates (Check individual tabs for more information)

HMTPSQEX WTIGMEPX] TLEVQEG] TLEVQEG] PMGIRWIW State Abbr. CHI-Pharmacy Flint- Pharmacy Ft Lauderdale Grand Rapids Pharmacy Ontario CA-Pharmacy GLDC Pharmacy GLDC Wholesale DPS Envoy Wholesale Envoy Pharmacy AHF CT AHF MA FLO Wholesale MedPro RX Based off Old Licenses for now Wyqqev} Xef Wxexi Pmgirwi I|tmvexmsr Hexiw +Gligo mrhmzmhyep xefw jsv qsvi mrjsvqexmsr, Ohio CS OH - - - - - - 6/30/2015 - - - - - - Oklahoma OK 11/30/2015 11/30/2015 - - - 11/30/2015 11/30/2015 11/30/2015 11/30/2015 11/30/2015 - - 11/30/2015 Oreqon OR - - - - - - - 9/30/2015 - - - - - Pennsylvania PA - - - - - - 12/31/2015 12/31/2015 N/A n/a 3/31/2015 - - Rhode Island Rl 9/30/2015 9/30/2015 - - - 9/30/2015 9/30/2015 9/30/2015 9/30/2015 9/30/2015 1/0/1900 - - Rhode Island Rl - 9/30/2015 - - - 9/30/2015 - - 9/30/2015 1/0/1900 42,277.00 - - South Carolina SC - 6/30/2015 - - - 6/30/2015 6/30/2015 6/30/2015 6/30/2015 6/30/2015 - - 6/30/2015 South Dakota SD 6/30/2015 6/30/2015 - - - 6/30/2015 12/31/2015 12/31/2015 6/30/2015 6/30/2015 - - - Tennessee TN - - 2/28/2016 - - 11/30/2016 1/31/2017 4/30/2016 7/31/2016 1/31/2017 - - 7/31/2016 Texas TX - 2/28/2017 - - - 3/31/2016 10/1/2015 9/5/2015 4/30/2016 4/30/2016 - - 6/30/2016 Utah UT - - - - 9/30/2015 9/30/2015 - - 9/30/2015 9/30/2015 - - - Utah CS UT - - - - 9/30/2015 9/30/2015 - - 9/30/2015 - - - - Vermont VT 7/31/2015 7/31/2015 - - - 7/31/2015 7/31/2015 7/31/2015 7/31/2015 7/31/2017 - - 7/31/2017 Virginia VA - 4/30/2015 4/30/2015 - - 4/30/2015 2/29/2016 2/28/2016 4/30/2016 4/30/2015 - - 4/30/2016 Washington WA - 5/31/2015 - - 5/31/2015 5/31/2015 9/30/2015 9/30/2015 5/31/2015 5/31/2015 42,124.00 - 5/31/2016 Washington DC D.C. - - - - - 5/31/2015 6/30/2015 10/31/2015 5/31/2015 3/31/2015 - - 5/31/2015 West Virginia WV - 6/30/2015 6/30/2015 - - 6/30/2015 6/30/2015 6/30/2015 6/30/2015 - - - - West Virginia CS WV - - - - - 6/30/2015 6/30/2015 6/30/2015 6/30/2015 - - - - 3/31/2015 3/31/2015 3/31/2015 3/31/2015 3/31/2015 3/31/2015 3/31/2015 3/31/2015 DIPLOMAT SPECIALTY PHARMACY PHARMACY LICENSES Summary Tab State License Expiration Dates (Check individual tabs for more information)

HMTPSQEX WTIGMEPX] TLEVQEG] TLEVQEG] PMGIRWIW State Abbr. CHI-Pharmacy Flint- Pharmacy Ft Lauderdale Grand Rapids Pharmacy Ontario CA-Pharmacy GLDC Pharmacy GLDC Wholesale DPS Envoy Wholesale Envoy Pharmacy AHF CT AHF MA FLO Wholesale MedPro RX Based off Old Licenses for now Wyqqev} Xef Wxexi Pmgirwi I|tmvexmsr Hexiw +Gligo mrhmzmhyep xefw jsv qsvi mrjsvqexmsr, Wisconsin Wl 5/31/2016 5/31/2016 - - - 5/31/2016 5/31/2016 5/31/2016 5/31/2016 5/31/2016 - - 1/0/1900 Wyoming WY - 6/30/2015 - - 6/30/2015 6/30/2015 1/0/1900 6/30/2015 6/30/2015 6/30/2015 - - 6/30/2015 - - - - - - - - - - - - - - - DEA Licenses USDOJ 6/30/2017 6/30/2015 6/30/2016 6/30/2016 6/30/2015 6/30/2016 6/30/2016 8/31/2016 8/31/2016 6/30/2016 6/30/2015 6/30/2016 1/31/2017 DIPLOMAT SPECIALTY PHARMACY PHARMACY LICENSES Summary Tab State License Expiration Dates (Check individual tabs for more information)

LAST UPDATE 3/24/2015 original Cincinnati Pharmacy OS Wholesaler Issue Date Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Alabama 193217 6/1/2005 12/31/16 Y 112660 201374 9/17/12 12/31/16 Y Alaska no license req. n/a Y 801 6/17/2014 6/30/16 Y Arizona W001978 1/28/2011 10/31/16 Y Y005348 1/28/11 10/31/16 Y Arkansas WD02591 8/4/2004 12/31/16 Y OS02114 8/21/2007 12/31/15 Y California OSD 5248 9/9/2008 9/1/15 Y NRP819 NSC99504 - SC Lic. 9/11/07 9/1/15 Y Colorado 7876 11/1/2014 10/31/16 Y 5535 11/1/14 10/31/16 Y Connecticut csw.0001668 7/1/2014 6/30/15 Y PCN.0000659 9/1/14 8/31/15 Y Delaware A4-0001807 5/10/2011 9/30/16 Y A9-0001025 3/21/11 9/30/16 Y Florida 23 2397 6/1/2014 6/30/15 Y PH25286 SC License 11/9/12 2/28/17 Y Florida Sterile Comp. NSC3 3/9/15 2/28/17 Y Georgia PHWH002042 9/28/2004 6/30/15 Y PHNR000089 1/7/15 6/30/17 Y Hawaii no license req. n/a Y PMP697 3/14/11 12/31/15 Y Idaho W15444 7/1/2014 6/30/15 Y 15500MS 7/1/14 6/30/15 Y Illinois 4.003281 3/9/2011 12/31/16 Y 054.017636 2/18/11 3/31/16 Y Indiana n/a N 64000591A 8/20/04 12/31/15 Y Iowa 6252 11/20/2013 12/31/15 Y 3561 11/22/13 12/31/15 Y Kansas 5-02441 7/17/2008 6/30/15 Y 22-02390 1/31/06 6/30/15 Y Kentucky W02736 2/28/2011 9/30/15 Y OH1476 2/24/11 6/30/15 Y Kentucky HME License HME00543 9/30/15 Louisiana 5567 1/1/2014 12/31/15 Y PHY.006059-OS 1/1/14 12/31/15 Y Maine WH70001811 1/1/2014 12/31/15 Y MO40001143 1/1/14 12/31/15 Y Maryland n/a N PO5454 SC License 3/10/11 5/31/16 Y Massachusetts no license req. n/a Y no license req. n/a Y Michigan 5306002202 9/15/2004 6/30/15 Y 5301008006 9/15/04 6/30/15 Y Minnesota 362522 6/1/2014 5/31/15 Y 263657 7/1/14 6/30/15 Y Mississippi 06402/06.2 8/30/2004 12/31/15 Y 06403/07.1 8/30/04 12/31/15 Y Missouri 2010043080 11/23/1020 10/31/15 Y 2010043084 11/23/2010 10/31/15 Y Montana 2287 6/4/2007 11/30/15 Y 2281 5/18/07 11/30/15 Y Nebraska 924 12/21/2011 7/15/15 Y 547 5/29/08 5/29/15 Y Nevada WH01471 3/10/2008 10/31/16 Y PH02195 10/26/06 10/31/16 Y New Hampshire 4397 6/30/15 Y NR0400 8/25/04 3/31/15 Y New Jersey 5003684 1/1/2014 1/31/16 Y 28RO00025800 5/13/14 6/30/15 Y New Mexico WD00011272 2/10/2011 12/31/16 Y PH00003271 3/3/11 12/31/16 Y New York 29172 9/1/14 8/31/17 Y 29186 10/1/14 9/30/17 Y North Carolina 436 11/15/2013 12/31/15 Y 08804 11/1/13 12/31/15 Y North Dakota n/a N 665 8/30/04 6/30/15 Y OH HME CERTIFICATION HMER.23142 6/30/2016 Ohio WSFR.012118150 3/23/11 630/15 Y 022104800 1/27/11 3/31/16 Y Oklahoma 88-W-2713 1/21/2014 2/29/16 Y 99-5630 1/17/14 2/29/16 Y Oregon n/a N RP-0002264-CS 7/11/05 3/31/15 Y Pennsylvania 7200000716 1//19/11 2/28/16 Y no license req. n/a Y Rhode Island DIS02195 1/31/2011 9/30/15 Y PHN10158 1/31/11 9/30/15 Y South Carolina 7676 7/1/2014 6/30/15 Y 7677 7/1/14 6/30/15 Y South Dakota 600-1021 11/6/2013 12/31/15 Y 400-0505 3/23/05 6/30/15 Y Rx and Wholesale License Status

Cincinnati Pharmacy OS Wholesaler Issue Date Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Tennessee 2187 10/4/2004 2/28/17 Y 4361 1/11/07 2/28/17 Y Texas 1000613 4/5/2011 11/22/16 Y 24028 3/3/05 3/31/17 Y Utah no license req. n/a Y 7926671-1708 3/8/11 9/30/15 Y Vermont 39.0075069 8/1/2013 7/31/15 Y 036.0074887 8/1/13 7/31/15 Y Virginia 219000846 8/13/2004 2/29/16 Y 0214000857 8/13/04 4/30/15 Y Washington PHWH.FX60210557 10/1/2014 9/30/15 Y PHNR.FO.60210353 6/1/14 5/31/15 Y Washington D.C. DM0400804 7/31/2012 7/31/15 Y NRX1100276 6/1/13 5/31/15 Y West Virginia WD0558155 8/26/2004 6/30/15 Y MO0559727 8/26/04 6/30/15 Y Wisconsin 2087-45 8/23/2007 5/31/16 Y 510-43 11/13/09 5/31/16 Y Wyoming n/a N NR-50394 5/24/14 6/30/15 Y Iowa Pharmacy OS Wholesaler Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Alabama 113233 201697 1/1/15 12/31/16 Y Alaska 964 6/26/14 6/30/16 Y Arizona Y005349 9/4/13 10/31/15 Y Arkansas OSO 2232 8/11/10 12/31/15 Y California pending N Colorado 5847 11/1/14 10/31/16 Y Connecticut PCN.0002119 9/1/14 8/31/15 Y Delaware A9-0001019 2/16/11 9/30/16 Y Florida PH25287 11/7/14 2/28/17 Y Georgia PHNR000127 1/12/15 6/30/17 Y Hawaii PMP621 10/9/09 12/31/15 Y Idaho 15499MS 7/1/14 6/30/15 Y Illinois 054.017634 1/25/12 3/31/16 Y Indiana 64000956A 4/28/09 12/31/15 Y Iowa 1319 6/20/14 12/31/15 Y Kansas 22-02704 9/23/09 6/30/15 Y Kentucky IA1471 2/9/11 6/30/15 Y Louisiana 6267 1/1/15 12/31/15 Y Maine MO40001150 1/1/15 12/31/15 Y Maryland PO5453 6/17/14 5/31/16 Y Massachusetts No license req. Y Michigan 5301009083 3/25/09 6/30/16 Y Minnesota 263664 7/1/14 6/30/15 Y Mississippi 08241/07.1 9/10/09 12/31/15 Y Missouri 2010043081 11/23/10 10/31/15 Y Montana 2602 5/6/09 11/30/15 Y Nebraska 607 1/22/10 1/22/16 Y Nevada PH02621 9/12/14 10/31/16 Y New Hampshire NR0770 11/1/10 3/31/15 Y New Jersey 28Ro00036400 5/13/14 6/30/15 Y New Mexico PH00003268 2/17/11 12/31/16 Y New York 029533 5/1/12 4/30/15 Y North Carolina 10334 12/1/14 12/31/15 Y North Dakota 814 10/30/09 6/30/15 Y Ohio NTP.022156350 1/1/14 3/31/16 Y Oklahoma 99-5629 1/27/14 2/29/16 Y Oregon RP-0002574-CS 10/29/09 3/31/15 Y Pennsylvania No license req. Y

Cincinnati Pharmacy OS Wholesaler Issue Date Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Rhode Island PHN10160 2/10/11 9/30/15 Y South Carolina 10426 7/1/14 6/30/15 Y South Dakota 400-0778 1/23/09 6/30/15 Y Tennessee 00004691 9/21/09 2/28/17 Y Texas 25975 4/3/08 4/30/16 Y Utah 79114322-1708 2/22/11 9/30/15 Y Vermont 036.0074880 8/1/13 7/31/15 Y Virginia 0214001233 11/16/09 4/30/15 Y Washington PHNR.FO.60210478 6/1/14 5/31/15 Y Washington D. C NRX1100275 6/1/13 12/31/15 Y West Virginia MO0560120 7/1/14 6/30/15 Y Wisconsin 423-43 4/17/14 5/31/16 Y Wyoming NR-50393 1/27/11 10/31/15 Y Massachusetts Pharmacy OS Wholesaler Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Connecticut PCN.0002276 9/1/14 8/31/15 Y Delaware A9-0001052 9/1/11 9/30/16 Y Florida PH25810 SC license 11/7/14 2/28/17 Y Florida Sterile Comp. NSC9 3/9/15 2/28/17 Georgia PHNR000130 1/13/15 6/30/17 Y Maine MO40001187 1/1/15 12/31/15 Y Maryland P05557 SC license 4/4/14 5/31/16 Y Massachusetts DS89763 4/14/11 12/31/15 Y New Hampshire NR0813 7/15/11 3/31/15 Y New Jersey 28RO00062400 5/13/14 6/30/15 Y New York 030970 9/1/14 8/31/17 Y North Carolina 11259 11/4/14 12/31/15 Y Ohio NTP.022155950 8/22/11 3/31/15 Y Pensylvannia no license req. Y Rhode Island PHN10206 8/5/11 9/30/15 Y South Carolina 13684 7/10/14 6/30/15 Y Tennessee Gita Needs Licensed Vermont 036.0080705 8/1/13 7/31/15 Y Virginia 0214001633 10/31/14 4/30/15 Y Washington D. C. NRX0000517 8/13/14 5/31/15 y West Virginia MO0560294 7/1/14 6/30/15 Y Arizona Pharmacy Arizona Pharmacy OS Wholesaler Issue Date Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Alaska no license req. Y 1114 6/30/16 Y Arizona W001995 10/31/15 Y Y005365 10/31/15 Y Arkansas WD04021 12/31/16 Y OS02280 12/31/15 Y California N NRP1146 12/1/15 Y Colorado 7829 10/31/16 Y 5977 10/31/16 Y Hawaii no license req. Y PMP760 12/31/15 Y Idaho W16733 6/30/15 Y 17015MS 6/30/15 Y Illinois 4.003359 12/31/16 Y Iowa N 4010 12/31/15 Y Kansas 5-02975 6/30/15 Y 22-02916 6/30/15 Y

Cincinnati Pharmacy OS Wholesaler Issue Date Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Louisiana 7047 12/31/15 Y PHY.006411-OS 12/31/15 Y Massachusetts no license req. Y no license req. Y Michigan 5301010516 6/30/15 Y Minnesota N 263780 6/30/15 Y Mississippi N see note N Missouri 2011020581 10/31/15 Y 2011027116 10/31/15 Y Montana 3161 11/30/15 Y 3170 11/30/15 Y Nebraska 875 7/1/15 Y 681 11/18/15 Y Nevada N PH02735 10/31/16 Y New Mexico WD00011411 12/31/15 Y PH00003335 12/31/15 Y North Dakota N 750 6/30/15 Y Ohio WSFR.012156000 6/30/15 Y NTP.022155100 3/31/16 Y Oklahoma 88-W-2910 7/31/15 Y 99-5729 7/31/15 Y Oregon N RP-0002664-CS 3/31/16 Y Pennsylvania N no license req. Y South Dakota 600-1903 12/31/15 Y 400-0936 6/30/15 Y Texas 1000689 7/4/15 Y 27592 8/31/15 Y Utah no license req. Y 8053014-1708 9/30/15 Y Washington PHWH.FX60241186 9/30/15 Y PHNR.FO.60237874 5/31/15 Y Wyoming N NR-50423 6/30/15 Y Minnesota Pharmacy OS Wholesaler Exp. Date OK to ship products? OS Pharmacy OS Mail Order Exp. Date OK to dispense patients? Minnesota 263937 6/30/15 Y California Pharmacy OS Wholesaler Exp. Date OK to ship Products? OS Pharmacy OS Mail Order Exp. Date OK to dispense patients? Alaska 1310 6/30/16 Y Arizona Y0005674 10/31/16 Y Arkansas Deb to be licensed California PHY51208 3/1/16 Y California Sterile Comp. 99841 3/1/16 Y Colorado OSP.006210 10/31/16 Y Hawaii PMP881 12/31/15 Y Idaho 34134MS 6/30/15 Y Illinois 054.018383 3/31/16 Y Kansas 22-13083 6/30/15 Y Louisiana PHY006983-NR 12/31/15 Y Minnesota 264216 6/30/15 Y Missouri 2013034753 10/31/15 Y Montana PHA-MOP-LIC-17535 11/30/15 Y Nebraska 771 11/12/15 Y Nevada PH03015 10/31/15 Y New Mexico PH00003543 12/31/16 Y North Dakota PHAR862 6/30/15 Y Ohio NRP 022360500 3/31/16 Y Oklahoma 99-6402 9/30/15 Y Oregon RP-0002951-CS 3/31/15 Y South Dakota 400-1140 6/30/15 Y Texas 29842 3/31/17 Y

Cincinnati Pharmacy OS Wholesaler Issue Date Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Utah 8982085-1708 9/30/15 Y Washington PHNR.FO.60384964 5/31/15 Y Wyoming NR-50608 6/30/15 Y North Carolina Pharmacy OS Wholsaler Exp. Date OK to ship Products? OS Pharmacy OS Mail Order Exp. Date OK to dispense patients Alabama 114327 202295 12/31/16 Y Delaware A9-0001426 9/30/16 Y Florida PH28136 2/28/17 Y Georgia PHNR000112 6/30/17 Y Maryland P06691 5/31/16 Y Massachusetts no license required Y New Jersey 28RO00102100 6/30/15 Y New York 032862 5/31/17 Y North Carolina 17192 12/31/15 Y Pennsylvania no license required Y South Carolina 15455 6/30/15 Y Tennessee 5428 7/31/16 Y Virginia 0214001590 4/30/15 Y Washington D. C. NRX0000502 5/31/15 Y West Virginia MO0560752 6/30/15 Y Requires RpH License: DEA Licenses Permit # Exp. Date AL Carlsbad FB3737903 7/31/15 Ark. Cincy BB8820537 7/31/16 ID (PIC) 1 per pharmacy Greensboro FB4394350 7/31/16 KY Savage FB3404237 7/31/15 LA Scottsdale FB2484715 7/31/16 MD Urbandale FB0312114 7/31/16 MI (PIC) MS Woburn FB2408296 7/31/16 NE OK - comp. pharmacies OR TN VA WV (PIC) Requires Licensure in home state only to ship into these states see note under Cincy 3/1/12 Wholesale:

Cincinnati Pharmacy OS Wholesaler Issue Date Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Alaska 10/31/13 out of state wholesalers not req. to reg. in AK only be reg. in state where the facility is locted and w/DEA if distributing controlled substances Hawaii 10/31/13 Hawaii does not license out of state wholesale distributors as long as they do not have any facilities in HI, only ship the drugs to hospitals, physicians, pharmacies and not the end user and are already licensed in another state as a wholesale distributor. Massachusetts 10/31/13 MA does not license Out of State pharmacies or wholesale distributors as long as licensed in good standing in home state they can ship into MA Utah 10/31/13 Dept. of Commerce Certificate of Registration no exp. Wholesale lic. If no facilities in Utah, licensure in good standing is required in state of domicile to wholesale drugs into Utah Non Resident/Mail Order

Cincinnati Pharmacy OS Wholesaler Issue Date Exp. Date OK to ship products? OS Pharmacy OS Mail Order Issue Date Exp. Date OK to dispense patients? Massachusetts 6/2/14 MA does not license Out of State pharmacies or wholesale distributors as long as licensed in good standing in home state they can ship into MA Pennsylvania 6/2/14 PA does not license out of state pharmacies. Licensure in home state in good standingis sufficient to ship into PA

SCHEDULE 3.32

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

HEALTHCARE MATTERS

(b)  See Schedule 3.31 for material Health Care Permits.

(d)  None

(g)  None

SCHEDULE 4.15

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

POST-CLOSING OBLIGATIONS

1.     Within two (2) Business Days of the Closing Date (or such later date as Agent may permit in its sole discretion), evidence satisfactory to Agent of the name change of Symmetric AIV Corporation to Diplomat Blocker, Inc.

2.     Within two (2) days of the Closing Date (or such later date as Agent may permit in its sole discretion), delivery of the original stock certificate of Diplomat Blocker, Inc. and related stock power to Agent.

3.     Within forty-five (45) days of the Closing Date (or such later date as Agent may permit in its sole discretion), delivery of evidence of amendment of the collateral description of the following Liens in form and substance satisfactory to Agent:

NAME	SECURED PARTY	JURISDICTION	DATE OF FILING	FILING NO.
American Homecare Federation, Inc.	Smith Medical Partners	Connecticut SOS	10/23/14	0003023471
American Homecare Federation, Inc.	Cardinal Health	Connecticut SOS	2/10/15	0003039301

SCHEDULE 5.1

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LIENS

None.

SCHEDULE 5.4

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INVESTMENTS

Diplomat Pharmacy, Inc. directly owns 25% of the issued and outstanding equity interests of Ageology LLC (formerly WorkSmartMC LLC).

Diplomat Pharmacy, Inc. owns 1,817.65 shares of Physician Resource Management, Inc.

Diplomat Pharmacy, Inc. owns 51% of Primrose Healthcare, LLC.

All of the issued and outstanding equity interests of each of the following subsidiaries are 100% owned directly by Diplomat Pharmacy, Inc.:

ENVOY HEALTH MANAGEMENT, LLC

NAVIGATOR HEALTH SERVICES, LLC

DIPLOMAT HEALTH SERVICES, LLC

DIPLOMAT SPECIALTY PHARMACY OF FLINT, LLC

DIPLOMAT SPECIALTY PHARMACY OF GRAND RAPIDS, LLC

DIPLOMAT SPECIALTY PHARMACY OF CHICAGO, LLC

DIPLOMAT SPECIALTY PHARMACY OF FT. LAUDERDALE, LLC

DIPLOMAT SPECIALTY PHARMACY OF SOUTHERN CALIFORNIA, LLC

DIPLOMAT SPECIALTY PHARMACY GREAT LAKES DISTRIBUTION CENTER, LLC

DSP FLINT REAL ESTATE, LLC

DSP-BUILDING C, LLC

DIPLOMAT CORPORATE PROPERTIES, LLC

DIPLOMAT HOLDING, LLC

DIPLOMAT INFUSION SERVICES, LLC

DIPLOMAT HEALTH MANAGEMENT, LLC

AMERICAN HOMECARE FEDERATION, INC.

AMBASSADOR COMPOUNDING, LLC

SYMMETRIC AIV CORPORATION

MEDPRO RX, INC.

All of the issued and outstanding equity interests of each of the following subsidiaries are 100% owned directly by Symmetric AIV Corporation:

BIORX, LLC

SCHEDULE 5.5

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INDEBTEDNESS

None.

SCHEDULE 5.6

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

TRANSACTIONS WITH AFFILIATES

Guarantee by Philip Rielly of obligations pursuant to Lease by and between Hills Commerce Park, LLC and BioRx, LLC, dated November 7, 2006, as amended by that certain First Amendment to Lease Agreement executed October 11, 2011, and as further amended by that certain Second Amendment to Lease Agreement executed April 24, 2012, related to property located at 10828 Kenwood Road, Cincinnati, Ohio 45242

Indemnification Agreement, dated as of November 24, 2010, by and between BioRx, LLC and Philip C. Rielly.

Indemnification Agreement, dated as of November 24, 2010, by and between BioRx, LLC and D. Eric Hill

Sublease Agreement dated April 21, 2014, between 3A&E Holdings LLC and BioRx, LLC.  The Company rents office and storage space in High Point, NC, from an LLC controlled by Eric Hill.  The rent is $1,132 per month

Real Estate Lease, dated as of October 1, 2014, by and between BioRx, LLC and Camryn Court LLC, relating to property located at 9 Camryn Court, Newport, KY.  Camryn Court LLC is an entity controlled by Philip Rielly.  The unit is used by managers traveling in the area (near the Company’s headquarters) for business, and the rent is $3,500 per month

SCHEDULE 5.9

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CONTINGENT OBLIGATIONS

None.